UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
CNO Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2025

Annual Meeting of Shareholders Proxy Statement

CNO
FINANCIAL GROUP

Notice of Annual Meeting of Shareholders

Voting Items
Proposal 1: To elect the nine directors nominated to the Board of Directors of the Company and named in the Proxy Statement, each for a one-year term ending in 2026.	Meeting and Voting Information
Proposal 2: To approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.
Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.
Date and Time
May 8, 2025
8:00 a.m.
Eastern Daylight Time
Record Date
March 10, 2025
Admission
The Annual Meeting is being held virtually only. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholder
meeting.com/CNO2025. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or proxy card.
Voting
You may cast your vote online, by telephone, by mail or virtually at the meeting. For more details on how to vote, see the Q&A beginning on page 6.

Proposal 4: To approve the Amended & Restated Certificate of Incorporation to include the Replacement NOL Protective Amendment.
Proposal 5: To approve the Amended & Restated Long-Term Incentive Plan.
Proposal 6: To approve the Amended & Restated Employee Stock Purchase Plan.
To consider other matters, if any, as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR all director nominees and in favor of approving Proposals 2, 3, 4, 5 and 6.
Your Vote is Important.
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), on or about March 26, 2025, we either mailed you a Notice of Internet Availability of Proxy Materials (the “Notice”) notifying you how to vote online and how to access an electronic copy of this Proxy Statement and the Company’s Annual Report to Shareholders (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials and proxy card. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.
If you received a paper copy of the Proxy Materials, management and the Board of Directors (the “Board”) respectfully request that you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting. Alternatively, you may follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form that they send to you. If you subsequently attend the virtual meeting, you may withdraw your proxy and vote during the meeting. Our Proxy Statement follows. Our Proxy Statement (including all attachments), the Company’s Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2024) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company’s shareholders, free of charge on our website at www.CNOinc.com in the “Investors—Financials—SEC Filings” section, by calling (317) 817-2893 or by emailing the Company at ir@CNOinc.com.
By Order of the Board of Directors,
Rachel J. Spehler
Vice President, Deputy General Counsel and Secretary
March 26, 2025
Carmel, Indiana

A Note About Non-GAAP Financial Measures
In this Proxy Statement, we refer to certain non-GAAP financial measures when discussing our financial and operational results during 2024: book value per diluted share, excluding accumulated other comprehensive income (loss); debt-to-total-capital ratio, excluding accumulated other comprehensive income (loss); free cash flow; net operating income; net operating income per diluted share; net operating loss carryforwards; operating return on equity (“ROE”); operating ROE, excluding significant items; operating earnings per share (“EPS”); and operating EPS, excluding significant items.
For additional information regarding these and certain other non-GAAP financial measures and for reconciliations to the most directly comparable financial measures calculated in accordance accounting principles generally accepted in the U.S. (“GAAP”), please refer to Annex A—Information Related to Certain Non-GAAP Financial Measures to this Proxy Statement and the financial information set forth in our quarterly and annual reports filed with the Securities and Exchange Commission.

CNO Financial Group, Inc. 2025 Proxy Statement	1

About CNO Financial Group

Our Business
CNO Financial Group, Inc. (“CNO,” the “Company,” “we,” “us,” or “our”) is a Fortune 1000™ company with $4.4 billion in total revenues for the year ended December 31, 2024. Our mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. Our strategic plan focuses on delivering long-term value for our shareholders.
CNO has a unique set of highly valuable distribution assets that market our annuity, health and life insurance products and workforce benefits solutions. We view the financial results of our business based on our consolidated product line segments (annuity, health and life) and the investment and fee income segments.
CNO’s operating model is divided into the Consumer and Worksite Divisions, which aligns to the customers we serve. This transformative business structure, first introduced in January 2020, continues to be an effective model that drives clear business results today.
The Consumer Division serves individual consumers with a broad product portfolio of insurance and financial solutions, engaging with them on the phone, virtually, online, face-to-face with agents or through a combination of sales channels.
The Worksite Division focuses on the sale of voluntary benefit life and health insurance products for businesses, associations and other membership groups, interacting with customers at their place of employment and virtually. The division also offers benefits administration technology and year-round advocacy services to reduce costs and increase benefits engagement to employers and their employees.
Operating in both our Consumer and Worksite channels, our exclusive agent distribution force is among the largest in the industry and has deep and established customer relationships. We also operate a leading* direct-to-consumer life insurance business with significant brand awareness and a highly leverageable platform. Our integrated distribution is designed to optimize lead sharing and cross-sell opportunities between channels.
Throughout 2024, our focus remained squarely on delivering growth and executing our strategic priorities. Our full-year performance underscores the health and strength of our business model and lays the foundation for sustained profitable growth.
2024 Business and Operational Highlights
CNO delivered exceptional 2024 financial results, demonstrating our ability to grow the franchise while also growing earnings and improving profitability. Building on ten consecutive quarters of sales growth and strong agent force metrics, 2024 represented one of CNO's best operating performances of the past several years, highlighted by production records across both divisions. Our strong results were broad-based across earnings, production, investment results and capital.
Within the Consumer Division, we delivered sales growth and increased producing agent counts every quarter. We executed well, reporting record sales across multiple product categories. Our strong performance illustrated the continued benefits of deepening the integration between our direct-to-consumer and exclusive field agency channels, which drives cross-channel efficiencies to better serve our customers. Our unique ability to marry a virtual connection with our established in-person agent force — who complete the critical “last mile” of sales and service delivery — remains a key differentiator. It allows us to build deeper, more meaningful relationships with our underserved middle-market clients and establish a level of trust that is difficult to duplicate without local agents. New and enhanced products introduced over the last several years continued to deliver sales growth. We once again increased the number of Medicare Advantage carrier plans available through our online health insurance marketplace, ensuring that we can offer more choices in each local market.
Within the Worksite Division, we posted record full-year insurance sales and strong agent recruiting. We serve a wide range of clients and industries with our diversified distribution through exclusive agents, brokers and independent agents. Our solid performance illustrated the value that employers recognize in our integrated insurance and benefits solutions. New products and strategic initiatives contributed significantly to our Worksite insurance sales growth in 2024, and we remain well-positioned in the ever-changing workplace environment. Further integrating our unique set of

2	CNO Financial Group, Inc. 2025 Proxy Statement

capabilities helps us get deeper into the employer/employee value chain and strengthen our position to capture future growth.
Our fee business continued to grow the top line, complementing our underwriting and spread-based businesses and further diversifying our sources of revenue.
Our high-quality investment portfolio delivered strong returns and credit performance. Net investment income results benefited from the combination of strong new money rates and sales production, which drove growth in net insurance liabilities and the assets supporting them.
Over the past several years, we made a number of strategic decisions that have contributed significantly to the Company’s performance in 2024. These decisions include completing the strategic transformation of our business model, offering brokerage and advisory services, and establishing our Bermuda reinsurance structure, among others. We also continued to successfully implement initiatives to drive sustainable sales growth, such as optimizing agent recruiting, agent productivity and our broad product portfolio.
Company Initiatives
CNO’s mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
Our strategic objectives remain aligned to past years:
»Focus on serving the underserved middle-income market.
»Extend the breadth and depth of our product offerings.
»Leverage our diverse and integrated distribution channels and broad product and services portfolio.
»Enhance the customer experience.
»Improve our operating return on equity.
»Deploy excess capital to its highest and best use.
Company Results
Strong Financial and Operational Performance
As a result of the positive momentum created by growth initiatives that were implemented over the past few years and strong management execution against those initiatives, we delivered solid results in 2024.
»We reported net income of $404.0 million, or $3.74 per diluted share, compared to $276.5 million, or $2.40 per diluted share, in 2023.
»Net operating income* was $429.3 million, or $3.97 per diluted share,* compared to $356.1 million, or $3.09 per diluted share, in 2023.
•Net operating income excluding significant items* was $410.5 million, or $3.80 per diluted share,* compared to $312.8 million, or $2.72 per diluted share, in 2023.
•Our results reflect improved insurance product margins, driven by sales growth in all major product categories, strong underwriting and net investment income.
•Fee revenue improved as we grew our distribution of third-party products, primarily in Medicare Advantage.
•Demand for our products continued to grow, as we reported sales records in both the Consumer and Worksite Divisions. Compared to the prior year, total new annualized premium (“NAP”) was up seven percent.
•In the Consumer Division, total NAP was up five percent, led by Health products that were up 18%. Also, 2024 was the most productive sales year ever for the Bankers Life field force.
•Client assets in brokerage and advisory were up 28% year-over-year to a record $4.1 billion.
•Demand for Worksite products grew to a record for the division, with life and health insurance NAP up 16% for the year.
*Denotes a non-GAAP financial measure. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for descriptions of these measures and reconciliations to the comparable GAAP measures.

CNO Financial Group, Inc. 2025 Proxy Statement	3

•Producing agent count (“PAC”) grew every quarter of 2024, with both the Consumer Division and the Worksite Division up eight percent.
•The fourth quarter of 2024 was (i) the Consumer Division’s ninth consecutive quarter of NAP growth and eighth consecutive quarter of PAC growth and (ii) the Worksite Division’s 11th consecutive quarter of NAP growth and tenth consecutive quarter of PAC growth.
•Policy persistency was solid for the year.
Disciplined Expense Management
The insurance industry faced significant expense-related headwinds in 2024 from higher inflation and regulatory administration. In response, we remained focused on balancing expense discipline and operating efficiency against continued investments to drive profitable growth and enhance our technology capabilities and customer service. We posted a full year expense ratio, excluding significant items, of 19.2%, a 20-basis point improvement from 2023, and met our stated guidance for the year.
Returning Capital to Shareholders
CNO remains committed to prudent capital management, including deploying its free cash flow into investments to accelerate profitable growth, common stock dividends and share repurchases.
»In 2024, the Company generated $284.3 million in free cash flow.* We returned $349.3 million to shareholders — $281.6 million in the form of share repurchases, which reduced our diluted share count outstanding by seven percent, and $67.7 million in the form of common stock dividends. Total capital return was up 50% over 2023, primarily as a result of share repurchases being up 70%.
»For the ten-year period ended December 31, 2024, we returned $3.0 billion to shareholders — $2.4 billion in the form of securities repurchases, which reduced our share count by 50% during this period, and $0.6 billion in the form of common stock dividends.
»As of December 31, 2024, we had approximately $240.3 million of share repurchase authorization remaining. In February 2025, our Board authorized the repurchase of an additional $500.0 million of our outstanding shares of common stock.
Solid Capital and Liquidity
We ended 2024 with capital and liquidity results well above target levels.
»The unrestricted cash and investments held by CNO and its non-insurance subsidiaries was $372.5 million, and we had a consolidated risk-based capital ratio of 383% at December 31, 2024.
»Book value per diluted share, excluding accumulated other comprehensive income (loss),* increased to $37.19 at the end of 2024 from $33.94 at the end of 2023.
»Our debt-to-total-capital ratio at the end of 2024, excluding accumulated other comprehensive income (loss),* was 32.1%. The debt-to-total-capital ratio was 25.6%, excluding the $500.0 million note that matures in May 2025 and is expected to be repaid with proceeds from the May 2024 $700.0 million debt issuance.
»Our senior debt is rated investment grade by all four primary rating agencies. During the year, Fitch upgraded our Insurer Financial Strength (IFS) rating to A.
*Denotes a non-GAAP financial measure. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for a description of this measure and reconciliation to the comparable GAAP measure.

4	CNO Financial Group, Inc. 2025 Proxy Statement

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
CNO Financial Group, Inc.
S&P Life & Health Insurance Index
S&P MidCap 400 Index
250
200
150
100
50
0
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024

*$100 invested on December 31, 2019 in stock or index, including reinvestment of dividends.

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024

CNO Financial Group, Inc.	$100.00	$125.99	$137.98	$135.77	$169.88	$231.28
S&P Life & Health Insurance Index	100.00	90.52	123.73	136.53	142.87	171.87
S&P MidCap 400 Index	100.00	113.66	141.80	123.28	143.54	163.54

CNO Financial Group, Inc. 2025 Proxy Statement	5

Annual Meeting Information

Q: How are proxies solicited, and who pays the costs of soliciting them?
Proxies may be solicited by mail, telephone, internet or in person. Proxies may be solicited by members of the Board, officers and other Company representatives. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy will be paid by CNO.
Q: Who is entitled to vote?
Only holders of record of shares of CNO’s common stock, par value $0.01 per share, as of the close of business on March 10, 2025 will be entitled to vote at the Annual Meeting. On such record date, CNO had 100,286,237 shares of common stock outstanding and entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. Information on how to vote by internet, phone, mail or during the Annual Meeting is set forth below.
Q: What constitutes a quorum at the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
Q: How do I attend the Annual Meeting?
You will be able to attend, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNO2025. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or on your proxy card if you receive the Proxy Materials by mail. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in webpage.
Q: How do I submit a question to be answered during the Annual Meeting?
This year’s shareholders’ question-and-answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. If you would like to submit a question in advance of the Annual Meeting, please email your question to ir@CNOinc.com. If you would like to submit a question during the Annual Meeting, once you have logged into the webcast, simply type your question in the “ask a question” box and click “submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted on the Company’s website after the Annual Meeting.
Q: What will I be voting on at the Annual Meeting?
You are being asked to:
1.Elect the nine directors nominated to the Board;
2.Approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers (NEOs) as disclosed in the Proxy Statement;
3.Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025;
4.Approve the Amended & Restated Certificate of Incorporation to include the Replacement NOL Protective Amendment;
5.Approve the Amended & Restated Long-Term Incentive Plan; and
6.Approve the Amended & Restated Employee Stock Purchase Plan.
The Board unanimously recommends that you vote FOR all director nominees and in favor of approving Proposals 2, 3, 4, 5 and 6.
While it’s possible that other matters could come up for a vote at the meeting, the Board is not presently aware of any such matters.

6	CNO Financial Group, Inc. 2025 Proxy Statement

Q: How many votes are needed to approve each proposal?
Pursuant to our Amended & Restated Bylaws (“Bylaws”), and assuming that a quorum is present:
»Proposal 1: The affirmative vote of a majority of the votes cast (in person or represented by proxy) by holders of shares of the Company’s common stock entitled to vote at the Annual Meeting is required to elect each director.
»Proposals 2, 3, 5 and 6: The affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the applicable subject matter at the Annual Meeting is required to approve each of Proposal 2, 3, 5 and 6.
»Proposal 4: The affirmative vote of a majority of the votes cast (in person or represented by proxy) of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve this proposal.
Q: How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?
Abstentions: Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same effect as voting against Proposals 2, 3, 4, 5 and 6.
Unmarked Proxy Cards: If you submit a proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board recommendations set forth above.
Broker Non-Votes: A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker, bank or other holder of record on a proposal and your broker, bank or other holder of record does not have discretionary authority to vote on such proposal. The New York Stock Exchange (“NYSE”) rules determine whether uninstructed brokers have discretionary voting power on a particular proposal. Under NYSE rules, the ratification of the selection of an independent registered public accounting firm (Proposal 3) is considered a “routine” matter, and your broker, bank or other holder of record generally will have discretion to vote your shares on Proposal 3 if you have not furnished voting instructions. Brokers, however, do not have discretion to vote on Proposals 1, 2, 4, 5 or 6 because they are considered “non-routine matters.” If you do not provide your broker with voting instructions for those proposals, then your broker will be unable to vote your shares on those proposals and will report your shares as “broker non-votes.” Like abstentions, the shares represented by broker non-votes are counted as present for the purpose of establishing a quorum. Unlike abstentions, however, broker non-votes are not counted for the purpose of determining the number of shares present (in person or represented by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be counted in the tabulation of voting results for Proposals 1, 2, 5 and 6. Broker non-votes will have the effect of voting against Proposal 4.
Q: Why did I receive this Proxy Statement or Notice of Internet Availability of Proxy Materials?
On or about March 26, 2025, we either mailed you (i) a Notice detailing how to vote online and how to access an electronic copy of the Proxy Materials or (ii) a complete set of the Proxy Materials. If you received the Notice but would like to receive printed copies of the Proxy Materials and proxy card, please follow the instructions for requesting such materials in the Notice. A completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 7, 2025, as further detailed below. If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy.
Each shareholder may appoint a person (who need not be a shareholder) other than the persons named in the proxy to represent him or her at the Annual Meeting by properly completing a proxy. Persons appointed as proxies may vote at their discretion on other matters as may properly come before the meeting.
Whether or not you plan to attend the Annual Meeting, we encourage you to grant a proxy to vote your shares.

CNO Financial Group, Inc. 2025 Proxy Statement	7

Q: How do I vote?
You may vote:

ONLINE. You can vote in advance of the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
You may attend the Annual Meeting via the webcast and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNO2025 and entering the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials). Please have your Notice in hand when you access the website and then follow the instructions.

BY TELEPHONE. You can vote using a touch-tone telephone by calling the toll-free number included on your Notice, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
The internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

BY MAIL. If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card sent to you in the envelope provided to you with your Proxy Materials.

Q: What if my voting shares are held in street name?
If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you must follow the instructions printed on your voting instruction form. In most instances, you will be able to submit voting instructions to your bank, broker or other holder of record over the internet, by telephone or by mail.
If you want to vote virtually at the Annual Meeting and hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote and follow the instructions printed on your voting instruction form.
Q: What is the deadline for submitting votes by internet, telephone or mail?
Proxies submitted over the internet or by telephone as described above must be received by 11:59 p.m. Eastern Daylight Time on May 7, 2025.
Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form and must be received no later than May 7, 2025.
Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions that you receive. In the case of duplicate votes for shares in a particular account, only your last vote will count.
Q: Can I revoke my proxy or change my vote after I vote my proxy?
A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to the Corporate Secretary a written notice of revocation or a later-dated proxy, or by attending the virtual Annual Meeting and voting.

8	CNO Financial Group, Inc. 2025 Proxy Statement

Proposal 1

Election of Directors
Nine individuals are nominated for election to the Board at the Annual Meeting for one-year terms expiring at the 2026 Annual Meeting. Each nominee is a current member of the Board. All directors will serve until their successors are duly elected and qualified. The table below lists each director’s membership on the five committees of the Board: Audit & Enterprise Risk (“Audit Committee”), Governance & Nominating (“Governance Committee”), Human Resources & Compensation (“HRCC”), Investment and Executive.

The Board of Directors unanimously recommends that you vote FOR the election of all director nominees.

	Committee Memberships
Director Nominees	IND	Age	Director Since	AER	GOV	HRC	I	E

Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc.	—	57	2017	—	—	—	●	●
Archie M. Brown President and Chief Executive Officer, First Financial Bancorp and First Financial Bank	★	64	2023	—	●	●	—	—
David B. Foss Executive Board Chair, Jack Henry & Associates, Inc.	★	63	2019	—	▲	●	—	—
Mary R. (Nina) Henderson Former Corporate Vice President, Bestfoods and Former President, Bestfoods Grocery	★	74	2012	—	—	▲	●	—
Adrianne B. Lee President and Chief Financial Officer, Beyond, Inc.	★	47	2023	●	●	—	—	—
Daniel R. Maurer Board Chair, CNO Financial Group, Inc. Former Executive, Intuit Inc.	★	68	2015	—	—	—	—	▲
Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial, Inc.	★	70	2021	▲	—	—	●	—
Steven E. Shebik Former Vice Chair, The Allstate Corporation and Allstate Insurance Company	★	68	2020	●	—	—	▲	●
Jessica A. Turner Executive Vice President, Global Head of Open Banking & API, Mastercard Incorporated	★	47	2024	●	●	—	—	—

★ Independent	▲ Chair	● Member	AER Audit & Enterprise Risk GOV Governance & Nominating	HRC Human Resources & Compensation	E Executive I Investment

CNO Financial Group, Inc. 2025 Proxy Statement	9

Board Composition
Our Board is of the view that a balanced mix of directors is essential to meeting its oversight responsibility.
The Board and the Governance Committee recognize that the Company, and our overall business strategy, benefit from a variety of viewpoints, professional experiences, educational backgrounds and skills, and from different perspectives that are brought to the Board by a mix of director characteristics. To that end, the Governance Committee considers numerous factors in evaluating, recruiting and recommending candidates to fill Board positions. Such factors include, among others, the Company’s strategic needs, diversity of experiences in key business, financial, technological and other challenges that face a publicly held company, and diversity in gender, ethnicity, race, age, cultural framework, economic background and geographic origin. The Governance Committee reviews the background, skills and experiences of each director and director nominee, as well as the composite of Board skills, experiences and characteristics, to assess its progress in building and maintaining an effective and balanced Board.
The tables below highlight the characteristics of our director nominees. Each director nominee’s background, skills and relevant experience are described in more detail commencing on page 15.

Independence	Director Nominee Tenure

Director Nominee Age Distribution

Diversity of the Board	Diversity of Committee Chairs

10	CNO Financial Group, Inc. 2025 Proxy Statement

Board of Directors’ Skills and Experience
Our directors are expected to exercise leadership, sound judgment, high ethical standards and a commitment to the current and future success of the Company.
In considering candidates for the Board, the Governance Committee evaluates:
»The depth, types and variety of experience, skills, qualifications and characteristics of current Board members and potential candidates to ensure that the Board can continue to effectively guide the Company’s strategic future and carry out its oversight role on behalf of our shareholders;
»Independence, financial literacy, expertise and personal and professional accomplishments in light of the Company’s current and future needs;
»For incumbent directors, overall engagement and continued contributions to the Board’s effectiveness;
»Succession planning to replace directors who are anticipated to retire in one to three years, including whether any directors have reached the age or term limits specified in our Corporate Governance Guidelines;
»Outside board and other affiliations, including overboarding considerations, time commitment and potential conflicts of interest or independence matters; and
»Diversity of experiences and backgrounds, as previously discussed.
The following matrix summarizes each director nominee’s areas of focus or expertise on which the Board particularly relies and highlights the balanced mix of skills and experiences of the Board as a whole. The table below the matrix defines each key skill or qualification and describes how each contributes to our business strategy. The matrix reflects information received from each director nominee in their respective responses to our director skills and experience questionnaire, the results of which are reviewed by the Governance Committee and Board when considering Board refreshment. This information is intended to highlight the complementary and balanced set of skills and experiences of the director nominees and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. The biographies commencing on page 15 describe each director nominee’s background and relevant experience in more detail.

	Bhojwani	Brown	Foss	Henderson	Lee	Maurer	Ragavan	Shebik	Turner

CAPITAL MARKETS	●	●	●	●	●			●
CONSUMER INSIGHTS	●			●		●			●
CORPORATE AFFAIRS	●	●	●	●		●			●
FINANCE OR ACCOUNTING					●			●
FINANCIAL SERVICES INDUSTRY	●	●					●	●	●
GOVERNANCE	●	●	●	●		●	●
INFORMATION SECURITY AND TECHNOLOGY			●						●
INVESTMENTS							●	●
LEGAL OR RISK MANAGEMENT			●	●			●	●	●
PUBLIC COMPANY OPERATING LEADERSHIP	●	●	●		●			●

CNO Financial Group, Inc. 2025 Proxy Statement	11

Key Skill or Qualification	Definition	Link to Strategy

CAPITAL MARKETS	Operating executive officer-level experience in capital markets transactions, capital allocation, and mergers & acquisitions.	Provides guidance and oversight of our capital structure and financial strategies, including dividends, share repurchases and prospective mergers & acquisitions.

CONSUMER INSIGHTS	Operating executive officer-level experience in marketing, digital marketing, brand management or sales.	Provides insight and perspective on growth opportunities for our Company.

CORPORATE AFFAIRS	Operating executive officer-level experience in company culture & transformation, human capital management, corporate communications, sustainability, community relations or corporate social responsibility.	Offers valuable insight on our goals and programs in these areas.

FINANCE OR ACCOUNTING	Operating executive officer-level experience in corporate finance or accounting or experience as a public company CFO.	Enables oversight of our financial affairs and financial reporting processes and review of our financial results.

FINANCIAL SERVICES INDUSTRY	Operating executive officer-level experience in the insurance, brokerage, investment adviser or other financial services industry.	Provides a deep understanding of the complexities, opportunities and challenges necessary to set the strategic direction of the Company.

GOVERNANCE	Experience on another public company board.	Facilitates the appropriate exercise of the Board’s fiduciary duties to the Company and its shareholders and provides perspective on the importance of governance best practices.

INFORMATION SECURITY AND TECHNOLOGY	Operating executive officer-level experience in information technology; technology transformation or innovation; cybersecurity; information security; or data privacy.	Technology, innovation and data security expertise is critical to achieving our strategic objectives and maintaining the security of our customers’ information and Company data.

INVESTMENTS	Operating executive officer-level experience in asset management, investment strategy and securities analysis.	Adds valuable perspective to, and provides oversight of, these critical functions of our business.

LEGAL OR RISK MANAGEMENT	Operating executive officer-level experience in overseeing legal, compliance, government relations or enterprise risk functions in a complex, highly regulated organization.	Facilitates a sophisticated understanding of the challenges facing our business and enables effective oversight of the processes and procedures for managing risks and regulatory compliance.

PUBLIC COMPANY OPERATING LEADERSHIP	Public company C-Suite operating experience as a CEO, CFO, COO or an enterprise-wide president (not division-level president) leading one or more
	public companies at an enterprise-wide operating level; reporting to the board of directors; demonstrated expertise interacting with analysts and investors; and significant experience developing and executing strategic business plans.	Provides a range of perspectives on public company business opportunities and challenges.

12	CNO Financial Group, Inc. 2025 Proxy Statement

Board Refreshment
The Governance Committee seeks to build and maintain a highly qualified, well-rounded, diverse Board that functions as a productive and effective unit in the exercise of its oversight responsibilities.

The Board’s oversight capabilities are enhanced by its commitment to Board succession planning and refreshment, which results in directors’ varied tenures and provides a balance of perspectives. The Governance Committee regularly assesses a timetable of anticipated Board member retirements, including whether any directors have reached the age or term limits specified in our Corporate Governance Guidelines, and actively plans for Board replenishment that focuses on the Board’s oversight and risk management responsibilities in the context of the Company’s strategic plans, future growth and continued innovation. As one element of this ongoing assessment, the Governance Committee maintains and utilizes an extensive inventory of current directors’ respective skills and experiences. The Governance Committee also seeks input from the current directors regarding desired candidate skills and experiences. This permits the Governance Committee to identify and focus on particular Board candidate skills and experiences that will optimize Board effectiveness, particularly for key Board positions such as committee chairs.

5 New Directors in the Past 5 Years

The Governance Committee seeks candidates from a variety of sources, including independent search firms, and specifically directs such firms to include diverse candidates in the pool from which director candidates are screened. In future director searches, the Governance Committee expects to continue to engage search firms to identify potential candidates who can bring various skills and experience that will be of value to the Company, in addition to diverse backgrounds, characteristics and perspectives that will further enhance the Board’s value to the Company and its shareholders. See pages 11–12 for more details on the range of skills and experiences of the Board nominees.

Board Process for Identification and Review of Director Candidates

CONSIDER ................. Current & Future Strategic Needs/ Initiatives Skills & Experience Matrix Succession Planning Diversity	Independent Director	}	Candidate Pool	}	IN-DEPTH REVIEW ....................... Screen Qualifications Review Independence and Potential Conflict Extensive Interview Process	}	Recommend Selected Candidates for Election to our Board

	Shareholders	}

	Independent Search Firms	}

	Our People	}

CNO Financial Group, Inc. 2025 Proxy Statement	13

Director Onboarding
The Board and management have developed an onboarding process to complement each new director’s understanding of Board culture and priorities, as well as the Company’s business and operations. Our onboarding process facilitates a new director’s integration onto the Board, builds a foundation for informed oversight and helps new directors understand how they can meaningfully contribute to the Board.
As part of the director onboarding process, each new director meets with each existing director. In addition, each new director participates in orientation sessions with each member of the executive leadership group and members of their teams. Through these sessions and the provision of Company materials, new directors gain an understanding of our business, industry, strategic initiatives, competitors, risks, culture and corporate governance practices. In addition, new directors meet with Board committee chairs to learn about the issues and decisions within each committee’s purview. When appointed to a committee, a new director receives additional information and perspectives on committee responsibilities and activities. Targeted orientation sessions also are provided when a sitting director assumes a leadership role, such as becoming a committee chair. During the initial months of a new director’s tenure, CNO’s Board Chair also serves as a liaison and mentor to new directors.
Director Education
Directors are encouraged to attend, at the Company’s expense, continuing education and other programs related to their service as directors. During quarterly Board meetings, directors participate in education sessions on various aspects of CNO’s business and industry. The Board is regularly updated on the Company’s business, industry, strategic initiatives, competitors, risks, culture and corporate governance practices. In addition, the Board and management hold an annual long-term strategy meeting as described more fully on page 31.
Directors also participate in informal meetings with other directors and senior leaders. These discussions foster ongoing insightful dialogue about the Company’s business, strategy, performance and culture.
Board Evaluation
Pursuant to its charter, the Governance Committee, in consultation with the Board Chair, evaluates Board and committee performance and establishes the procedures by which such evaluations are conducted. The evaluation process includes:
»Annually, each director evaluates the Board’s effectiveness across various categories and considers areas of strengths and potential improvement.
»The Board Chair conducts an individual interview with each director to collect robust feedback regarding the effectiveness and functioning of the Board, its committees and individual directors.
»The Governance Committee Chair performs an annual evaluation of the Board Chair by collecting feedback through individual interviews with each director.
»Results of the annual evaluation are reviewed by the Governance Committee and Board Chair and presented to and discussed by the Board.
In addition, Board discussions of effectiveness, communications and logistics occur throughout the year, including with respect to Board agenda items and materials. These regular discussions aid in the efficient and successful execution of the Board’s responsibilities and oversight. The Board typically conducts these discussions during its virtual and in-person meetings and executive sessions, and management and the Board often assess new and evolving means to optimize the effectiveness of the hybrid forum.
Additional information about the key responsibilities of the Governance Committee may be found on page 22.

14	CNO Financial Group, Inc. 2025 Proxy Statement

Director Biographies
Director Nominees

Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc. Age: 57 Director since: 2017 Member, Executive Committee and Investment Committee
Archie M. Brown
President and Chief Executive Officer, First Financial Bancorp and First Financial Bank
Age: 64
Director since: 2023
Member, Human Resources & Compensation Committee and Governance & Nominating Committee

Career Mr. Bhojwani became Chief Executive Officer of CNO on January 1, 2018. He previously served as President of CNO from April 2016 to December 2017. His areas of responsibility included overseeing the Bankers Life, Colonial Penn and Washington National businesses, as well as marketing, underwriting and new business.
Prior to joining CNO, Mr. Bhojwani was a member of the Board of Management at Allianz SE and was Chairman of Allianz of America, Allianz Life Insurance Company and Fireman’s Fund Insurance Company from 2012 to 2015. He was Chief Executive Officer of Allianz Life Insurance Company of North America from 2007 to 2012 and was President of Commercial Business, Fireman’s Fund Insurance Company from 2004 to 2007.
Mr. Bhojwani was Chief Executive Officer of Lincoln General Insurance Company from 2002 to 2004, Founder and Chief Executive Officer of Avalon Risk Management from 1998 to 2002 and President of Trade Insurance Services from 1995 to 1997.
.........................................................................................
Qualifications Experience as Chief Executive Officer of the Company and extensive insurance, financial services, corporate affairs, consumer insights, sales and executive management experience.
.........................................................................................
Other Board Experience
»Hormel Foods Corporation (NYSE: HRL), 2014–present
»American Council of Life Insurers (ACLI), 2008−2014, 2022–present
»Allina Health, 2016–2022
»Allianz SE, 2012–2015

Career Mr. Brown has been President and Chief Executive Officer of First Financial Bancorp and President and Chief Executive Officer of First Financial Bank since April 2018. Previously, he served as President and Chief Executive Officer of MainSource Financial from 2008 to 2018, and as its Board Chair from 2011 to 2018.
During his almost 41 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending.
Mr. Brown is a board member of the Cincinnati Business Committee (CBC) and Cincinnati USA Regional Chamber. He is also a board and executive committee member of the Cincinnati Center City Development Corporation (3CDC) and a member of the 2025 ArtsWave Campaign Cabinet, Ohio Capital Budget Task Force and the Commercial Club of Cincinnati.
Mr. Brown previously served as an executive committee member of the Ohio Banking Commission of the Ohio Department of Commerce.
.........................................................................................
Qualifications Extensive finance, executive management, and risk and regulatory experience in delivering financial services to both individual consumers and businesses, and experience as a public company chief executive officer.
.........................................................................................
Other Board Experience
»First Financial Bancorp (Nasdaq: FFBC), 2018–present
»First Financial Bank, 2018–present
»Cincinnati Branch of the Federal Reserve Bank of Cleveland, 2022–present

CNO Financial Group, Inc. 2025 Proxy Statement	15

David B. Foss Executive Board Chair, Jack Henry & Associates, Inc. Age: 63 Director since: 2019 Chair, Governance & Nominating Committee; and Member, Human Resources & Compensation Committee
Mary R. (Nina) Henderson
Former Corporate Vice President, Bestfoods and Former President, Bestfoods Grocery
Age: 74
Director since: 2012
Chair, Human Resources & Compensation Committee; and Member, Investment Committee

Career Mr. Foss is Executive Board Chair of Jack Henry and Associates, Inc. (“Jack Henry”), a leading provider of technology solutions to the financial services industry. At Jack Henry, Mr. Foss served as President from 2014 to 2022 and as Chief Executive Officer from 2016 until his retirement from the position in July 2024. He was elected to the Jack Henry Board of Directors in 2017, served as Board Chair from 2021 to 2024 and became Executive Board Chair in July 2024.
Mr. Foss joined Jack Henry in 1999 when he arranged the sale of BancTec’s financial solutions division to Jack Henry and subsequently served as President of Jack Henry’s Open Systems Group and General Manager of the Complementary Solutions Group. He was named General Manager of Jack Henry’s ProfitStars division in 2006 and as its President in 2009.
Mr. Foss previously served as President and a board member of the Association for Financial Technology from 2007 to 2012. Before joining Jack Henry, he held a variety of positions in the financial services industry, including senior operations management, sales management and supervisory roles at BancTec, Advanced Computer Systems and NCR.
...................................................................................
Qualifications Extensive experience in technology, data security, financial services, innovation, corporate affairs, change management and leadership, and experience as a public company chief executive officer.
...................................................................................
Other Board Experience
»Jack Henry & Associates, Inc. (Nasdaq: JKHY), 2017–present (Board Chair since 2021)
»Association for Financial Technology, 2007–2012

Career Ms. Henderson is a former Corporate Vice President of Bestfoods and former President of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson has held a wide variety of international and North American general management and executive marketing positions.
Ms. Henderson was also the Managing Partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms on consumer markets.
She is Vice Chair of the Board of Trustees of Drexel University and a director of VNS Health, VNS Health Choice, St. Christopher’s Children’s Hospital and the Foreign Policy Association. She is also a member of the Philadelphia Orchestra & Ensemble Arts Board of Trustees and serves as a Commissioner of the Smithsonian National Portrait Gallery and as the President of the Kent Land Trust Foundation.
...................................................................................
Qualifications Extensive general management, corporate affairs, human capital management, governance, risk management, consumer marketing and sales experience.
...................................................................................
Other Board Experience
»International Workplace Group plc, 2014−present
»Hikma Pharmaceuticals plc, 2016–present
»Walter Energy, Inc., 2013–2016
»Del Monte Foods Company, 2002–2011
»The Equitable Companies, 1996−2000
»AXA Financial, 2001−2011
»Pactiv Corporation, 2000−2010
»Royal Dutch Shell plc and its predecessor The Shell Transport and Trading Company, 2001−2009
»Hunt Corporation, 1991–2002

16	CNO Financial Group, Inc. 2025 Proxy Statement

Adrianne B. Lee President and Chief Financial Officer, Beyond, Inc. Age: 47 Director since: 2023 Member, Audit & Enterprise Risk Committee and Governance & Nominating Committee	Daniel R. Maurer Former Executive, Intuit Inc. Age: 68 Director since: 2015 Chair, Board; and Chair, Executive Committee

Career Ms. Lee is President and Chief Financial Officer of Beyond, Inc. In this role, she is responsible for all operating and financial-related matters for the company and its brands, including Bed Bath & Beyond. Also in this role, she oversees human resources, technology, legal, IT security and communications. Ms. Lee has served as Chief Financial Officer since 2020 and Chief Administrative Officer since 2024 and became President in 2025. Previously, Ms. Lee served as Senior Vice President and Chief Financial Officer for Hertz Corporation’s North American Rental Car unit from 2018 to 2020 and prior to that was the Vice President of Global Financial Planning, Analysis, and Corporate Development.
Ms. Lee held several roles in finance, strategic planning, accounting, financial reporting, investor relations and audit at Best Buy, PepsiCo, Allianz Life and PricewaterhouseCoopers.
.........................................................................................
Qualifications President and Chief Financial Officer for a publicly traded e-commerce company with expertise in brand and asset acquisition and corporate transformation. Deep knowledge of financial planning, accounting and internal audit, as well as technology and business development.

Career Mr. Maurer has extensive experience in consumer sales, marketing and product management. From 2006 until his retirement in 2014, Mr. Maurer was a member of the senior management team at Intuit Inc. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce and QuickBase).
He previously led the TurboTax®, Mint and Quicken brands, where he developed significant digital marketing and product management skills.
Prior to Intuit, Mr. Maurer spent over 20 years in executive management at Procter & Gamble (“P&G”), including 15 years internationally.
Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and U.S. Business at Campbell Soup Company.
.........................................................................................
Qualifications Extensive experience in consumer sales, product management, financial services, corporate affairs, management, technology and consumer insights, including the use of digital marketing strategies to reach the middle market.
.........................................................................................
Other Board Experience
»Zagg Inc. (formerly Nasdaq: ZAGG), 2012–2021
»Checkpoint Systems, Inc., January 2016–May 2016 (upon sale of the company)
»Iomega Corporation, 2006–2008

CNO Financial Group, Inc. 2025 Proxy Statement	17

Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial, Inc. Age: 70 Director since: 2021 Chair, Audit & Enterprise Risk Committee; and Member, Investment Committee
Steven E. Shebik
Former Vice Chair, The Allstate Corporation and Allstate Insurance Company
Age: 68
Director since: 2020
Chair, Investment Committee; and
Member, Audit & Enterprise Risk Committee and Executive Committee

Career Mr. Ragavan is the former Executive Vice President and Chief Risk Officer of Voya Financial, Inc., a position he held from 2014 until his retirement in 2019. He was a member of Voya’s Executive Committee and Chair of its Enterprise Risk Committee. From 2008 to 2013, he served as Managing Director and Chief Risk Officer for Voya Investment Management.
Mr. Ragavan founded Risk Response LLC in 2019, which provided risk advisory and consulting services to global financial institutions through 2022.
Prior to joining Voya Financial, Mr. Ragavan was Managing Director and Co-Head of the Portfolio Analytics Group for BlackRock, Inc. from 2006 to 2008. He began his career at Merrill Lynch in 1980 and held several senior technology, investment and risk management positions during his 26-years with the company. His leadership roles included serving as Managing Director and Global Head of Fixed-Income Research of Merrill Lynch Investment Managers from 2000 to 2006 and as Managing Director and Head of Risk Management of Merrill Lynch Asset Management from 1992 to 2000.
Mr. Ragavan is a current board member of the Council for Economic Education (CEE). He earned the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University, the AI for Decision Making: Business Strategies and Applications Certification from The Wharton School, University of Pennsylvania, and the Sustainability and Climate Risk (SCR™) Certificate from the Global Association of Risk Professionals. Mr. Ragavan has been a Chartered Financial Analyst (CFA) charterholder since 1987.
.........................................................................................
Qualifications Extensive insurance and financial services industry experience in risk management, portfolio optimization, data analytics, accounting, investment research and strategy.
.........................................................................................
Other Board Experience
»The Federal National Mortgage Association (OTCQB: FNMA), 2023–present

Career Mr. Shebik served as the Vice Chair of The Allstate Corporation and Allstate Insurance Company and Chief Executive Officer of Allstate Life Insurance Company from 2018 until his retirement in May 2020, after a 25-year career with the company. He was a member of Allstate’s executive management team from 2012 to 2020. As Vice Chair, Mr. Shebik oversaw Allstate Life and Retirement, Allstate Benefits, the direct and independent agency personal property-casualty and commercial insurance businesses, and corporate business transformation and analytics. From 2012 to 2018, Mr. Shebik served as Executive Vice President and Chief Financial Officer and was Interim Chief Investment Officer from 2016 to 2017 and Interim Chief Risk Officer on two occasions.
Mr. Shebik’s additional leadership positions included service as the senior financial executive for Allstate Investments, Allstate Protection, and Allstate Financial, and various roles in accounting, treasury and mergers and acquisitions. Prior to joining Allstate in 1995, he held positions in finance and accounting with Sears, Roebuck and Co. and auditing with Arthur Andersen & Co.
Mr. Shebik is a Vice Chair of the Board of the Chicago Symphony Orchestra (CSO) and the Vice Chair of the CSO’s Negaunee Music Institute. He also serves on the Dean’s Legacy Council of the University of Illinois Gies College of Business and on the Salvation Army Chicago Advisory Board. Mr. Shebik has been a Certified Public Accountant (CPA) since 1978.
.........................................................................................
Qualifications Extensive experience in insurance company management, finance, investment and risk management and in financial reporting and capital markets.

18	CNO Financial Group, Inc. 2025 Proxy Statement

Jessica A. Turner
Executive Vice President, Global Head of Open Banking & API,
Mastercard Incorporated
Age: 47
Director since: 2024
Member, Audit & Enterprise Risk Committee and Governance & Nominating Committee

Career Ms. Turner serves as Executive Vice President, Global Head of Open Banking & API at Mastercard Incorporated (NYSE: MA) and is a member of Mastercard’s Management Committee. In this role, Ms. Turner is responsible for development and build-out of new products and technologies related to open banking, innovation and key partnerships with fintech companies and governments globally.
Since 2006, Ms. Turner has held several roles at Mastercard, including Executive Vice President of New Digital Infrastructure and Fintech, where she oversaw strategy, design, development and commercialization of Mastercard’s blockchain, digital assets, crypto and open banking products. Ms. Turner also managed card and digital solutions, payment experiences for emerging and developed markets, customer engagement and collaboration with telecommunications companies and banks.
Previously, Ms. Turner was responsible for product development at Affinion Loyalty Group and began her career at Capital One Financial Corporation.
...................................................................................
Qualifications Extensive experience in fintech, digital and open financial technology, innovation, business strategy and executive management. Deep knowledge and expertise in technologies, products and solutions related to financial, banking and payment services.

CNO Financial Group, Inc. 2025 Proxy Statement	19

Electing Directors: Required Vote
Pursuant to our Bylaws, in order to be elected as a director at the Annual Meeting, each of the director nominees must receive an affirmative majority of the votes cast with respect to that nominee’s election. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Votes are cast by the holders of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the proposal at the Annual Meeting. Abstentions will have no impact on the election of directors under this proposal. If you do not provide your broker with voting instructions for this proposal, then your broker will be unable to vote your shares on Proposal 1 and will report your shares as broker non-votes on Proposal 1. Broker non-votes will have no effect on the voting outcome of this proposal because broker non-votes are not counted in the voting results tabulation for this matter.
In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (as explained above) shall offer to tender his or her resignation to the Board. In such event, the Governance Committee will consider the offer and recommend to the Board whether the director’s resignation should be accepted or rejected or whether other action should be taken. The Board will publicly disclose its decision and its rationale therefore within 90 days after the certification of the election results.

20	CNO Financial Group, Inc. 2025 Proxy Statement

Board and Governance Matters

Board Committees
Our Board has five committees: (1) Audit & Enterprise Risk, (2) Governance & Nominating, (3) Human Resources & Compensation, (4) Investment and (5) Executive.
Each of our committees operates pursuant to a written charter (available on our website at www.CNOinc.com in the “Investors—Governance” section).
AUDIT & ENTERPRISE RISK COMMITTEE(1)

Committee Members	Key Responsibilities

All Independent
»Appoints, sets compensation, determines retention and oversees the independent registered public accounting firm (also referred to as the “independent auditor”) that is retained to provide an audit opinion on the Company’s financial statements and internal control over financial reporting.
•Reviews the arrangements for the scope of the audit and reviews any non-audit services and the impact of such services on the continued independence of the independent auditor.
•Meets regularly with the independent auditor’s lead engagement partner to discuss, among other matters, audit issues, the effectiveness of internal controls over financial reporting and Critical Audit Matters (“CAMs”) arising from the audit and the relevant financial statement accounts or disclosures that relate to each CAM.
•Evaluates the performance of the independent auditor, including the senior members of the audit engagement team and determines whether to reengage the independent auditor or to consider other audit firms.
•Selects a new lead engagement partner when such partner rotates off the Company’s audit (generally every five years).
»Oversees the integrity of the Company’s financial reporting process and internal controls.
»Oversees the performance of the Company's internal audit function.
»Reviews and monitors the Company’s compliance with legal and regulatory requirements and the Company’s Code of Conduct.
»Discusses the drafts of annual and quarterly financial statements with management and the independent auditor, as well as other key accounting and reporting matters.
»Prepares the annual Audit Committee report, which appears on page 85 of this Proxy Statement. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.
»Oversees management’s processes for managing enterprise risk.
»Reviews with management the adequacy and effectiveness of the Company’s policies and internal controls regarding information security and cybersecurity.
Additional information regarding the Audit Committee, including the factors considered by the Audit Committee in the appointment of the independent auditor and selection of the lead engagement partner, can be found beginning on page 83.

Chetlur S. Ragavan, Chair
Adrianne B. Lee
Steven E. Shebik
Jessica A. Turner

Key Skills & Experience
•Finance or Accounting
•Legal or Risk Management
•Information Security and Technology
•Industry Experience

(1)Based on their respective experience, the Board has determined that Ms. Lee and Messrs. Ragavan and Shebik each qualify as an “audit committee financial expert,” as defined by SEC rules promulgated under the Sarbanes-Oxley Act. Mr. Ragavan also holds the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University. All Audit Committee members satisfy the financial literacy qualifications of the NYSE listing standards.

CNO Financial Group, Inc. 2025 Proxy Statement	21

GOVERNANCE & NOMINATING COMMITTEE

Committee Members	Key Responsibilities

All Independent
»Develops, maintains and periodically reviews the Company’s governance policies, including the Corporate Governance Guidelines and Code of Conduct, and recommends to the Board new or amended policies designed to encourage the highest levels of ethical corporate conduct by the Board, the Company and its officers, employees and agents.
»Identifies, evaluates, recruits and recommends director candidates (including any nominees recommended by shareholders) for nomination by the Board and election by the shareholders.
»Establishes criteria for Board membership, including:
•Relevant experience;
•Desired skill sets;
•Thorough understanding of the Board’s fiduciary duty to act in the best interests of the Company and its shareholders;
•CNO’s strategic needs and diversity of experiences in key business, financial, technological and other challenges that a publicly held company can face; and
•Diversity in gender, ethnicity, race, age, cultural framework, economic background and geographic origin.
»With the Board Chair, evaluates Board and committee performance and establishes procedures by which such evaluations will be conducted.
»Considers questions of possible conflicts of interest involving Board members, senior officers and key employees.
»Recommends to the Board new or amended policies intended to enhance the Board’s effectiveness, including with respect to the size and composition of the Board and its committees, and the frequency and structure of the Board and committee meetings.
»Oversees the implementation of governance-related legal and regulatory changes and monitors expectations of shareholders and proxy advisory firms.
»Oversees and reviews, in coordination with the Company’s management committee, the formulation and execution of the Company’s corporate citizenship and sustainability strategy, including providing input as to the Company’s public reporting of such matters and potential impact on the Company’s sustainability and corporate citizenship profile and reputation.
»Oversees and reviews the Company’s policies and practices regarding public policy advocacy and political activities, including political contributions, lobbying and support of organizations that may engage in political activity.
For additional information on the Governance Committee’s practices, see pages 10–14.

David B. Foss, Chair
Archie M. Brown
Adrianne B. Lee
Jessica A. Turner

Key Skills & Experience •Governance •Legal or Risk Management •Corporate Affairs

22	CNO Financial Group, Inc. 2025 Proxy Statement

HUMAN RESOURCES & COMPENSATION COMMITTEE

Committee Members	Key Responsibilities

All Independent
»Evaluates the performance of the CEO against his or her goals pursuant to the Company’s plans, incorporating all directors’ input, and recommends CEO compensation to the Board for final determination.
»Reviews and approves the corporate goals and objectives relevant to CEO compensation.
»Reviews, modifies and approves (or, if appropriate, recommends to the full Board for determination and approval) the Company’s executive compensation philosophy and strategy.
»In conjunction with the CEO, reviews and approves the evaluation process and compensation structure for the Company’s other executive officers.
»Ensures that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel.
»Establishes compensation programs and practices intended to align management’s interests with those of shareholders in order to contribute to the creation of long-term shareholder value.
»Oversees policies and strategies relating to the Company’s human resource assets.
»Produces the annual Compensation Committee Report in compliance with SEC rules, which appears on page 67 of this Proxy Statement.
The Human Resources & Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. Additional information regarding the compensation of the CEO and other executives can be found under “Compensation Discussion and Analysis” beginning on page 40.

Mary R. (Nina) Henderson, Chair
Archie M. Brown
David B. Foss

Key Skills & Experience •Public Company Operating Leadership •Corporate Affairs •Governance

CNO Financial Group, Inc. 2025 Proxy Statement	23

INVESTMENT COMMITTEE

Committee Members	Key Responsibilities

Majority Independent
»Reviews investment strategies, policies, programs and tolerances of the Company and its subsidiaries, including those relating to:
•Asset-liability management;
•Responsible investing;
•Diversification;
•Risk management; and
•Applicable regulations.
»Reviews the investment performance of the portfolios compared to benchmarks and the appropriateness of the benchmarks used in assessing relative investment performance; and
»Reviews the investment-related aspects of the asset-liability management practices of the Company and its subsidiaries, including:
•Alignment of asset duration to liabilities, including the approval of tolerances for asset-liability duration alignment; and
•The Company’s, and its subsidiaries’, investment borrowings and associated leverage in furtherance of their respective investment plans and activities.
»Reviews the Company’s derivatives use plans and related hedging strategies.
»Together with the Human Resources & Compensation Committee and/or the Board, participates in the selection, appointment and review of the Company’s Chief Investment Officer and the design and periodic review of the responsibilities thereof.

Steven E. Shebik, Chair
Gary C. Bhojwani
Mary R. (Nina) Henderson
Chetlur S. Ragavan

Key Skills & Experience •Investments •Risk Management •Industry Experience
EXECUTIVE COMMITTEE

Committee Members	Key Responsibilities

Majority Independent
»Assists the Board in handling matters that, in the opinion of the Board Chair, are not advisable to postpone until the next scheduled meeting of the Board.
»Subject to the requirements of applicable law and the Company’s Certificate of Incorporation and Bylaws, exercises the authority of the Board, to the extent determined necessary or appropriate by the Executive Committee, in the management of the business and affairs of the Company during the intervals between Board meetings.

Daniel R. Maurer, Chair
Gary C. Bhojwani
Steven E. Shebik

Key Skills & Experience •Public Company Operating Leadership •Industry Experience •Corporate Affairs

24	CNO Financial Group, Inc. 2025 Proxy Statement

Director Compensation
In general, the Governance Committee reviews the continued competitiveness and appropriateness of our non-employee director compensation every other year and makes director compensation recommendations to the Board. In carrying out its duties, the Governance Committee undertakes a study of non-employee director compensation and considers whether the compensation design is fair and reasonable in light of the demands and obligations placed upon directors, aligns with director compensation practices of our peers and supports our ability to attract and retain highly qualified directors.
The Governance Committee reviewed our non-employee director compensation in May 2024. As one element of that review, the Governance Committee considered data provided by the Board’s independent compensation consultant, Willis Tower Watson (“WTW”), including comparing our non-employee director compensation to that of the Comparator Peer Companies identified on page 47. Following its review, the Governance Committee recommended to the Board that the annual committee member retainer for each of the Governance Committee and Investment Committee be increased from $5,000 to $10,000, and the Board approved such retainer increases. All other non-employee director compensation was unchanged. Upon the Governance Committee’s recommendation, the Board decided to review other aspects of non-employee director compensation in 2025.
Key Features of Director Compensation
The design of the Company’s non-employee director compensation is intended to:
»Appropriately value the significant time commitment required of our directors to prepare for and attend meetings of the Board and its committees and to actively engage with directors and management outside of the formal meeting cycle;
»Emphasize long-term alignment of director interests with shareholders; and
»Attract and retain highly qualified directors.

What We Do
Our Emphasis on Equity Compensation
for Our Board
»Includes a significant percentage of compensation in the form of equity-based awards.
»Seeks to align director compensation with the Company’s pay-for-performance philosophy.
Robust Equity Ownership Requirements
»Each director has five years from the date of his or her initial election to own shares of common stock with a value of at least five times his or her annual base cash compensation. As of the date of this Proxy Statement, each director who has served on the Board for at least five years met these stock ownership guidelines, and each director who has served for less than five years either has already met or is on track to meet these guidelines.
What We Don’t Do
»We do not permit directors to hedge, pledge or engage in derivative transactions in CNO stock.
»We do not pay additional compensation to CNO’s CEO for service as a director.
»We do not pay meeting fees to directors.
»We do not offer a retirement program for our non-employee directors.

CNO Financial Group, Inc. 2025 Proxy Statement	25

The components of the Company’s non-employee director compensation program, reflecting the changes approved by the Board in May 2024, is summarized in the table below.

Non-Employee Director Compensation Program
Components	Annual Compensation(1)	Form of Payment
Board Service Retainer(2)	$250,000	$100,000 cash; annual equity award valued at approximately $150,000
Committee Chair Retainer	$20,000–$45,000(3)	Cash
Committee Member Retainer	$10,000–$15,000(4)	Cash
Board Chair Retainer(5)	$190,000	$76,000 cash; annual equity award valued at approximately $114,000
(1)In addition to the amounts set forth in this table, directors are reimbursed for out-of-pocket expenses incurred in connection with their responsibilities as Board members.
(2)Each non-employee director receives an annual Board Service Retainer for service as a member of the Board, which is in addition to any Board Chair, Committee Chair and Committee Member Retainers the director receives for chairing or serving as a member of a committee, as applicable.
(3)Audit Committee, $45,000; HRCC, $40,000; Governance Committee, $20,000; and Investment Committee, $20,000. Committee Chair Retainers are received in lieu of Committee Member Retainers, meaning that Committee Chairs do not receive any Committee Member Retainer for service on that committee.
(4)Audit Committee, $15,000; HRCC, $10,000; Investment Committee, $10,000 (increased from $5,000 effective May 9, 2024); and Governance Committee, $10,000 (increased from $5,000 effective May 9, 2024). Members of the Executive Committee do not receive any additional compensation for service on that committee.
(5)The Board Chair Retainer is in addition to the Board Service Retainer. The Board Chair is an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee-related compensation.

26	CNO Financial Group, Inc. 2025 Proxy Statement

The compensation earned by, paid or awarded to the Company’s non-employee directors in 2024 is summarized in the following table.

2024 Director Compensation
Name	Fees Paid in Cash(1)	Stock Awards(2)	Total
Archie M. Brown(3)	$119,478	$150,027	$269,505
Stephen N. David(4)	$12,527	—	$12,527
David B. Foss(5)	$130,000	$150,027	$280,027
Mary R. (Nina) Henderson(6)	$149,478	$150,027	$299,505
Adrianne B. Lee(7)	$124,478	$150,027	$274,505
Daniel R. Maurer(8)	$176,000	$264,028	$440,028
Chetlur S. Ragavan(9)	$154,478	$150,027	$304,505
Steven E. Shebik(10)	$135,000	$150,027	$285,027
Jessica A. Turner(11)	$62,500	$90,436	$152,936
(1)This column represents the amount of cash compensation paid in 2024 for Board and committee service. Several directors have elected to defer receipt of their director fees pursuant to the Company’s Board of Directors Deferred Compensation Plan.
(2)The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and represent the aggregate grant date fair value of the RSUs granted to our non-employee directors in 2024. On May 9, 2024, Mr. Maurer received an award of 9,366 RSUs, and each of the other directors (other than Mr. David, who retired on May 9, 2024, and Ms. Turner, who joined the Board on October 1, 2024) received an award of 5,322 RSUs. These RSUs vested immediately upon grant. Each RSU entitles the director to receive one share of common stock. As described on page 109, several directors have elected to defer receipt of the common stock issuable upon settlement of the RSUs pursuant to the Company’s Board of Directors Deferred Compensation Plan.
(3)In addition to the base compensation paid to all non-employee directors, Mr. Brown received cash fees of (i) $5,000 (prorated through May 9, 2024) and $10,000 (prorated from May 9, 2024) for serving as a member of the Governance Committee and (ii) $10,000 for serving as a member of the HRCC.
(4)Mr. David retired from the Board on May 9, 2024. In addition to the base compensation paid to all non-employee directors (prorated through May 9, 2024), Mr. David received cash fees of (i) $15,000 (prorated through May 9, 2024) for serving as a member of the Audit Committee and (ii) $5,000 (prorated through May 9, 2024) for serving as a member of the Governance Committee. Mr. David did not receive an equity award grant in 2024 due to his retirement.
(5)In addition to the base compensation paid to all non-employee directors, Mr. Foss received cash fees of (i) $20,000 for chairing the Governance Committee and (ii) $10,000 for serving as a member of the HRCC.
(6)In addition to the base compensation paid to all non-employee directors, Ms. Henderson received cash fees of (i) $40,000 for chairing the HRCC and (ii) $5,000 (prorated through May 9, 2024) and $10,000 (prorated from May 9, 2024) for serving as a member of the Investment Committee.
(7)In addition to the base compensation paid to all non-employee directors, Ms. Lee received cash fees of (i) $15,000 for serving as a member of the Audit Committee and (ii) $5,000 (prorated through May 9, 2024) and $10,000 (prorated from May 9, 2024) for serving as a member of the Governance Committee.
(8)Mr. Maurer received no compensation other than the Board Service and Board Chair Retainers set forth above. Mr. Maurer serves as Chair of the Executive Committee, for which he receives no additional compensation. As Board Chair, Mr. Maurer is also an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee-related compensation.
(9)In addition to the base compensation paid to all non-employee directors, Mr. Ragavan received cash fees of (i) $45,000 for chairing the Audit Committee and (ii) $5,000 (prorated through May 9, 2024) and $10,000 (prorated from May 9, 2024) for serving as a member of the Investment Committee.
(10)In addition to the base compensation paid to all non-employee directors, Mr. Shebik received cash fees of (i) $20,000 for chairing the Investment Committee and (ii) $15,000 for serving as a member of the Audit Committee. He also served as a member of the Executive Committee, for which he received no additional compensation.
(11)Ms. Turner joined the Board on October 1, 2024. In addition to the base compensation paid to all non-employee directors (prorated from October 1, 2024), Ms. Turner received cash fees of (i) $15,000 (prorated from October 1, 2024) for serving as a member of the Audit Committee and (ii) $10,000 (prorated from October 1, 2024) for serving as a member of the Governance Committee.

CNO Financial Group, Inc. 2025 Proxy Statement	27

Board Leadership Structure
Duties of Our Independent Board Chair

Sets and approves agenda for Board meetings.	Focuses on Board effectiveness and engagement.	Leads general and executive sessions of the Board.	Serves as a liaison between independent directors and management.

CNO’s Board Chair, Mr. Maurer, is an independent director who was elected to the Board in May 2015 and has served as Board Chair since May 2018.
Our Board leadership structure consists of an independent Board Chair, the CEO and independent Board committee chairs. The positions of Board Chair and CEO are held by different persons.
The independent Board Chair:
»Presides at all meetings of the Board and shareholders;
»Presides during regularly held executive sessions with only the independent directors;
»Encourages and facilitates active participation of all directors in meetings and fulfillment of other Board responsibilities;
»In consultation with the CEO and other members of the Board, develops the calendar of, and agendas for, Board meetings;
»In consultation with the CEO, determines the topics for Board discussion and the materials that will be provided to the Board in advance of each meeting;
»Consults with the Governance Committee to develop and oversee the performance of evaluations of the Board, committees and committee chairs;
»Engages with shareholders as appropriate, including leading scheduled outreach discussions among shareholders, management and other Board members;
»Receives, through the Corporate Secretary, communications from shareholders who seek to communicate with the Board; and
»Performs other appropriate duties as requested by the Board.

28	CNO Financial Group, Inc. 2025 Proxy Statement

Board Meetings and Attendance
Commitment of Our Directors
Our Board and its committees met frequently in 2024.

2024 Meetings
Board of Directors	7
Audit & Enterprise Risk Committee	14
Governance & Nominating Committee	12
Human Resources & Compensation Committee	7
Investment Committee	4
Executive Committee	1

»During 2024, the Board met on seven occasions and its committees met 38 times in the aggregate. In 2024, the Board continued the hybrid forum, with some Board and committee meetings conducted in person and others virtually.
»In between formal Board and committee meetings, members of the Board and management communicated frequently.
»Each director attended at least 91% of the aggregate meetings of the Board and respective committees on which he or she served.
»The independent directors routinely meet in executive session without the CEO or any other member of management. The Board Chair presides over executive sessions of the Board. Committee Chairs preside over the executive sessions of their respective committees.
»All directors are expected to attend annual meetings of shareholders. All directors attended the Annual Meeting of Shareholders held in 2024, which was held virtually.

45 Board and Committee Meetings

Director Independence
The Board determines the independence of directors on an annual basis, based on a questionnaire completed by each director that is analyzed against Company standards, applicable SEC rules and regulations and NYSE listing standards. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no “material connection with the Company.” “Material connection with the Company” includes a standard or relationship (personal, financial or otherwise, and either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would impact a director’s ability to exercise independent judgment.
The Board has determined that, other than our CEO, Mr. Bhojwani, all current directors and director nominees are independent. The Board is of the view that having an independent Chair and a Board comprised of independent directors, in addition to the CEO, best serves the interests of the Company and its shareholders.

CNO Financial Group, Inc. 2025 Proxy Statement	29

Board’s Role in Risk Oversight
Risk management is integral to our business and embedded deeply within our culture. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. The oversight of certain risks, including those relating to the Company’s capital structure and capital management, is performed by the full Board. The Board’s oversight of risk also includes frequent discussion of our strategy, approving annual business and strategic plans, and approving significant transactions. In addition, the Board receives regular reports on the Company’s business and financial results, as well as targeted presentations on various risks.
Certain risk areas, and management’s strategies and processes for managing those risks, are first examined in the respective committee(s) that are responsible for the subject matter of the risk. The chart below shows the primary areas of each committee’s risk oversight. Each committee regularly reports to the full Board on risk areas within its purview. In addition, management regularly reports both to committees, and to the full Board, on various risks.

Board of Directors

Overall Risk Management
Capital structure • Capital management • Strategic and competitive • Financial • Brand and reputation • Operational
Legal and regulatory • Insurance • Investment • Succession planning • Transactions • Corporate social responsibility

Primary Committee Oversight

Human Resources & Compensation »Executive compensation »Equity-based incentive plans »Human capital management »Succession planning »Talent »Compensation-related regulations
Audit & Enterprise Risk
»Financial reporting and internal controls
»Independent auditors
»Compliance requirements
»Internal audit
»Enterprise risk management, including:
•Strategic risk
•Financial risk
•Insurance risk
•Legal & regulatory risk
•Operational risks, including technology, cybersecurity and climate

Governance & Nominating
»Governance structure and controls
»Governance-related legal and regulatory compliance
»Corporate citizenship and sustainability
»Board succession planning
»Board, Committee and Chair evaluations
»Code of Conduct
»Corporate Governance Guidelines
»Director independence
»Public policy advocacy and political activities
Investment »Investment strategies, policies, programs and tolerances »Investment allocation »Asset and liability management »Investment performance »Responsible investing »Derivatives use and hedging

Management
To learn more about the risks facing the Company, please review the factors included in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by subsequent filings by the Company with the SEC.

30	CNO Financial Group, Inc. 2025 Proxy Statement

Strategy and Business Oversight
Our Board oversees the development and implementation of our strategic and business plans. Our Board reviews and approves our annual business plan and receives updates on our progress at least quarterly. Target values for executive incentive compensation are set equal to the Company’s business plan, reinforcing the framework for accountability to the plan and in alignment with our pay-for-performance culture. See the “Compensation Discussion and Analysis” beginning on page 40 for more information on our incentive compensation programs.
In addition, our Board engages with management during a long-term strategy meeting held each year. During the annual strategy meeting, our directors provide valuable input on various topics important to the Company’s strategy and receive external perspectives from outside speakers. This format fosters a year-round culture of strategic dialogue and accountability.
In addition to this formal oversight, directors also have opportunities to assess our culture and associate sentiment through meetings and other interactions with members of management and other associates.
Management Succession Planning Oversight
Throughout the year, the HRCC regularly engages in in-depth discussions regarding executive succession planning and talent development. The Board, in coordination with the HRCC, annually reviews the capabilities, experiences and development plans of our key senior leaders who are considered potential successors to more senior leadership or executive roles, including the CEO position.
Throughout the year, directors engage with key senior leaders during Board meetings and informal events. This provides directors an opportunity to gain insights into these individuals and deepen their awareness of the overall talent pool.
Enterprise Risk Management Oversight
Open communication with management is an important element of the Board’s risk management and oversight. The Board and its committees regularly meet with senior management to review material risks, including the matters identified above. The Audit & Enterprise Risk Committee of the Board oversees management’s processes for managing enterprise risk. CNO’s Chief Risk Officer is responsible for the oversight of enterprise risk management (“ERM”) activities. CNO’s ERM Committee provides management-level oversight of the ERM function, which is responsible for developing and maintaining a risk management framework to assess, manage and mitigate evolving risks. The ERM framework includes a formalized process for assessing the evolving risk profile of the enterprise, as well as quarterly reviews of our key risks to ensure the organization is operating within its stated risk appetite. The Board and its committees receive regular reports on the ERM process from the Chief Risk Officer. The Board and its committees also receive regular reports on legal, regulatory and compliance matters from our General Counsel and members of the Legal Department.
Cybersecurity and Technology Risk Oversight
Our cybersecurity approach comprises a holistic strategy that includes comprehensive security policies and standards, a robust security awareness and education program, and the implementation of advanced and layered defenses, which is integrated into our overall risk management processes. Our cybersecurity program is aligned with generally accepted principles and practices for securing information systems and data. The program is designed to comply with applicable laws and regulations and is based on many industry best practices. For instance, our cybersecurity program, policies and controls align to those of the National Institute of Standards and Technology’s Cybersecurity Framework.
We have established and continue to enhance our procedures for identifying cybersecurity risks and implementing defenses to mitigate these risks. We devote significant resources to maintaining and regularly updating our systems and processes to protect the security of our computer systems, software, networks and other technology assets against unauthorized parties attempting to access confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage. Our cyber incident response plan provides procedures and controls for timely and accurate reporting of any material cybersecurity incident, and each associate is educated, trained and tested on cybersecurity to help be our first line of defense.

CNO Financial Group, Inc. 2025 Proxy Statement	31

We recognize that security is an enterprise concern and requires stakeholders from across the enterprise to understand and manage this risk. Our security management structure reflects a centralized security program that coordinates security functions across the enterprise. Our Chief Information Security Officer (“CISO”), who oversees the Cybersecurity Services Team, reports directly to our Chief Information Officer and is responsible for the overall strategy and function of the cybersecurity program. We also have a cybersecurity steering committee that takes an active role in setting strategic direction for cybersecurity initiatives and provides oversight and guidance for overall information security risk management. The CISO provides regular reports on our cybersecurity program and potential risks to the Audit & Enterprise Risk Committee of the Board. Our Audit & Enterprise Risk Committee is also updated regularly on other technology-related topics and risks, such as our information technology strategy and road map, data strategy and governance, and artificial intelligence (“AI”) systems and governance. The Audit & Enterprise Risk Committee regularly briefs the full Board on these matters. One Audit & Enterprise Risk Committee member holds the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University, and a second member has significant work experience related to technology.
For more information on our cybersecurity risk management, strategy and governance, see “Item 1C. Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

32	CNO Financial Group, Inc. 2025 Proxy Statement

Relationship of Compensation
Policies and Practices to Risk Management

How Do We Manage Risk Related to Our Compensation Programs? CNO’s compensation programs carefully and appropriately balance risks and rewards and do not incent inappropriate risk-taking.

Multiple Performance Measures
•Mostly financial and quantitative in nature.
•Designed to hold associates accountable for sustained improvement in core operating performance of the Company.
•Minimizes potential for any single indicator to have undue influence.

Fixed and Variable Components
•Variable capped at no more than two-times target, mitigating risk of excessive rewards for temporary and unsustainable results.
•Officer’s equity-based compensation aligns their interests with those of shareholders.

Multiple-Year Vesting	•Serves as a retention tool. •Encourages decisions based on long-term results rather than temporary stock price increases.

Executives Subject to Stock Ownership Guidelines
•Requires compliance with baseline stock ownership guidelines for duration of employment.
•Encourages executives to focus on sustaining long-term performance rather than maximizing performance in any one year.
•Aligns executives’ interests with those of shareholders.

Strong Clawback Provisions
•Clawback policy provides right to recapture incentive compensation from our executive officers in the event of an accounting restatement or other detrimental conduct that has caused, or is likely to cause, material financial, operational or reputational harm to the Company.
•Our Annual Cash Incentive/P4P and LTI Plans contain additional clawback provisions. See page 65 for more information.

CNO Financial Group, Inc. 2025 Proxy Statement	33

Other Governance Matters
Approval of Related Party Transactions
The Board approved the Company’s written policy that sets forth the principles concerning related person transactions and agreements with a Related Person. “Related Person” is defined as a director, director nominee, executive officer, shareholder owning more than five percent of the Company’s stock, or an immediate family member of any of the foregoing. Under the policy, the Governance Committee (or other designated committee comprised exclusively of independent directors) must approve any related person transaction that meets the threshold for disclosure in the Proxy Statement under applicable SEC rules and regulations (a “Related Party Transaction”), which generally apply to transactions involving amounts exceeding $120,000 in which a Related Person has a direct or indirect material interest.
A Related Person is required to report, in a timely manner, either to the Board Chair or the Governance Committee Chair, any proposed transaction or agreement that could be considered a Related Party Transaction. The two chairs then jointly determine if the proposed transaction or agreement should be considered by the Governance Committee as a Related Party Transaction, including whether any director should be recused from participating in that consideration because of conflict of interest. In considering whether to approve a Related Party Transaction, the Governance Committee will consider all relevant factors, including the business reasons for and material terms of the transaction or agreement, available alternatives on comparable terms transacted on an arms-length basis, whether the transaction or agreement would impair the Related Person’s independence (if applicable), actual or apparent conflicts of interest and the overall fairness of the transaction or agreement to the Company.
The Governance Committee will consider the proposed transaction or agreement in a timely manner, taking into account the facts and circumstances enumerated above. If such proposed transaction or agreement is not approved in advance, the Governance Committee will take action as soon as practicable after becoming aware of the transaction or agreement to ensure compliance with the policy.
Various Company policies and procedures, including the Code of Conduct and the annual questionnaires that are completed by all Company directors, officers and associates, require timely disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules and regulations. Any Related Person transactions or agreements that are identified under these additional policies and procedures will be considered under the process described above.
In 2024 and to date in 2025, the Governance Committee approved the following transactions on arms-length terms with affiliates of BlackRock, Inc., which owns more than five percent of the Company’s common stock: (i) investment management agreements with CNO subsidiaries with respect to up to $500 million of investments in the aggregate; and (ii) commitments by CNO and/or its subsidiaries in BlackRock-managed funds, in an amount up to $50 million in the aggregate. In 2024, we paid approximately $100,000 in management fees related to these BlackRock-managed investments. There were no other such transactions or agreements involving the Company and a Related Person in 2024 or to date in 2025.
Code of Conduct
We have adopted a Code of Conduct that applies to all directors, officers and associates regarding their obligations in the conduct of the Company’s affairs. A copy of our current Code of Conduct is available on our website at www.CNOinc.com in the “Investors—Governance” section. Within the time period specified, and to the extent required by the SEC and the NYSE, we will post on our website any amendment to our Code of Conduct and any waiver applicable to our executives. No such waivers have been requested or granted in 2024 or to date in 2025.
Corporate Governance Guidelines
CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance Committee, has adopted a set of Corporate Governance Guidelines, which include director responsibilities, independence, selection and review. These guidelines are periodically reviewed and updated by the Governance Committee and the Board to reflect the Board’s view of current best practices. A copy of the CNO Corporate Governance Guidelines is available on our website at www.CNOinc.com in the “Investors—Governance” section.

34	CNO Financial Group, Inc. 2025 Proxy Statement

Communications with Directors
Shareholders may contact any member (or all members) of the Board by mail. To communicate with the Board or any group or committee of directors, written correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such written correspondence should be sent in care of the CNO Corporate Secretary to CNO Financial Group, Inc., 11299 Illinois Street, Suite 200, Carmel, Indiana 46032. The Corporate Secretary will forward any communications to the specified director or directors. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Corporate Secretary to the Audit Committee Chair.
Compensation Committee Interlocks and Insider Participation
Ms. Henderson, Mr. Brown and Mr. Foss served on the HRCC throughout 2024. None of the members of the HRCC during 2024 is or has been an officer or associate of the Company. None of our executive officers serves, or served during 2024, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or the HRCC.
Copies of Corporate Documents
In addition to being available on our website at www.CNOinc.com in the “Investors—Governance” section, we will provide to any person, without charge, a printed copy of our committee charters, Code of Conduct and Corporate Governance Guidelines upon request being made to CNO Investor Relations, 11299 Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone: (317) 817-2893; or email: ir@CNOinc.com.

CNO Financial Group, Inc. 2025 Proxy Statement	35

2024 Shareholder Outreach

Our Annual Engagement Program Promotes Greater Communication With Our Investors
Our investors’ feedback is important to us. Throughout 2024, senior management invited shareholders representing over 55% of our outstanding shares and connected with shareholders representing approximately 45% of our outstanding shares (in both cases, outstanding shares as of December 31, 2024) to engage on matters of business strategy and performance, corporate governance, executive compensation and corporate social responsibility. Board members were invited to join when corporate governance or executive compensation topics were included on the agenda.
Outreach efforts were accomplished through non-deal roadshows, individual calls and attendance at analyst and industry conferences. We have an active Investor Relations team that is focused on engaging with investors and coordinating discussions with senior management on relevant business and industry topics. We regularly receive positive feedback from investors and other stakeholders regarding our outreach practices.
During discussions including our Board members, the directors and senior management responded to questions and discussed our corporate governance practices, executive compensation and corporate social responsibility. The shareholder representatives who participated told us that they appreciated the opportunity to engage, particularly with our Board members, and our willingness to consider their input into our decision-making process. They spoke favorably about our governance practices and approach and provided constructive feedback and insights into various aspects of our programs and disclosures. In response to shareholder feedback, we have included enhanced disclosures in this proxy statement on Board culture, director education and the Board’s oversight of company strategy and management succession planning.
We continue to find our shareholder engagement process to be highly valuable and intend to proactively seek and consider such input on an ongoing basis.
Corporate Social Responsibility

Corporate social responsibility at CNO is aligned to our purpose and overall business strategy. We have remained consistent in our focus and approach: delivering on our promises and doing what’s right for the people we serve. Our products help millions of middle-income Americans gain access to financial protection to help them build a more secure future. Our long-term success is tied to the well-being of our customers, associates, agents and communities and the way we conduct business.
In 2024, Morgan Stanley Capital International (“MSCI”) upgraded CNO’s rating from A to AA. This is our second upgrade in two years and reflects our position as a leader among our peers in overall governance and responsible investment practices.
We publish a Corporate Social Responsibility Report (“CSR Report”) that may be found on our website at www.CNOinc.com in the “Investors—Sustainability” section, along with other sustainability materials. Our CSR Reports and other sustainability materials are not incorporated by reference into this Proxy Statement or considered to be part of this document.

36	CNO Financial Group, Inc. 2025 Proxy Statement

Human Capital Management

The Human Resources & Compensation Committee of our Board actively engages in the oversight of our human resource initiatives and receives regular updates from management on progress and developments.
As of December 31, 2024, we employed approximately 3,500 full-time associates, nearly all of whom are located in the United States. CNO associates are among our most important resources and are critical to achieving our mission to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. We rely on our associates to develop products, advise clients, service customers and support the efficient running of the organization. Therefore, we focus significant attention on attracting and retaining talented, experienced individuals to serve our customers and manage and support our operations.
Our commitment to our associates is demonstrated through several areas of focus, including those discussed below. Our efforts have been recognized through numerous awards, including America’s Best Insurance Companies by Forbes and America’s Most Responsible Companies by Newsweek, a collective reflection of the support that we receive from our associates, customers and communities in which we live, work and serve. See page 38 for more detail.
Associate Development and Engagement
CNO provides a supportive environment designed to encourage all associates to pursue their professional goals and career objectives through one-to-one coaching, mentoring, continuing education, professional education and training. We also regularly collect associate feedback through surveys to better learn and understand associates’ needs, priorities and issues of concern.
Compensation
At CNO, we strive for a culture of exceptional performance. We believe in developing associates through a challenging work environment coupled with extensive support and training. We are committed to fair pay practices and pay equity. To support pay transparency, we provide education to associates on how pay decisions are made, and we share competitive market ranges for roles across the enterprise. Our compensation philosophy is focused on pay-for-performance. In 2024, we continued to offer annual cash incentives or sales incentive programs to all associates, reflecting our performance philosophy at all levels of the organization. We reward overall and individual performance that drives long-term success for the Company and our associates. Further information on our compensation program may be found in the “Compensation Discussion and Analysis” beginning on page 40.
Health and Well-Being
Supporting our associates’ physical, emotional and financial well-being is at the center of how we engage our workforce. Our comprehensive associate benefits include medical, dental and vision insurance coverage, as well as an extensive well-being program. We understand healthcare affordability is fundamental, and we provide tiered premiums for CNO’s health plan that align with an associate’s salary level.
CNO’s well-being program encourages associates and their families to engage in healthy lifestyle choices, including completing preventive exams and screenings and taking care of their mental well-being. In 2024, we launched a new well-being platform to simplify healthcare navigation and to help associates maximize their well-being benefits. We also enhanced paid time-off benefits by increasing paternal and maternity leave and adding two new Company-paid holidays for 2024 to focus on mental well-being. We also improved associate financial well-being by introducing new student loan resources and flexible earned wage access in 2024.
We offer flexible work arrangements for the vast majority of our associates, which includes working from home, working from the office, or a mix of both options. We remain committed to delivering consistent service while also providing workplace flexibility to our associates.
In 2024, CNO’s commitment to health and well-being also earned CNO recognition on the list of 2024 Healthiest 100 Workplaces in America by Healthiest Employers®and Springbuk®for an 11th consecutive year.

CNO Financial Group, Inc. 2025 Proxy Statement	37

Ethical Business Practices
CNO's Code of Conduct outlines our expectations surrounding key issues and business practices, including anti-money laundering, political activities and contributions, conflicts of interest, fraud prevention, data security, confidentiality, gift giving and fair competition. Our associates are required to be familiar with, and to act in accordance with, this code.
Our People-Focused Commitment
Doing what's right for our associates, agents, customers and communities is embedded in CNO's business operations and corporate values. We are passionate about creating a workplace environment that welcomes all associates, encourages them to bring their best selves to work and values the varied associate voices that represent the customers we serve. CNO believes this approach is a critical part of our culture to help us continue sustainable growth of our company.
By putting people first, we believe that we can choose among the strongest talent to find the best qualified associates to best serve our customers. This workplace environment creates benefits that are shared by our associates, customers and, ultimately, our shareholders.
Community Involvement
CNO is committed to supporting community organizations that address the health and financial wellness of middle-income Americans and to providing ways for our associates to give back through our Team CNO volunteer program.
Awards and Recognition
CNO has been recognized through numerous industry and workplace awards for associate engagement and well-being. These awards would not be possible without the support of our associates, agents, customers and the communities in which we live, work and serve. Highlights of CNO’s 2024 recognition includes:
»Named as one of America’s Best Insurance Companies by Forbes.
»Named as one of America’s Most Responsible Companies by Newsweek.
»Recognized as a Healthiest 100 Workplaces in America by Healthiest Employers® and Springbuk® for the 11th year. Also recognized in Illinois, Indiana, Wisconsin and Philadelphia as a Healthiest Employer for Workplace Wellness.
»Named as a Platinum Recipient of the Bell Seal for Workplace Mental Health® by Mental Health America.
»Recipient of the Best Employers: Excellence in Health & Well-Being Award from the Business Group on Health.
»Recognized as an Apex Training Award recipient.

Forbes 2024

AMERICA'S BEST INSURANCE COMPANIES

POWERED BY STATISTA

38	CNO Financial Group, Inc. 2025 Proxy Statement

Proposal 2

Approval, by non-binding advisory vote, of the executive compensation of the Company’s Named Executive Officers

The Board of Directors unanimously recommends that you vote FOR this proposal.

General
As required by Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are asking shareholders to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed under “Executive Compensation,” beginning on page 40, through the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved.”
While the results of the vote are non-binding and advisory in nature, the Board and the HRCC will carefully consider the results of this vote. Currently, a non-binding advisory vote on executive compensation occurs annually, and we anticipate that the next vote will be at the next Annual Meeting of Shareholders.
Our compensation programs are designed to attract, retain and motivate the executives who lead our Company. The HRCC has designed a compensation program that pays for performance and aligns management’s interests with those of the Company’s shareholders and other stakeholders. Key features of our compensation programs are described in the “Compensation Discussion and Analysis” section that follows.
Required Vote
The affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the subject matter is required to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote “against” this proposal. If you do not provide your broker with voting instructions for this proposal, then your broker will be unable to vote your shares on Proposal 2 and will report your shares as broker non-votes on Proposal 2. Broker non-votes will have no effect on the voting outcome of this proposal because broker non-votes are not counted in the voting results tabulation for this matter.

CNO Financial Group, Inc. 2025 Proxy Statement	39

Executive Compensation

Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis describes the Company’s executive compensation design and its alignment with the Company’s pay-for-performance philosophy. It also describes the 2024 compensation decisions for the Named Executive Officers (the “NEOs”) made by our Human Resources & Compensation Committee (the “HRCC”) and the HRCC’s oversight of the Company’s overall compensation design, benefit programs and professional development for the broader associate population.
2024 Compensation Design Highlights
CNO’s compensation design intentionally promotes the long-term success of the Company by aligning our associates’ focus on strategic priorities underpinned by a strong corporate culture that adheres to CNO’s values. Our associates and agents are at the center of our ability to fulfill our mission: To secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
The HRCC has designed a compensation program that pays for performance and aligns management’s interests with those of the Company’s shareholders and other stakeholders. Our compensation design is focused on strategic plan delivery and simultaneously is intended to attract, retain and motivate the executive officers who lead our Company. This philosophy also guides our compensation approach for our entire associate population.
CNO’s 2024 compensation design is consistent with prior years. The design strongly links pay to performance, supports the advancement of the Company’s strategic priorities and takes into account the variability that external forces may have on the business.
The key objectives of the 2024 compensation program were to (i) continue to demonstrate a strong connection between pay and Company performance; (ii) balance execution of our near-term business plan with longer-term strategic priorities that require multi-year investments and execution; (iii) recognize the importance of prudent investments to the success of our business strategies; (iv) leverage CNO’s diverse and integrated distribution model to deliver growth by increasing market penetration of products and services to customers; (v) drive performance during periods of uncertainty created by external forces; (vi) retain and attract talent in a competitive job market; and (vii) reinforce the importance of serving our customers’ needs while supporting our associates.
Our executive compensation program consists of three primary components: base salary, annual cash incentive compensation and long-term incentive compensation. Key 2024 decisions and actions regarding our NEO compensation are described below.
»Base salary:
•Comprises the smallest percentage of total compensation and is the only fixed component of executive compensation.
•Four of the NEOs received a merit increase in 2024, as described in more detail below.
•Over 98% of CNO’s 2024 merit pool funded salary increases for our associates who are not executive officers.
»Annual Cash Incentive/Pay-for-Performance (“P4P”) Plan (the “Annual Cash Incentive/P4P Plan”):
•Rewards our associates, including our executive officers, for delivering targeted financial and operational results.
•Maintained a mix of quantitative (80%) and qualitative (20%) performance metrics.
•Aligned Division-specific metric weightings for Division Presidents while maintaining emphasis on corporate financial metrics and investment metrics. Refinements were made to continue advancing strategic priorities:
•For the Consumer Division President, shifted 20% of his performance metrics from Corporate performance metrics to Division-specific metrics. This refinement aligned all Presidents (Consumer, Worksite and 40|86) with a 40% weighting to Division-specific metrics and continues to focus Presidents on their Division’s strategic priorities.

40	CNO Financial Group, Inc. 2025 Proxy Statement

•Updated the component of the qualitative metric measuring executive leadership qualities:
•Maintained an associate engagement goal, as measured by CNO’s annual Voice Survey of associates.
•Replaced the goal measuring voluntary associate participation in educational sessions with goals measured by CNO’s annual Voice Survey of associates:
◦Associate satisfaction with CNO’s workplace culture and hybrid work style; and
◦The impact of professional development across CNO’s associate population.
•Continued to set target financial performance equal to the Company’s annual business plan; maintained performance ranges and symmetry of threshold and maximum to target.
»Long-Term Incentive (“LTI”) Plan (“LTI Plan”):
•Aligns our management’s interests to those of our shareholders and helps to drive long-term shareholder value creation while incentivizing executive talent.
•Maintained emphasis on our performance shares (“P-shares”) while balancing the retentive qualities of restricted stock units (“RSUs”), using an LTI award mix of 55% P-shares and 45% RSUs.
•Maintained three-year relative total shareholder return (“TSR”) modifier and three-year cliff vesting on one-year P-share metrics of 50% operating return on equity (“Operating ROE”) and 50% operating earnings per share (“Operating EPS”).
•Over a three-year period, the one-year Operating ROE and Operating EPS results are subsequently adjusted by a relative TSR modifier.
•The relative TSR modifier decreases shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increases shares by 25% when performance is at the 75th percentile or higher. No modification occurs when performance is between the 25th and 75th percentile. The TSR modifier cannot increase the P-share payout above the cap of 200%.
•Three-year relative TSR modifier aligns payouts with shareholder experience over the three-year time horizon.
•Three-year cliff vesting encourages retention.
•Continued to set target financial performance equal to the Company’s annual business plan; maintained performance ranges and symmetry of threshold and maximum to target.
Additional detail on our Annual Cash Incentive/P4P Plan can be found beginning on page 50 and additional detail on our LTI Plan can be found beginning on page 57.
With these design features, we maintained our strong pay-for-performance philosophy, with the highest proportion of executive officers’ compensation “at risk.” The following charts show each element of 2024 target NEO compensation, including the mix of short-term and long-term incentives as well as the amount of “pay-at-risk” for the CEO and for the other NEOs:

Additional information on the target level of 2024 total annual cash and total direct compensation for each NEO can be found on page 49.

CNO Financial Group, Inc. 2025 Proxy Statement	41

2024 Compensation Results Highlights
CNO delivered exceptional 2024 financial performance, demonstrating our ability to grow the franchise while also growing earnings and improving profitability. Our 2024 performance demonstrated our proven commitment to leverage our business model to enable sustained profitable growth, execute on our strategic priorities and drive ROE expansion. Our unique capability to marry a virtual connection with our established, in-person agent force — who complete the critical “last mile” of sales and service delivery — remains a key differentiator driving this performance.
2024 was one of our best operating performances of the past several years, highlighted by sales records in both the Consumer and Worksite Divisions. Our financial health remained strong, reflecting growth in the business; higher interest rates and investment returns; and strong insurance product margins, coupled with disciplined expense and capital management. Additional information on our 2024 financial performance can be found on pages 2–5.
Our 2024 financial results demonstrated strong execution of our business plan, resulting in:
»Annual Cash Incentive/P4P Plan: (i) an aggregate payout of 146% of target, with payouts to our NEOs of 143%–149% of target and (ii) an aggregate $44 million payout, 79% of which was paid to our associates who are not executive officers.
»2024−2026 P-shares: (i) achievement of 134.6% of the 2024 Operating ROE metric and (ii) achievement of 137.4% of the 2024 Operating EPS metric, in each case, prior to applying the relative TSR modifier over 2024−2026 (which will not be determinable until after year-end 2026).
No retrospective changes to our 2024 performance metrics or targets were made.
The 2022−2024 P-shares paid out based on achievement of: (i) 85.1% of the 2022 Operating ROE metric and (ii) 87.2% of the 2022 Operating EPS metric, in each case, after applying the relative TSR modifier over 2022−2024 (which had no impact on the payout). No retrospective changes to the performance metrics or targets were made. Additional information on the 2022−2024 P-share results can be found on pages 61–62.
Additional information on the compensation paid to each NEO for 2024 can be found on page 68.
CEO 2024 Target Total Direct Compensation and HRCC Philosophy of CEO Compensation
As detailed under “Overview of 2024 Target Compensation” on page 49, our CEO’s 2024 target total direct compensation was approximately $9.6 million. In determining target total direct compensation for our CEO, the HRCC reviewed strategic business goals, peer group data, proprietary and publicly available compensation surveys and data, and considered our CEO’s experience, level of responsibility, leadership in delivering corporate performance, job tenure and future potential. The CEO’s individual 2023 job performance was assessed by the HRCC and the Board. Following this process, the HRCC determined that 2024 target total direct compensation of approximately $9.6 million for the CEO was appropriate and in line with market competitive levels.
Consistent with our pay-for-performance philosophy, the HRCC designed the vast majority of Mr. Bhojwani’s annual and long-term incentives to be performance based (i.e., “pay-at-risk”). In both of 2023 and 2024, 89% of Mr. Bhojwani’s target total direct compensation was pay-at-risk.
To further align the interests of the CEO with those of the Company and its shareholders, Mr. Bhojwani is subject to the Company’s stock ownership guidelines, which require that the CEO hold Company securities with an aggregate value of at least five times his base salary. Mr. Bhojwani is in full compliance with this requirement, as his actual holdings are over 40 times his base salary as of the March 10, 2025 record date. See pages 65 and 108 for more information. Mr. Bhojwani’s performance-based compensation also is subject to the Company’s clawback rights described on pages 65–66.

42	CNO Financial Group, Inc. 2025 Proxy Statement

Key Practices in Corporate Governance
and Executive Compensation
The HRCC strives to maintain best practices in corporate governance and executive compensation.

What We Do

Pay for Performance: The vast majority of NEO target total compensation is tied to Company-wide, business segment or individual performance or a combination thereof and therefore is considered to be “pay-at-risk.” Our compensation design balances execution of our near-term business plan with longer-term strategic priorities that require multi-year investments and execution.

Balanced View on Performance: We take a balanced approach to measuring our performance by employing (i) relative and absolute and (ii) quantitative and qualitative performance metrics in our compensation design.

Stock Ownership Guidelines: To align our executive officers with shareholder interests, our CEO and all of his direct reports (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to five times his base salary, and the others are required to maintain ownership equal to three times their respective base salaries. As of December 31, 2024, all NEOs have met or are within their allowable timeframes for meeting these guidelines. See pages 65 and 108 for more information.

Double-Trigger Change in Control: Severance and accelerated vesting of equity awards are triggered in connection with a change in control of the Company only by a qualified termination of employment within six months in anticipation of, or within two years following, a change in control event. See pages 76–79 for more information.

Strong Clawback Rights: Our incentive compensation is subject to strong clawback rights. Our Clawback Policy provides rights to recapture incentive compensation from our executive officers in the event of an accounting restatement or detrimental conduct that has caused, or is likely to cause, material financial, operational or reputational harm to the Company. Our Annual Cash Incentive/P4P and LTI Plans contain additional clawback provisions. See pages 65–66 for more information.

Independence of Executive Compensation Consultant: WTW has served as the HRCC’s independent executive compensation consultant since August 6, 2019. WTW was engaged following the HRCC’s thorough review of potential consultants and an analysis by the HRCC of their independence pursuant to SEC and NYSE requirements. WTW has no business or personal relationships with any of our NEOs. WTW’s independence and performance is evaluated annually by the HRCC.

Ongoing Succession Planning: Throughout the year, the HRCC regularly engages in in-depth discussions regarding executive succession planning and talent development. Succession planning is reviewed by the entire Board at least annually.

Strive to Understand Our Shareholders’ Views: We undertake an annual shareholder outreach program focused on business strategy and performance, corporate governance, executive compensation and corporate social responsibility. We consider our shareholders’ input when designing our executive compensation program.

Proxy Access: Our Bylaws provide shareholders with proxy access rights for Board member nominations.

Corporate Social Responsibility: Our long-term success is tied to the well-being of our customers, associates, agents and communities and the way we conduct business. In 2024, we maintained corporate social responsibility metrics in our Annual Cash Incentive/P4P Plan.

Contractual Protections: Every executive officer is subject to non-solicitation and confidentiality agreements that extend one year beyond termination of employment. In addition, our CEO and Division Presidents are subject to non-competition agreements that extend one year beyond termination of employment. Additional information on these protections may be found on pages 64–65.

CNO Financial Group, Inc. 2025 Proxy Statement	43

What We Do Not Do

No Supplemental Executive Retirement Plans: We do not offer SERPs to our current executive officers other than the Company’s nonqualified deferred compensation plan (“Deferred Compensation Plan”).

No Excise Tax Gross-Up Provisions: We do not increase the gross amount of payments to account for excise taxes.

No Significant Perquisites: Our executive officers generally participate in broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates (e.g., 401(k), medical, dental, life insurance).

No Repricing of Stock Options: Re-pricing of underwater stock options without shareholder approval is prohibited except in the event of certain permissible corporate events, including but not limited to stock splits or recapitalizations.

No Hedging, Pledging or Derivative Transactions: Directors and executive officers, including NEOs, are prohibited from pledging and hedging any Company securities, including holding CNO shares in margin accounts. They are also prohibited from engaging in any transaction involving Company securities that might be considered speculative or that involves any derivative securities related to CNO shares.

Limited Use of Employment Contracts: Except for our CEO, none of our executive officers are parties to employment agreements. Additional information on the CEO’s employment agreement may be found on page 64.

No Uncapped Awards: All awards under our Annual Cash Incentive/P4P and LTI Plans are subject to caps.

“Say-on-Pay” Results
At our 2024 Annual Meeting, shareholders expressed strong support for our executive compensation design, with over 93% of votes cast in favor of the non-binding advisory resolution on executive compensation. The results of our “say-on-pay” advisory vote and feedback from our shareholder outreach discussions (described on page 36) are part of the HRCC’s regular review of our executive compensation design.
Role of the Human Resources & Compensation Committee
The purpose of the HRCC is to provide oversight of the Company’s human resource assets and executive compensation programs to support the Company’s long-term success and the delivery of the Company’s objectives. The HRCC determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the HRCC actively monitors executive development and succession planning activities with respect to our executive officers and key personnel. The HRCC also oversees the Company’s approach to overall compensation design, benefit programs and professional development for the broader associate population.
Currently, three of our Board members sit on the HRCC, each of whom is an independent director as required by the NYSE listing requirements. The Board Chair is an ex officio member of the HRCC, and other Board members may also participate in HRCC meetings, although non-HRCC members do not vote at the committee level and our CEO is recused from portions of meetings during which his compensation is reviewed. The Board receives regular reports of HRCC deliberations and decisions. Annually, the HRCC leads the Board in an evaluation of the CEO’s performance and recommends his compensation for the Board’s approval. The HRCC’s functions are more fully described in its charter, which can be found on our website at www.CNOinc.com in the “Investors—Governance” section.
Role of the Compensation Consultant
In 2024, the HRCC utilized WTW as its independent compensation consultant. The HRCC conducted an assessment of WTW’s independence pursuant to SEC and NYSE requirements. Based on this assessment, the HRCC determined that WTW is independent.

44	CNO Financial Group, Inc. 2025 Proxy Statement

Although the compensation consultant is retained directly by the HRCC, its personnel interact with our executive officers as needed, particularly our CEO, Chief Financial Officer, Chief Human Resources Officer, General Counsel and each of their staffs, to provide the HRCC with relevant compensation and performance data for our executive officers and the Company overall. In addition, the compensation consultant’s personnel may interact with management to confirm information, identify data questions and/or exchange ideas.
As requested by the HRCC, WTW’s services to the HRCC in 2024 included:
»Providing competitive analysis of total compensation components for our executive officers, including our NEOs;
»Researching and presenting competitive and emerging compensation practices and regulatory issues;
»Recommending peer groups for compensation and performance;
»Providing updates on regulatory developments and the potential impact to CNO’s compensation plans and approaches to talent acquisition, management and separation;
»Attending HRCC meetings;
»Reviewing and evaluating changes to the Company’s executive compensation philosophy and programs; and
»Assisting in the preparation of compensation-related disclosures contained in this Proxy Statement (including the pay versus performance disclosure and Proposals 5 and 6 regarding the LTI Plan and Employee Stock Purchase Plan (“ESPP”) amendments).
The HRCC has the authority under its charter to retain outside consultants or other advisors. One element of that decision process is the HRCC’s assessment of an advisor’s independence. Relative to that determination, the HRCC takes into account certain independence factors enumerated by the SEC and NYSE.
The Company paid WTW $287,222 in the aggregate for executive compensation consulting services provided to the HRCC in 2024.
Separately, management engaged WTW and its subsidiaries to provide services that do not pertain to executive compensation, including services pertaining to broad-based and non-employee director compensation support and data services and certain Benefits Delivery & Administration insurance sales and marketing services. These services included the third-party distribution of certain Consumer Division products and other revenue-generating sales and marketing-related services for our Consumer Division. In 2024, CNO paid $36,320,822 in aggregate commissions and fees to WTW for services unrelated to executive compensation. Total payments from CNO to WTW and/or subsidiaries in 2024 totaled less than one percent of WTW’s parent company annual revenue.
How Our Human Resources & Compensation Committee Makes Decisions: Philosophy and Objectives
In making its decisions, the HRCC collects and considers input from multiple sources. The HRCC may ask executive officers to attend committee meetings at which executive compensation and overall and individual performance is discussed and evaluated, during which time executive officers may provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from the consultant, members of management and other Board members. However, only the members of the HRCC vote on matters of executive compensation. All elements of the CEO’s compensation are submitted to the full Board for its review and approval.
Philosophy
Our executive compensation programs are designed to pay for performance and align management’s interests with those of the Company’s shareholders and other stakeholders. Our compensation design is focused on strategic plan delivery and simultaneously is intended to attract, retain and motivate the executive officers who lead our Company.

CNO Financial Group, Inc. 2025 Proxy Statement	45

Our compensation philosophy is guided by the following principles:

1 Pay for Performance	2 Target Total Rewards Position	3 Compensation Benchmarking

Rewards are differentiated based on Company, business segment and individual performance.
To attract, retain and motivate, overall rewards are competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior performance.
We utilize Comparator Peer Company proxy data and survey data to benchmark compensation.

Pay-for-Performance Objectives
The HRCC strives to provide an understandable reward program that allows us to attract, retain and motivate executive talent with the significant industry experience required to continuously improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:
»Reward operational and productivity improvements that are sustainable. This means that we establish performance goals at targeted performance levels for key financial metrics under (i) our Annual Cash Incentive/P4P Plan, and (ii) our P-share awards;
»Align with the manner and timeframe in which the Company develops and executes its strategic business plans;
»Align the interests of our executive officers with those of our shareholders by rewarding shareholder value creation;
»Integrate individual goal-setting, periodic coaching and feedback with the Company-wide performance management program;
»Exercise appropriate judgment to reflect performance standards for an individual executive officer’s achievement of business results, as well as their contribution to our strong corporate culture that adheres to CNO’s values; and
»Offer the opportunity to earn additional compensation when overall or individual performance exceeds expectations.
Compensation Benchmarking Approach and Relevant Comparator Group Selection
In setting target executive compensation opportunities, the HRCC looks at base salary, annual cash incentive compensation and long-term incentive compensation, and reviews these compensation components and total direct compensation relative to a select group of peer companies (“Comparator Peer Companies”). For additional information on the components of executive compensation, see pages 48–65.
The HRCC’s general philosophy is to compensate our executive officers at approximately the 50th percentile level for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.
The HRCC annually assesses “competitive market” compensation by reviewing both Comparator Peer Company proxy data and financial services survey data for organizations of similar size and scope developed by its independent executive compensation consultant. The HRCC reviews this data and consults with its independent executive compensation consultant to objectively examine external market practices and compare those practices to our internal evaluations and decisions. These studies capture and report:
»Competitive external market data, by position, on a base salary, total annual cash incentive compensation (including bonus) and total direct compensation basis; and
»Long-term equity grants and the vesting status and valuation methodologies of such grants.

46	CNO Financial Group, Inc. 2025 Proxy Statement

Although aggregate pay levels generally are consistent with our compensation philosophy, pay levels for specific individuals may be above or below the targeted competitive benchmark levels. Variances may arise due to factors such as: an individual’s role and responsibilities within our Company; the individual’s experience and expertise; the individual’s time in position; and the pay levels for peers within the Company. In some instances, the amount and structure of compensation results from negotiations with an executive at the time that the individual was hired, which may reflect competitive labor market pressures to attract and hire quality executive talent in our industry. To attract and retain such talent, the Company also seeks to provide benefit levels in line with those offered by comparable publicly traded companies, although without necessarily matching on an item-by-item basis.
The HRCC and WTW annually review the Comparator Peer Companies after considering existing and potential peers and business and talent competitors and their respective financial metrics, including assets, premiums and market capitalization. In 2023, the HRCC and WTW reviewed the Comparator Peer Companies and determined that no additional changes were needed. The Comparator Peer Companies listed below were used as a reference point to compare proxy-disclosed compensation for 2023 to similar executive positions within CNO when making 2024 compensation decisions. Survey data developed by WTW is utilized for positions where proxy-disclosed information is not available.

2024 Comparator Peer Companies
American Equity Investment Life Holding Co.	Horace Mann Educators Corporation
American Financial Group, Inc.	Kemper Corporation
Assurant, Inc.	Lincoln National Corporation
Brighthouse Financial, Inc.	Primerica, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America, Incorporated
Globe Life Inc.	Unum Group
The Hanover Insurance Group, Inc.	Voya Financial, Inc.
In 2024, the HRCC and WTW reviewed the Comparator Peer Companies, and the HRCC determined to remove American Equity Investment Life Holding Co. from the Comparator Peer Group given its acquisition in May 2024. The HRCC is of the view that the current peers appropriately reflect our principal business competitors and those companies with which we compete for executive talent.

CNO Financial Group, Inc. 2025 Proxy Statement	47

Summary of Executive Compensation Components

Description	Why We Pay This Component	How We Determine Amount
Fixed

Fixed Cash Compensation/Base Salary •Smallest percentage of executive compensation. •The only fixed component. •May be adjusted annually.	•To attract, retain and motivate top talent.
•Established using data targeting the 50th percentile of the market.
•Adjusted to reflect factors such as job role and responsibility, experience level, performance, retention, future potential and time in position, competitive labor pressures, comparison to market data and internal equity.

Variable Annual

Variable Cash Compensation/Annual Cash Incentive and P4P •Earned based on Company, business segment and individual financial and operational performance.
•To reward our associates, including our executive officers, for delivering targeted financial and operational results that align with our strategic priorities and will contribute to the Company's long-term success.
•Serves as primary vehicle for recognizing and differentiating performance each year.
•Established using data targeting the 50th percentile of the market. •Target cash incentive opportunities are expressed as a percentage of base salary.

Variable Long-Term

Equity Compensation/Performance Shares (P-Shares)
•Earned based on achievement of one-year performance goals, each as adjusted by relative TSR over a three-year period.
•Three-year cliff vesting.
•P-shares account for 55% of the 2024 annual grant target and were divided evenly between those tied to (i) 2024 Operating ROE and (ii) 2024 Operating EPS, each as adjusted by relative TSR over a three-year period.

•To focus management on long-term Company performance.
•To balance the short-term focus of the Annual Cash Incentives/P4P by tying rewards to performance achieved over both single- and multi-year periods.
•To align the interests of management with those of shareholders.
•To help drive long-term shareholder value creation while incentivizing executive talent.

•Established using data targeting the 50th percentile of the market.
•Grant date value of target P-shares awarded may be adjusted annually up or down to reflect performance, potential and other individual considerations.

Equity Compensation/Restricted Stock Units (RSUs)
•Time-vested awards that generally vest over three years.
•Realizable value is variable based on long-term stock price appreciation.
•In addition to the annual grant, used selectively for retention and recognition.
•RSUs account for 45% of the 2024 annual grant target.
•To encourage retention and reward for exceptional performance and/or potential. •To align the interests of management with those of shareholders.
•Established using data targeting the 50th percentile of the market.
•Grant date value of RSUs awarded may be adjusted annually up or down to reflect performance, potential and other individual considerations.

48	CNO Financial Group, Inc. 2025 Proxy Statement

Overview of 2024 Target Compensation
The table below summarizes the target level of 2024 total annual cash and total direct compensation for our NEOs.

Summary of Components of Regular Total Direct Compensation (TDC) in 2024 at Target(1)
	Base Salary	Target Annual Cash Incentive		Target Total Annual Cash	P-Share Value(2)	RSU Value(2)	Total LTI Value(2)	Target TDC(3)
		Amount	% of Salary

Gary C. Bhojwani	$1,065,000	$1,704,000	160%	$2,769,000	$3,675,763	$3,144,372	$6,820,135	$9,589,135
% of TDC	11%	18%					71%	100%
Paul H. McDonough	$701,000	$701,000	100%	$1,402,000	$1,049,412	$898,392	$1,947,804	$3,349,804
% of TDC	21%	21%					58%	100%
Scott L. Goldberg	$654,000	$654,000	100%	$1,308,000	$646,009	$553,278	$1,199,287	$2,507,287
% of TDC	26%	26%					48%	100%
Eric R. Johnson	$651,000	$651,000	100%	$1,302,000	$629,083	$536,844	$1,165,927	$2,467,927
% of TDC	26%	26%					48%	100%
Matthew J. Zimpfer	$622,000	$622,000	100%	$1,244,000	$612,157	$523,149	$1,135,306	$2,379,306
% of TDC	26%	26%					48%	100%
(1)Base salaries are as of December 31, 2024. Annual cash incentive expressed as target levels as of the award date. Value of LTI equity awards expressed as the grant date fair value. Variances between values and totals may exist due to rounding.
(2)Represents P-share and RSU aggregate grant date fair values of awards granted in 2024; actual value realized will depend on stock price appreciation and achievement of performance metrics at the time of vesting.
(3)Target TDC includes Target Total Annual Cash and the Total LTI Value.
See “Compensation Benchmarking Approach and Relevant Comparator Group Selection” beginning on page 46 for additional information on how the HRCC sets target executive compensation levels.
Total realized compensation in any year may be above or below targeted compensation levels, depending on the extent to which our incentive goals were attained and whether shareholder value was created.
Base Salaries
Overview
Base salary comprises the smallest percentage of total compensation and is the only fixed component of executive compensation. The HRCC generally targets the 50th percentile of the competitive market for executive officer base salaries.
Design
Each executive officer’s base salary is reviewed annually by the HRCC, or more frequently in the event of a promotion; a change in job responsibilities; an assessment of level of expertise or performance; or based on market data or internal pay guidelines. Reviews of executive officers’ base salaries take into consideration numerous factors, including: mix of compensation; job role and responsibility; individual leadership, experience and expertise; individual historical performance; retention risk; future potential and time in position; competitive labor market pressures; comparison to market data; and internal equity of peers.

CNO Financial Group, Inc. 2025 Proxy Statement	49

2024 Salary Increases
Each year, CNO establishes a merit pool to fund salary increases for the organization as a whole. Over 98% of CNO’s 2024 merit pool funded base salary increases for our associates who are not executive officers.
The HRCC does not presume that executive officers will receive base salary increases every year. In February 2024, the HRCC approved merit-based base salary increases or market adjustments for certain of our executive officers to align with market data. Of the NEOs, Mr. McDonough, Mr. Goldberg, Mr. Johnson and Mr. Zimpfer received merit-based base salary increases of 2.5%, 3.0%, 2.5% and 2.0%, respectively.
Annual Cash Incentive/P4P Plan
Overview
The primary purpose of the Annual Cash Incentive/P4P Plan is to reward our associates, including our executive officers, for delivering targeted financial and operational results. It is the broadest of our management incentive programs, covering all of our NEOs and all of our associates, except those who participate in sales incentive programs. Offering annual cash incentives to eligible associates reflects our performance philosophy at all levels of the organization.
Prior to the beginning of the annual performance period, all Annual Cash Incentive/P4P Plan participants are assigned target cash incentive opportunities expressed as a percentage of base salary. The target percentages are based on external and internal factors applicable to the positions held by these individuals, as described in more detail below. The HRCC generally targets the 50th percentile of the competitive market for executive officer target cash incentive opportunities.
For 2024, the Annual Cash Incentive/P4P plan paid out approximately $44 million, 79% of which was paid to our associates who are not executive officers.
Design and Changes
CNO’s 2024 Annual Cash Incentive/P4P Plan design is consistent with the 2023 design. The design strongly links pay to performance, supports the advancement of the Company’s 2024 strategic priorities, aligns with our 2024 compensation program objectives (as summarized earlier) and measures performance in areas of focus.
The HRCC reviewed the Annual Cash Incentive/P4P Plan metrics for 2024 and made certain refinements to continue advancing strategic priorities:
»20% of the Consumer Division President’s Annual Cash Incentive/P4P Plan metrics were shifted from corporate performance metrics to Division-specific metrics. In 2023, the Consumer Division President’s metrics were 80% weighted to corporate performance metrics and 20% weighted to Consumer Division-specific metrics. As a result of the shift, the Consumer Division President’s 2024 metrics were 60% weighted to corporate performance metrics and 40% weighted to Consumer Division-specific metrics. This refinement aligned all Presidents (Consumer, Worksite and 40|86) with a 40% weighting to Division-specific metrics and continues to focus Presidents on their Division’s strategic priorities.
»Within the component of the qualitative metric measuring executive leadership qualities, the associate engagement goal was maintained, and the goal measuring voluntary associate participation in educational sessions was replaced with goals measured by CNO’s annual Voice Survey of associates: (i) associate satisfaction with CNO’s workplace culture and hybrid work style; and (ii) the impact of professional development across CNO’s associate population.
Additional details on the metrics and their weightings are provided below.

50	CNO Financial Group, Inc. 2025 Proxy Statement

Performance Metrics
The table below summarizes 2024 metrics and weightings for our NEOs under the Annual Cash Incentive/P4P Plan.

NEO 2024 Annual Cash incentive/P4P Plan Metrics and Weightings
Corporate Performance Metrics	Gary C. Bhojwani	Paul H. McDonough	Scott L. Goldberg	Eric R. Johnson	Matthew J. Zimpfer

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	30%	30%	30%	20%	30%
Combined Total Life and Health Collected Premium	10%	10%	—	7%	10%
Annuity Collected Premium	10%	10%	—	7%	10%
Combined Total Fee Revenue	10%	10%	—	6%	10%
Investment Performance Metrics (see below)	20%	20%	10%	40%	20%
Individual Qualitative Assessment	20%	20%	20%	20%	20%
Consumer Division Performance Metrics
Life and Health NAP	—	—	14%	—	—
Annuity Collected Premium	—	—	14%	—	—
Fee Revenue	—	—	12%	—	—
Total	100%	100%	100%	100%	100%

Investment Performance Metrics and Weightings
Effective Yield (GAAP Net Yield %)	40%	40%	40%	40%	40%
Pre-tax C1/AUM	35%	35%	35%	35%	35%
Total Return Versus Benchmark	15%	15%	15%	15%	15%
Responsible Investment	10%	10%	10%	10%	10%
These metrics were selected as the most significant drivers of our financial success and realistically subject to participants’ influence. No changes were made to the metrics after they were approved by the HRCC in February 2024. Variances in the weightings for Mr. Goldberg and Mr. Johnson reflect their accountabilities for, and influence on, Consumer Division and investment metrics, respectively, in their President, Consumer Division and Chief Investment Officer roles, respectively. These metrics align with our business objectives to drive strong operational performance, deliver consistent yet disciplined growth and improved profitability, generate strong investment returns and manage risk effectively. Our 2024 plan was also designed to establish performance levels that are challenging yet achievable, and to appropriately balance risk and reward. These metrics also align with the day-to-day metrics that we use to run the Company.
2024 Annual Cash Incentive/P4P Plan Financial Metrics Defined
The following provides additional detail in explaining and defining the metrics that are applicable to all NEOs.
»Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses:* operating earnings before interest expense on corporate debt, income taxes and advertising costs related to our life insurance products that are not eligible for capitalization as deferred acquisition costs.
»Combined Total Life and Health Collected Premium:* premiums received, net of reinsurance, on Life and Health products.

CNO Financial Group, Inc. 2025 Proxy Statement	51

»Annuity Collected Premium:* premiums received, net of reinsurance, on annuity products.
»Combined Total Fee Revenue:* fees from third-party policies sold (primarily Medicare Advantage), Broker Dealer/Registered Investment Adviser accounts and services provided to Optavise clients.
»Effective Yield (or GAAP Net Yield %): annual investment income (net of investment expenses) divided by average investible assets for the same period.
»Pre-tax C1/AUM: the aggregate of investment asset risk-based capital charges divided by assets under management. Risk-based capital charges are determined based upon factors published by the National Association of Insurance Commissioners (NAIC). This metric measures the risk of credit default or decrease in the value of the assets held in the investment portfolio as a percentage of assets under management.
»Total Return Versus Benchmark: the full-year portfolio total return for non-cash investments as compared to the full-year total return for a stated benchmark. It is designed to reward performance generally in line with or exceeding market performance.
»Responsible Investment: the overall weighted average Morgan Stanley Capital International (MSCI) rating for all CNO general account investments. The rating measures financially relevant responsible investment risks and opportunities of the applicable issuers.
In addition to the above metrics, the following metrics are applicable to Mr. Goldberg:
»Consumer Division Life and Health NAP:* measures annualized premiums on new life and health policies issued by the Consumer Division.
»Consumer Division Annuity Collected Premium:* premiums received, net of reinsurance, on annuity products within the Consumer Division.
»Consumer Division Fee Revenue: fees from third-party policies sold (primarily Medicare Advantage) and Broker Dealer/Registered Investment Adviser accounts within the Consumer Division.
*Metric reflects amounts disclosed in, or derivable from, our published quarterly or annual financial results.
Individual Qualitative Metric Defined
The individual qualitative metric for each NEO is weighted at 20% of the total. The qualitative metric addresses individual results, contributions and leadership. Given the importance of CNO’s culture and values to CNO’s business strategy and the critical role that our executive officers play in setting the tone for our culture, five percentage points of the qualitative metric’s 20 percentage points are attributed to measurements of executive leadership qualities. For an executive officer to achieve target performance:
»The executive officer’s team would have an average score of at least 8.7 on a metric within our annual Voice Survey of associates that measures associate engagement and satisfaction with our corporate values, work environment, career prospects and brand. A score of 8.7 (on a scale of 10) aligns with the top 25% of the Voice Survey’s financial services industry benchmark.
»The executive officer’s team would have an average score of at least 8.6 on a metric within our annual Voice Survey of associates that measures associate satisfaction with CNO’s workplace culture and hybrid work style. A score of 8.6 (on a scale of 10) aligns with the top 25% of the Voice Survey’s financial services industry benchmark.
»The executive officer’s team would have an average score of at least 8.6 on a metric within our annual Voice Survey of associates that measures the impact of CNO’s focus on professional development, including associates’ ability to learn and develop new skills. A score of 8.6 (on a scale of 10) aligns with the top 25% of the Voice Survey’s financial services industry benchmark.

52	CNO Financial Group, Inc. 2025 Proxy Statement

Qualitative metric results are determined by the HRCC using a variety of sources, including:
»Peer-level input during quarterly business reviews;
»CEO assessment (other than for the CEO);
»HRCC observation and assessment of an NEO’s overall performance and contribution to Company success and culture; and
»Applicable associate Voice Survey score results, as discussed above.
In addition, the qualitative metric is capped. If Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses is below threshold performance, this metric can achieve no greater than its target payout level.
2024 Payout Opportunities
Target Annual Cash Incentive/P4P Plan payout amounts for each NEO are determined by the HRCC at the beginning of the performance period based on external and internal factors applicable to the positions held by each NEO.
»Target Annual Cash Incentive/P4P Plan as a percentage of each NEO base salary:
•Mr. Bhojwani, 160%
•Other NEOs, 100%
»Threshold payout: 50% of target payout
»Target payout: 100% of target payout
»Maximum payout: 200% of target payout
A linear interpolation is used to determine payout percentages between threshold and target performance and target and maximum performance.
2024 Annual Cash Incentive/P4P Plan Targets
The HRCC finalized the targets in February 2024 for each of the performance metrics at levels that it considered demanding and fair for the reasons set forth below. No changes were made to such targets after they were established.
The HRCC set the applicable financial objectives based on the Board-approved business plan for 2024, which entailed a detailed vetting process prior to presentation and approval by the Board. The HRCC considered a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations.
In 2024, no changes were made to the methodology by which we determine the Annual Cash Incentive/P4P performance ranges. Target financial performance was set equal to the Company’s 2024 business plan. Minimum and maximum values were set using a percentage range consistent with the prior year’s range, with equivalent percentage changes from the target to the maximum and from the threshold to the target. The width of the performance ranges takes into account the potential impact of external forces such as geopolitical events, inflation dynamics, recession concerns and labor market conditions.
The 2024 targets incorporated growth over both 2023 as reported and as reported excluding significant items, except for (i) Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses; (ii) Consumer Division Fee Revenue and (iii) within the investment performance metrics, Pre-tax C1/AUM and the Responsible Investment metric.
The Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses target of $608.1 million (“MM”) was set below 2023 as reported ($614.7 MM) but above 2023 as reported excluding significant items ($559.1 MM). The HRCC and management believe that the exclusion of significant items from plan vs. prior year comparisons typically forms a more accurate comparison as it adjusts for items that are unusual in nature or unlikely to recur during the plan year. The 2023 significant items included $21.7 MM of legal recoveries, net of expenses and increased legal accruals, and $33.9 MM of net favorable impact arising from our comprehensive annual actuarial review. As these significant items were both unusual and non-recurring, they were appropriately excluded as a point of comparison when setting the 2024 business plan. The 2024 target reflected a nine percent increase over the 2023 results, excluding significant items. When setting the 2024 business plan, we expected the return on our alternative investments to

CNO Financial Group, Inc. 2025 Proxy Statement	53

improve relative to 2023 and the stable health claims experience from the second half of 2023 to persist with no repeat of the elevated health claims from the second quarter of 2023.
The Consumer Division Fee Revenue target of $136.4 MM was set below the 2023 as reported total of $140.8 MM. When setting the 2024 business plan, we projected the favorable impacts from our revenue recognition assumptions related to our recognition of estimated net lifetime revenue from the sale of third-party Medicare Advantage plans to subside. Changes in assumptions used to estimate the lifetime revenue favorably impacted results in 2023; however, that impact was not expected to recur in our 2024 results to the same extent as in 2023.
Within the investment performance metrics, the Pre-tax C1/AUM target of 1.60% was set in line with the Company’s 2024 risk-based capital plan while taking into consideration the target yield. The 2023 as reported Pre-tax C1/AUM was 1.32%. When setting the 2024 business plan, we forecasted the opportunity to take incremental investment risk to achieve additional net investment income given the then-current investment environment. We also forecasted the potential for higher C1 charges as a result of bond rating downgrades triggered by then-anticipated recessionary economic conditions. Our expectations regarding economic conditions were informed by then-current third-party economic projections, including those reflected in economic scenarios published by nationally recognized statistical rating organizations.
Also within the investment performance metrics, the Responsible Investment target of 6.55 was set consistent with the 2023 target but below the 2023 as reported result of 6.74. When setting the 2024 business plan, we anticipated making economically desirable investments in companies whose demonstrated efforts to improve their environmental, social or governance practices may not yet be reflected in their MSCI rating.

54	CNO Financial Group, Inc. 2025 Proxy Statement

The table below summarizes 2023 actual results (as reported and as reported excluding significant items) and the 2024 plan targets, thresholds and maximums.

	2023 Results		2024 Annual Cash Incentive/P4P Plan Performance Levels
Corporate Performance Metrics	2023 As Reported	2023 Excluding Significant Items	Threshold	Target	Maximum

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	$614.7 MM	$559.1 MM	$425.7 MM	$608.1 MM	$790.6 MM
Combined Total Life and Health Collected Premium	$2,514.8 MM	$2,514.8 MM	$2,442.3 MM	$2,570.8 MM	$2,699.3 MM
Annuity Collected Premium	$1,583.2 MM	$1,583.2 MM	$1,484.6 MM	$1,649.5 MM	$1,814.5 MM
Combined Total Fee Revenue	$177.6 MM	$177.6 MM	$149.3 MM	$175.6 MM	$201.9 MM
Consumer Division Performance Metrics	2023 As Reported	2023 Excluding Significant Items	Threshold	Target	Maximum

Life and Health NAP	$336.2 MM	$336.2 MM	$310.9 MM	$345.5 MM	$380.0 MM
Annuity Collected Premium	$1,583.2 MM	$1,583.2 MM	$1,484.6 MM	$1,649.5 MM	$1,814.5 MM
Fee Revenue	$140.8 MM	$140.8 MM	$122.8 MM	$136.4 MM	$150.0 MM
Investment Performance Metrics	2023 As Reported	2023 Excluding Significant Items	Threshold	Target	Maximum

Effective Yield (GAAP Net Yield %)	4.71%	—	4.34%	4.88%	5.42%
Pre-tax C1/AUM	1.32%	—	1.76%	1.60%	1.44%
Total Return versus Benchmark	29 bps	—	≥ −150 bps of benchmark performance	Plan >0	≥ +150 bps of benchmark performance
Responsible Investment	6.74	—	5.76	6.55	7.34

CNO Financial Group, Inc. 2025 Proxy Statement	55

2024 Annual Cash Incentive/P4P Plan Results
The HRCC has the authority to adjust performance goals or results for the impact of certain industry, market or Company-specific special items from year to year. The Board takes very seriously the consideration of any such adjustments and generally prefers to avoid such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact on its incentives. Therefore, we are of the view that any adjustment must relate to items that are: (i) material; (ii) non-recurring or unusual in nature; and (iii) beyond management’s control or, if controllable, reflect actions taken that are determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Cash Incentive/P4P Plan.
The HRCC considered each of the significant items as referenced in our external reporting for potential adjustments in determining the 2024 Annual Cash Incentive/P4P Plan payouts. The significant item relating to our comprehensive annual actuarial review (a $27.3 MM net favorable impact) was determined to be material, non-recurring and beyond management’s control. This item was excluded in determining the 2024 Annual Cash Incentive/P4P Plan payouts, reducing the total bonus pool (which covers the NEOs and the majority of our associates) by approximately three percent. The adjusted amounts are reflected in the “2024 Excluding Significant Items” column in the table below.
The other significant item, $2.9 MM related to a fixed asset impairment, unfavorably impacted 2024 operating earnings metrics used to determine Annual Cash Incentive/P4P Plan payouts. This item was not excluded when determining the 2024 Annual Cash Incentive/P4P Plan payouts as it was within management’s control.
The tables below summarize 2024 results by metric.

Corporate Performance Metrics	2024 Target*	2024 As Reported	2024 Excluding Significant Items	Payout % of Target

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	$608.1 MM	$719.8 MM	$692.5 MM	146%
Combined Total Life and Health Collected Premium	$2,570.8 MM	$2,588.1 MM	$2,588.1 MM	113%
Annuity Collected Premium	$1,649.5 MM	$1,790.6 MM	$1,790.6 MM	186%
Combined Total Fee Revenue	$175.6 MM	$190.5 MM	$190.5 MM	157%

Consumer Division Performance Metrics	2024 Target*	2024 As Reported	Payout % of Target

Life and Health NAP	$345.5 MM	$353.4 MM	123%
Annuity Collected Premium	$1,649.5 MM	$1,790.6 MM	186%
Fee Revenue	$136.4 MM	$156.3 MM	200%

Investment Performance Metrics	2024 Target*	2024 As Reported	Payout % of Target

Effective Yield (GAAP Net Yield %)	4.88%	4.94%	111%
Pre-tax C1/AUM	1.60%	1.27%	200%
Total Return Versus Benchmark	Plan >0	345 bps	200%
Responsible Investment	6.55	6.78	129%
*See page 55 for additional detail on the threshold, target and maximum performance targets for the 2024 Annual Cash Incentive/P4P Plan.

56	CNO Financial Group, Inc. 2025 Proxy Statement

For 2024, the Annual Cash Incentive/P4P plan paid out approximately $44 MM, 79% of which was paid to our associates who are not executive officers. The table below sets forth the actual 2024 cash bonuses paid out to the NEOs pursuant to our Annual Cash Incentive/P4P Plan. These figures combine the individual performance opportunities, weightings and targets previously discussed.

2024 Annual Cash Incentive/P4P Plan Payouts(1)
Named Executive Officer	Target Annual P4P Incentive(2)		Actual Performance				Total P4P Payout
			Financial Metrics (80% of Total)		Qualitative Metric (20% of Total)

	% of Base Salary	$	%	$	%	$	% of Target	$

Gary C. Bhojwani	160	1,704,000	151	2,060,868	120	408,960	145	2,469,829
Paul H. McDonough	100	701,000	151	847,810	110	154,220	143	1,002,031
Scott L. Goldberg	100	654,000	159	829,518	110	143,880	149	973,398
Eric R. Johnson	100	651,000	153	797,724	110	143,220	145	940,945
Matthew J. Zimpfer	100	622,000	151	752,265	120	149,280	145	901,546
(1)Variances between values and totals may exist due to rounding.
(2)Target amounts are calculated based on salary at year-end.
Qualitative metric results are determined by the HRCC using a variety of sources, including peer-level input during quarterly business reviews, CEO assessment (other than for the CEO), and HRCC observation and assessment. Since Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses was above threshold performance, this metric was not capped at its target payout level.
For 2024, NEO qualitative metric payouts ranged from 110% to 120% of target. These results reflect each NEO’s:
»Leadership in, and contribution to, our strategic priorities;
»Contribution to driving our mission, purpose, values and goals;
»Contribution to our corporate culture;
»Applicable associate Voice Survey score results, as discussed above;
»Progress on succession planning, as well as recruiting and retaining top talent.
Long-Term Incentives
Overview
Equity compensation aligns our management’s interests to those of our shareholders and helps to drive long-term shareholder value creation while incentivizing executive talent.
The HRCC generally targets the 50th percentile of the competitive market for executive officer target equity compensation. The HRCC reviews and approves individual equity grants for the NEOs, as well as all equity grants made to other executive officers under the purview of the HRCC. Annual grants for all officers are reviewed and approved at the HRCC’s scheduled meeting at approximately the same time each year. Interim or off-cycle grants are reviewed and approved by the HRCC as circumstances warrant.
The CEO is authorized by the HRCC to utilize a designated number of shares each year to grant equity awards to non- executive officers to attract, retain, motivate and/or reward such associates, as deemed appropriate by the CEO. Such awards are regularly reviewed by the HRCC.

CNO Financial Group, Inc. 2025 Proxy Statement	57

The HRCC assesses aggregate share usage and dilution levels in comparison to general industry norms. This enables the HRCC to be mindful of total cost, while granting awards that are competitive in the market, maintaining a policy of internal equity and reinforcing our pay-for-performance philosophy.
The following information is being provided as required by Item 402(x) of Regulation S-K. As noted above, the Company’s long-standing practice has been to grant equity compensation on a pre-determined schedule at approximately the same time each year, with interim or off-cycle grants being reviewed and approved by the HRCC as circumstances warrant. CNO does not currently grant stock options to its employees outside of its ESPP. Eligible employees (which do not include our named executive officers) may voluntarily enroll in the ESPP and receive options to purchase shares at a discount using payroll deductions accumulated during the applicable offering period. The HRCC did not take material nonpublic information into account when determining the timing and terms of equity compensation in 2024, and CNO does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Design and Changes
The design of our 2024 long-term incentives is consistent with the 2023 design. The design strongly links pay to performance, supports the advancement of the Company’s strategic priorities, aligns with our 2024 compensation program objectives (as summarized earlier) and measures performance in areas of focus.
For 2024, our long-term incentive award mix and performance metrics remained the same. Our equity award mix consists of two award types — performance-based awards (P-shares) and restricted stock units (RSUs). This aligns with prevalent market practice. 2024 grants maintained a mix of 55% P-shares and 45% RSUs, placing a greater emphasis on our P-shares while balancing the retentive qualities of time-vested RSUs.
The P-share awards with respect to the performance period commencing on January 1, 2024 and ending on December 31, 2026 will pay out after three years based on one-year Operating ROE and one-year Operating EPS, each as adjusted by the relative TSR for the three-year period. The relative TSR modifier decreases shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increases shares by 25% when performance is at the 75th percentile or higher. No modification occurs when performance is between the 25th and 75th percentile. The TSR modifier cannot increase the P-share payout above the cap of 200%. Dividend equivalents are paid on P-shares upon vesting. This is the same design as the prior year’s P-share awards commencing on January 1, 2023 and ending on December 31, 2025.
The HRCC determined that the continued use of the three-year relative TSR modifier and three-year cliff vesting on one-year P-share metrics continues to be appropriate. One-year metrics provide greater ability to forecast and influence business results and are balanced by both a three-year cliff vesting, which encourages executive retention, and a three-year relative TSR modifier, which aligns payouts with shareholder experience over the three-year time horizon. Continued use of Operating ROE aligns with shareholder interests. Continued use of Operating EPS provides a clear gauge of performance, requiring solid operational execution, as well as disciplined capital management, and is a metric closely followed by both sell-side analysts and buy-side investors. Comparing TSR to a group of industry peer companies measures our ability to perform relative to those affected by the same macroeconomic conditions.
The RSUs awarded in 2024 vest ratably over a three-year period. Dividend equivalents are paid on RSUs upon vesting.

58	CNO Financial Group, Inc. 2025 Proxy Statement

In determining the 2024 annual grant, the HRCC considered market data and performance results to set a dollar amount of equity to be awarded to each executive officer. The number of P-shares and RSUs to be granted to each executive officer were then calculated based on an estimate of the grant date fair value.
To be eligible to vest in long-term incentive awards, NEOs generally must continue to be employed by CNO through the vesting dates or satisfy the definitions of “Retirement,” “Death” or “Disability” in our award agreements or upon an involuntary termination within six months in anticipation of or within two years after a Change in Control (as defined in our award agreements). For additional information on the terms of our equity-based awards, see page 71.
Long-Term Incentive Plan Grants in 2024
The table below shows the number of P-shares and RSUs, and the grant date fair value of such awards granted to our NEOs in 2024.

2024 Annual LTI Grants
	P-Shares		RSUs
Named Executive Officer	Operating ROE	Operating EPS

Gary C. Bhojwani	65,150	65,150	114,800
Grant Date Fair Value	$1,837,881	$1,837,881	$3,144,372
Paul H. McDonough	18,600	18,600	32,800
Grant Date Fair Value	$524,706	$524,706	$898,392
Scott L. Goldberg	11,450	11,450	20,200
Grant Date Fair Value	$323,004	$323,004	$553,278
Eric R. Johnson	11,150	11,150	19,600
Grant Date Fair Value	$314,541	$314,541	$536,844
Matthew J. Zimpfer	10,850	10,850	19,100
Grant Date Fair Value	$306,078	$306,078	$523,149
No One-Time Grants
No special one-time grants were made in 2024 to any NEO.
P-Share Performance Metrics Defined
The following provides additional detail in explaining and defining the metrics that are applicable to the NEOs’ 2024 P-shares.
»Operating ROE P-share metric: This metric aligns with CNO’s external reporting of Operating ROE excluding significant items. It is defined as net operating income, excluding significant items, divided by average equity. Net operating income is defined as net income excluding: (1) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (2) net change in market value of investments recognized in earnings, net of taxes; (3) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (4) fair value changes related to the agent deferred compensation plan, net of taxes; (5) gains or losses related to material reinsurance transactions, net of taxes; (6) loss on extinguishment of debt, net of taxes; (7) changes in the valuation allowance for deferred tax assets and other tax items; and (8) other non-operating items including earnings attributable to variable interest entities, net of taxes. In calculating average equity, we exclude accumulated other comprehensive income or loss (“AOCI”) and net operating loss (“NOL”) carryforwards. It is common industry practice to exclude AOCI from the equity component of the Operating ROE calculation as it can be highly volatile due to changes in general market interest rates rather than a result of the business decisions made by management. Our NOL carryforwards are excluded as these assets do not provide any return to shareholders until after the NOLs are utilized, reducing taxes that otherwise would be due. Operating ROE is

CNO Financial Group, Inc. 2025 Proxy Statement	59

an absolute measure, which is directly linked to the Company’s business plan and is one of the tools used by the investment community to evaluate our performance and assess valuation.
»Operating EPS P-share metric: This metric aligns with CNO’s external reporting of Operating EPS excluding significant items. It is defined as net operating income, excluding significant items, divided by the weighted average number of diluted shares outstanding. Net operating income is defined above. Operating EPS is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. Management and the Board share the view that an analysis of Operating EPS is important in understanding the profitability and operating trends of the Company’s business.
»Relative TSR: The three-year modifier is a relative measure of TSR based on our stock price performance relative to a group of industry peer companies (“TSR Performance Peers”). For additional information on the TSR Performance Peers, see page 63. Shares that vest after three years based on one-year financial performance may be modified by the relative TSR result over the three-year period. If relative TSR performance is at the 75th percentile or above, vested shares will increase by 25%. Relative TSR at the 25th percentile or lower will reduce vested shares by 25%. No modification occurs when performance is between the 25th and 75th percentile. The TSR modifier cannot increase the P-share payout above the cap of 200%. Use of the TSR modifier maintains a long-term performance outlook and aligns payouts with shareholder experience over the three-year time horizon.
Operating ROE, Operating ROE excluding significant items, Operating EPS, Operating EPS excluding significant items, net operating income, net operating income per diluted share and net operating loss carryforwards are non-GAAP financial measures. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A—Information Related to Certain Non-GAAP Financial Measures for descriptions of these measures and reconciliations to the comparable GAAP measures. Certain of these measures are also discussed below with respect to P-share performance metrics and targets for the noted performance periods.
2024−2026 P-Share Performance Metrics and Targets
The HRCC finalized the targets in February 2024 for each of the performance metrics at levels that it considered demanding and fair for the reasons set forth below. No changes were made to such targets after they were established.
The HRCC set the applicable financial objectives based on the Board-approved business plan for 2024, which entailed a detailed vetting process prior to presentation and approval by the Board. The HRCC considered a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations.
The 2024 Operating ROE target was set equal to our business plan at 9.7%, which is lower than 2023 as reported Operating ROE (9.8%) but higher than Operating ROE as reported excluding significant items (8.6%). The 2024 Operating EPS target was set equal to our business plan at $3.20, which is higher than 2023 as reported Operating EPS ($3.09) and higher than 2023 Operating EPS as reported excluding significant items ($2.72).
The HRCC and management believe that the exclusion of significant items from plan vs. prior year comparisons typically forms a more accurate comparison as it adjusts for items that are unusual in nature or unlikely to recur during the plan year. The 2023 significant items included $21.7 MM of legal recoveries, net of expenses and increased legal accruals, and $33.9 MM of net favorable impact arising from our comprehensive annual actuarial review. As these significant items were both unusual and non-recurring, they were appropriately excluded as a point of comparison when setting the 2024 business plan. When setting the 2024 business plan, we expected the return on our alternative investments to improve relative to 2023 and the stable health claims experience from the second half of 2023 to persist with no repeat of the elevated health claims from the second quarter of 2023.
The 2024−2026 P-share grant requires a threshold-level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout will be based on 2024 results, as adjusted by the three-year relative TSR modifier. The relative TSR modifier will be applied at the end of the three-year performance period. Dividend equivalents are paid on P-shares upon vesting.
In 2024, no changes were made to the methodology by which we determine P-share performance ranges. Target financial performance was set equal to the Company’s 2024 business plan. Minimum and maximum values were set using a percentage range consistent with the prior year’s range, with equivalent percentage changes from the target to the maximum and from the threshold to the target. The width of the performance ranges takes into account the

60	CNO Financial Group, Inc. 2025 Proxy Statement

potential impact of external forces such as geopolitical events, inflation dynamics, recession concerns and labor market conditions.
The Company reported Operating ROE excluding significant items of 11.4% and Operating EPS excluding significant items of $3.80 for 2024. These results reflect potential payouts of 134.6% and 137.4%, respectively, prior to applying the relative TSR modifier over 2024−2026.
2023−2025 P-Share Performance Metrics and Targets
»The 2023−2025 P-share grant was evenly split between one-year Operating ROE and one-year Operating EPS, each as adjusted by relative TSR for the three-year period. The relative TSR modifier decreases shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increases shares by 25% when performance is at the 75th percentile or higher. No modification occurs when performance is between the 25th and 75th percentile.
»The Operating ROE and Operating EPS targets were established in early 2023 based on our strategic goals and business plan at that time. The 2023 Operating ROE target was set equal to our business plan at 9.3%, which is lower than 2022 as reported Operating ROE (10.8%) and Operating ROE as reported excluding significant items (10.3%). The 2023 Operating EPS target was set equal to our business plan at $3.01, which is lower than 2022 as reported Operating EPS ($3.06) but higher than 2022 Operating EPS as reported excluding significant items ($2.91). The lower target ROE and EPS reflected our expectation for relatively flat earnings in 2023, in the context of an evolving business climate as net favorable pandemic impacts were expected to subside and rising interest rates were expected to adversely impact economic conditions. The 2022 amounts were recast to reflect the adoption of a new accounting standard related to targeted improvements to the accounting for long-duration insurance contracts, which became effective on January 1, 2023.
»The 2023−2025 P-share grant requires a threshold-level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout will be based on 2023 results set forth below, as adjusted by the three-year relative TSR modifier. The relative TSR modifier will be applied at the end of the three-year performance period. Dividend equivalents are paid on P-shares upon vesting.
»The Company reported Operating ROE excluding significant items of 8.6% and Operating EPS excluding significant items of $2.72 for 2023. These results reflect potential payouts of 92.6% and 90.3%, respectively, prior to applying the relative TSR modifier over 2023−2025.
2022−2024 P-Share Performance Results and Payouts
»The 2022−2024 P-share grant was evenly split between one-year Operating ROE and one-year Operating EPS, each as adjusted by relative TSR for the three-year period. The relative TSR modifier decreases shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increases shares by 25% when performance is at the 75th percentile or higher. No modification occurs when performance is between the 25th and 75th percentile.
»The Operating ROE and Operating EPS targets were established in early 2022 based on our strategic goals and business plan at that time. The 2022 Operating ROE target was set equal to our business plan at 9.5%, which is lower than 2021 as reported Operating ROE (12.1%) and Operating ROE as reported excluding significant items (11.8%). The 2022 Operating EPS target was set equal to our business plan at $2.50, which is lower than 2021 as reported Operating EPS ($2.79) and Operating EPS as reported excluding significant items ($2.72). The lower target ROE and EPS reflected our expectation that the net favorable pandemic impacts on insurance product margin and the out-performance of variable net investment income in 2021 would moderate in 2022. In addition, the lower target ROE in 2022 as compared to 2021 reflected an expected increase in average shareholders’ equity, as adjusted, due in part to the Company’s utilization of its NOLs.
»The 2022−2024 P-share grant requires a threshold-level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout is based on the 2022 results set forth below, as adjusted by the three-year relative TSR modifier. Dividend equivalents are paid on P-shares upon vesting.
»Our 2022−2024 results generated a 2022−2024 P-share payout of (i) 85.1% for P-shares based on 2022 Operating ROE and (ii) 87.2% for P-shares based on 2022 Operating EPS, in each case, after applying the three-year relative TSR modifier (which had no impact on the payout). The tables below summarize the 2022−2024 P-share metrics, results and payout. The 2022−2024 P-share payout reflects (i) solid underlying results adversely effected by largely

CNO Financial Group, Inc. 2025 Proxy Statement	61

non-economic market volatility impacts on our fixed indexed annuity margin; and (ii) 2022–2024 relative TSR in the top third of the peer group, but just below the 75th percentile.

2022 Operating ROE Performance	% Amount	3-Year Relative TSR Performance (1/1/22 to 12/31/24)	TSR Performance Share Modifier
≥ 14.3% (Maximum)	200%	≥ 75th Percentile	+25%
9.5% (Target)	100%	Between 25th Percentile and 75th Percentile	NO ADJUSTMENT
4.8% (Threshold)	50%	≤ 25th Percentile	−25%
< 4.2%	NO PAYOUT
As Reported Excluding Significant Items: 8.1%	Payout % of Target: 85.1%	Actual Results: 70.3% 72nd Percentile	Modifier %: 0% Payout % of Target: 85.1%

2022 Operating EPS Performance	% Amount	3-Year Relative TSR Performance (1/1/22 to 12/31/24)	TSR Performance Share Modifier
≥ $3.74 (Maximum)	200%	≥ 75th Percentile	+25%
$2.50 (Target)	100%	Between 25th Percentile and 75th Percentile	NO ADJUSTMENT
$1.25 (Threshold)	50%	≤ 25th Percentile	−25%
< $0.94	NO PAYOUT
As Reported Excluding Significant Items: $2.18	Payout % of Target: 87.2%	Actual Results: 70.3% 72nd Percentile	Modifier %: 0% Payout % of Target: 87.2%
The HRCC has the authority to adjust results for the impact of certain industry, market or Company-specific special items from year to year. The Board takes very seriously the consideration of such adjustments and generally prefers to avoid such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact on its incentives. Therefore, we are of the view that any adjustment must relate to items that are: (i) material; (ii) non-recurring or unusual in nature; and (iii) beyond management’s control or, if controllable, reflect actions taken that are determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of long-term incentives.
The HRCC did not apply any adjustments for the 2022−2024 P-shares.

62	CNO Financial Group, Inc. 2025 Proxy Statement

The table below shows actual Operating ROE and Operating EPS P-share vesting for NEOs related to the 2022−2024 award.

P-Share Vesting for the 2022−2024 Performance Period
Named Executive Officer	Metric(1)	P-Shares Granted	P-Shares Opportunity Earned (% of Target)	P-Shares Vested(2)

Gary C. Bhojwani	Operating ROE Operating EPS	58,900 58,900	85% 87%	50,123 51,360
Paul H. McDonough	Operating ROE Operating EPS	15,400 15,400	85% 87%	13,105 13,428
Scott L. Goldberg	Operating ROE Operating EPS	9,900 9,900	85% 87%	8,424 8,632
Eric R. Johnson	Operating ROE Operating EPS	9,900 9,900	85% 87%	8,424 8,632
Matthew J. Zimpfer	Operating ROE Operating EPS	9,900 9,900	85% 87%	8,424 8,632
(1)Operating ROE and Operating EPS are non-GAAP financial measures. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for descriptions of these measures and reconciliations to the comparable GAAP measures.
(2)Variances between values and totals may exist due to rounding.
Total Shareholder Return Performance Peers
Our Comparator Peer Companies are one source used to develop our TSR Performance Peers. However, TSR Performance Peers may differ from our Comparator Peer Companies because of the use of additional selection criteria not related to organizational size and competition for executive talent. These criteria include insurance product mix, stock price correlation, ownership concentration and macroeconomic response similarities. The HRCC is of the view that the use of a second peer group that is developed with these variances from the Comparator Peer Companies serves as a more accurate comparison of our relative TSR performance. For additional information on the selection of the Comparator Peer Companies, see pages 46–47.
The HRCC reviews the TSR Performance Peers annually and obtains feedback from its independent executive compensation consultant on their continued appropriateness, including reviewing analyses of existing and potential peers. The TSR Performance Peers below are used to determine the value of the modifier of our 2022−2024, 2023−2025 and 2024−2026 P-share grants. In 2024, American Equity Investment Life Holding Co. was removed as a TSR Performance Peer following its acquisition and Corebridge Financial, Inc. was added.

2024 TSR Performance Peers
Aflac, Inc.	MetLife, Inc.
Brighthouse Financial, Inc.	Primerica, Inc.
Corebridge Financial, Inc.	Principal Financial Group, Inc.
Equitable Holdings, Inc.	Prudential Financial, Inc.
Globe Life, Inc.	Unum Group
Lincoln National Corporation	Voya Financial, Inc.

CNO Financial Group, Inc. 2025 Proxy Statement	63

Amended Employment Agreement and Executive Agreements
Pursuant to our CEO’s employment agreement, our severance plan and the terms of award agreements made in accordance with our equity-based compensation plans, NEOs are entitled to payments and benefits upon the occurrence of certain specified events, including qualifying terminations of employment. The specific terms of these arrangements are described below, and an estimate of the amounts that would have been payable had the qualifying terminations occurred as of fiscal year-end are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 76.
The termination benefits for which our NEOs are eligible were negotiated and entered into in order to address competitive concerns in the NEO recruitment and retention process. The HRCC also received advice from its independent executive compensation consultant about these benefits. Providing highly qualified and skilled individuals with a fixed amount of compensation offsets the potential risk of departure from a prior employer and/or foregoing other opportunities in order to join our Company. At the time of entering into such arrangements, the HRCC carefully considers both the desirability of hiring a particular individual at the proposed compensation and also the Company’s aggregate potential obligations to our NEOs as a group.
Chief Executive Officer. The Company is a party to an amended employment agreement with Mr. Bhojwani that governs the terms of his employment as the Company’s Chief Executive Officer for a term through April 1, 2028 with automatic one-year extensions thereafter, unless either party provides 90 days’ prior written notice of non-renewal (the “Amended CEO Agreement”) unless earlier terminated in accordance with its terms or renewed or extended by mutual agreement. The Amended CEO Agreement subjects Mr. Bhojwani to non-solicitation and non-competition covenants that apply during the term and for one year thereafter. The Amended CEO Agreement provides for an annual base salary of $1,030,000 and an annual performance-based bonus with a target of 160% of base salary with respect to any calendar year, in each case, with increases from time to time based on Mr. Bhojwani’s performance. The threshold payout for Mr. Bhojwani is 50% of his target payout pursuant to the Annual Cash Incentive/P4P Plan, and the maximum payout pursuant to the Amended CEO Agreement is 200% of his target payout.
In the event that Mr. Bhojwani’s employment is terminated by the Company without “Just Cause” or by Mr. Bhojwani “With Reason” (both as defined in the Amended CEO Agreement), or following expiration of the term of the Amended CEO Agreement if no extension has been offered by the Company on substantially the same or better terms, Mr. Bhojwani is eligible to receive the following benefits: (i) a pro rata bonus for the year of termination; (ii) a lump-sum severance payment equal to two times the sum of (a) his base salary plus (b) the target bonus; (iii) outplacement services for a period of up to twelve months; (iv) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; and (v) up to twelve months of fully subsidized coverage for certain health and welfare benefits. In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the Amended CEO Agreement), Mr. Bhojwani would be eligible to receive the same benefits, except that: (a) the lump-sum severance payment described in clause (ii) above would equal three times the sum of (1) his base salary plus (2) the target bonus; and (b) the subsidized health and welfare benefits described in clause (v) above would be provided for up to 24 months. The receipt of such benefits is conditioned on Mr. Bhojwani’s timely execution of a general release of claims in favor of the Company.
Other Executive Officers. On August 6, 2019, the HRCC approved and adopted the CNO Executive Severance Pay Plan, as restated effective September 1, 2023 (the “Severance Plan”). The Severance Plan covers the executive officers of the Company who report to the Company’s Chief Executive Officer, including the NEOs. Under the terms of the Severance Plan, in the event that the employment of an NEO (other than Mr. Bhojwani) is terminated by the Company without “Just Cause” or by such NEO “With Reason” (in each case, as defined in the Severance Plan), such NEO is eligible to receive the following benefits: (i) a pro rata bonus for the year of termination; (ii) a lump-sum severance payment equal to one and one-half times the sum of (a) the NEO’s base salary plus (b) the target bonus, in each case, as in effect as of the termination date; (iii) outplacement services for a period of up to twelve months; (iv) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; (v) continuation of tuition assistance under the Company’s tuition assistance plan in effect on the termination date if the NEO applied for such assistance prior to termination; and (vi) up to eighteen months of subsidized coverage for certain health and welfare benefits (equal to the employer’s portion of premiums made for active employees immediately prior to the termination date, subject to any changes in plans or coverage tiers as elected by the NEO and permitted under applicable law). In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan), the NEO would be eligible to receive the same benefits, except that the lump-sum severance payment described in clause (ii above would equal two times the sum of (1) the NEO’s base salary plus (2) the target bonus. At the discretion of the plan administrator, the receipt of such

64	CNO Financial Group, Inc. 2025 Proxy Statement

benefits may be conditioned on the NEO’s execution of a general release of claims in favor of the Company, and, in general, the Company may amend or terminate the Severance Plan at any time.
In connection with the adoption of the Severance Plan, the HRCC approved, and each NEO (other than Mr. Bhojwani) entered into, a Confidential Information and Non-Solicitation Agreement (the “Executive Agreement”) with the Company, effective August 6, 2019, pursuant to which each such NEO agreed to be bound by a non-solicitation covenant that applies during the executive officer’s term of employment and for a period of one year thereafter. Mr. Goldberg’s Executive Agreement also includes a non-competition covenant that applies during his term of employment and for a period of one year thereafter.
Benefits
In addition to participation in our Annual Cash Incentive/P4P Plan and LTI Plans, our executive officers are eligible to participate in all of the broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance, as well as our 401(k) Plan.
We do not offer any form of supplemental executive health or welfare program other than our Mayo Clinic executive health program and our Deferred Compensation Plan. The Deferred Compensation Plan primarily is intended as a “restoration” plan that provides participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. P-shares and RSUs granted in 2019 and prior years also may be deferred into the Deferred Compensation Plan. We do not make annual contributions to the Deferred Compensation Plan in addition to the amounts contributed by our executive officers. The material terms of the Deferred Compensation Plan are described in the section entitled “Nonqualified Deferred Compensation in 2024” on page 75.
Additional Information
Stock Ownership Guidelines
To align our executive officers with shareholder interests, our CEO and all of his direct reports (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to five times his base salary, and the other executive officers are required to maintain ownership equal to three times their respective base salaries. In calculating ownership levels, vested stock options, vested and unvested RSUs and vested P-shares are included, and unvested stock options and unvested P-shares are excluded.
As of December 31, 2024, all NEOs have met these guidelines.
Prohibition Against Hedging, Pledging or Derivative Transactions
It is a violation of Company policy for any director or executive officer (including NEOs) to pledge or hedge any Company securities, including holding CNO shares in margin accounts. They are also prohibited from engaging in any transaction involving Company securities that might be considered speculative or that involves any derivative securities related to CNO shares. This prohibition does not apply, however, to any exercise of our stock options pursuant to our Amended & Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such stock option.
Clawback Rights
Our Clawback Policy, Amended & Restated Long-Term Incentive Plan and Annual Cash Incentive/P4P Plan provide for strong clawback rights related to our incentive compensation.
The Company adopted a new Clawback Policy, effective as of October 2, 2023, which covers each individual who serves or served as an executive officer at any time from and after October 2, 2023, including each of our NEOs and is more expansive than required by applicable law and NYSE listing rules. Specifically, the Clawback Policy provides (i) for the mandatory recoupment of certain cash and equity performance-based incentive compensation in the event of an accounting restatement as required by applicable law and NYSE listing rules and (ii) the HRCC with the discretion to recoup certain cash and equity performance-based incentive compensation in the event that a covered executive officer engages in detrimental conduct that causes or is likely to cause material financial, operational or reputational harm to the Company. Compensation earned prior to October 2, 2023 remains subject to the Company’s previous Clawback Policy.

CNO Financial Group, Inc. 2025 Proxy Statement	65

In the event that a participant in our Amended & Restated Long-Term Incentive Plan engages in a “forfeiture event” (which includes engaging in competition with, or soliciting employees or customers of, the Company) during employment or within one year after a termination for any reason, the HRCC has the right to cause (i) the forfeiture of any outstanding awards held by such participant and (ii) the participant to repay any profits realized by the participant in respect of any previously settled award pursuant to our Amended & Restated Long-Term Incentive Plan during the prior six months.
Our Annual Cash Incentive/P4P Plan also contains recapture rights of any incentive amount paid or vested in the event that the HRCC determines that the achievement of performance goals was based on incorrect data.
Impact of Tax and Accounting on Compensation Decisions
The HRCC considers the various tax and accounting implications of our compensation design.
When determining the awards of long-term equity incentive grants to executive officers and associates, the HRCC considers the accounting costs associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, RSUs and other share-based payments result in an accounting charge that is reflected in our financial statements.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former senior corporate officers. The enactment of the Tax Cuts and Jobs Act of 2017 eliminated the previously commonly used qualified performance-based compensation exception to Section 162(m) and as a result, compensation paid in 2020 and later years to our NEOs in excess of $1 million are not deductible under Section 162(m) of the Code even if subject to performance conditions. While the HRCC is mindful of the benefit of the deductibility, the HRCC also is of the view that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy.

66	CNO Financial Group, Inc. 2025 Proxy Statement

Compensation Committee Report
The Human Resources & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources & Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
This report is provided by the following independent directors, who comprise the Human Resources & Compensation Committee:
Mary R. (Nina) Henderson, Chair
Archie M. Brown
David B. Foss
This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

CNO Financial Group, Inc. 2025 Proxy Statement	67

Summary Compensation Table for 2024
The following Summary Compensation Table for 2024 sets forth compensation paid to (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2024 (collectively, our “Named Executive Officers” or “NEOs”) for each of the years shown below.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Gary C. Bhojwani Chief Executive Officer	2024	$1,065,000	$6,820,134	$2,469,829	$48,625	$10,403,588
	2023	1,059,167	6,550,350	1,770,339	408,311	9,788,167
	2022	1,030,000	5,514,571	1,854,852	352,323	8,751,746
Paul H. McDonough Chief Financial Officer	2024	698,167	1,947,804	1,002,031	45,995	3,693,997
	2023	680,167	1,818,581	710,629	115,424	3,324,801
	2022	653,833	1,424,080	743,967	76,250	2,898,130
Scott L. Goldberg President, Consumer Division	2024	650,833	1,199,286	973,398	55,791	2,879,308
	2023	635,000	1,118,400	656,900	116,799	2,527,099
	2022	625,000	915,480	689,457	107,077	2,337,014
Eric R. Johnson Chief Investment Officer	2024	648,333	1,165,926	940,945	15,800	2,771,004
	2023	635,000	1,089,103	699,944	72,761	2,496,808
	2022	620,833	915,480	715,044	63,379	2,314,736
Matthew J. Zimpfer General Counsel(5)	2024	620,000	1,135,305	901,546	30,437	2,687,288
	2023	610,000	1,089,103	645,948	86,440	2,431,491
(1)For 2024, this column reflects merit-based salary increases for Messrs. McDonough, Goldberg, Johnson and Zimpfer. See page 50 for additional information. This column includes amounts, if any, deferred at the election of the NEO under the Company’s 401(k) Plan. The 2024 amounts include elective contributions of a portion of the NEO’s base salary to the 401(k) Plan by Messrs. Bhojwani, McDonough, Goldberg and Zimpfer in the amount of $20,813, $18,957, $20,808 and $20,258, respectively.
(2)This column represents the aggregate grant date fair value of RSU and P-share awards granted on February 12, 2024, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2024, as filed with the SEC. See the Grants of Plan-Based Awards in 2024 table for information on awards made in 2024. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the NEOs. The amounts in this column for 2024 include the grant date value of P-share awards based on the target amounts for each of the NEOs. Under the terms of those P-share awards, the officers are entitled to receive 200% of the target number of shares if the Company equals or exceeds the maximum performance levels set forth in those awards. If the maximum performance levels are achieved for the P-share awards made in 2024, the aggregate grant date fair value of the P-share and RSU awards shown in this column would be as follows: Mr. Bhojwani, $9,849,610; Mr. McDonough, $2,812,704; Mr. Goldberg, $1,731,712; Mr. Johnson, $1,684,402; and Mr. Zimpfer, $1,639,831.
(3)This column represents the dollar amount of payments made after year-end to the NEOs based on performance for the specified year with respect to the targets established under the Company’s Annual Cash Incentive/P4P Plan. This column includes amounts, if any, deferred at the election of the NEO under the Company’s 401(k) Plan and/or Deferred Compensation Plan. The 2024 amounts include elective contributions of a portion of the NEO’s base salary to (a) the 401(k) Plan by Messrs. Bhojwani, McDonough, Goldberg and Zimpfer in the amount of $9,687, $11,543, $9,692 and $10,242, respectively, and (b) the Deferred Compensation Plan by Mr. Goldberg in the amount of $197,070.
(4)The amounts reported in this column for 2024 include amounts shown below paid for: (a) group life insurance premiums paid by the Company; (b) Company contributions to the 401(k) Plan; (c) tax reimbursement; and (d) perquisites and other personal benefits. For 2024, dividend equivalents on RSU and P-share awards are not separately reported in this column because they are reflected in the aggregate grant date fair values shown in the Stock Awards column. Such amounts were separately reported in this column for 2023 and 2022, which for each NEO consisted of the following dividend equivalent amounts: (i) Mr. Bhojwani (2023) - $364,047; (ii) Mr. Bhojwani (2022) - $276,365; (iii) Mr. McDonough (2023) - $81,378; (iv) Mr. McDonough (2022) - $56,102; (v) Mr. Goldberg (2023) - $69,861; (vi) Mr. Goldberg (2022) - $61,186; (vii) Mr. Johnson (2023) - $69,989; (viii) Mr. Johnson (2022) - $60,607; and (ix) Mr. Zimpfer (2023) - $71,434.

68	CNO Financial Group, Inc. 2025 Proxy Statement

Name	Group Life Insurance Premiums	401(k) Plan Contributions	Tax Reimbursement	Perquisites and Other Personal Benefits(a)

Gary C. Bhojwani	$1,806	$13,800	$6,533	$26,486
Paul H. McDonough	2,772	13,800	5,314	24,109
Scott L. Goldberg	966	13,800	7,284	33,741
Eric R. Johnson	2,772	—	—	13,028
Matthew J. Zimpfer	1,806	13,800	880	13,951
(a)For Mr. Bhojwani, this column includes the costs of certain: (i) travel for Mr. Bhojwani’s spouse; (ii) financial and tax consulting services; (iii) Mayo Clinic executive health benefits; (iv) sporting event tickets; and (v) executive identity and privacy protection services. For Mr. McDonough, this column includes the costs of certain: (i) travel for Mr. McDonough’s spouse; (ii) financial and tax consulting services; (iii) sporting event tickets; and (iv) executive identity and privacy protection services. For Mr. Goldberg, this column includes the costs of certain: (i) travel for Mr. Goldberg’s spouse; (ii) Mayo Clinic executive health benefits; (iii) sporting event tickets; and (iv) executive identity and privacy protection services. For Mr. Johnson, this column includes the costs of certain (i) sporting event tickets and (ii) executive identity and privacy protection services. For Mr. Zimpfer, this column includes the costs of certain: (i) travel for Mr. Zimpfer’s spouse; (ii) Mayo Clinic executive health benefits; and (iii) executive identity and privacy protection services.
(5)Mr. Zimpfer’s 2022 compensation is not provided as he was not an NEO for that year.

CNO Financial Group, Inc. 2025 Proxy Statement	69

Grants of Plan-Based Awards in 2024
The following table shows certain information concerning grants of plan-based awards in 2024 for the NEOs.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Gary C. Bhojwani		$852,000	$1,704,000	$3,408,000
	2-12-24				65,150	130,300	260,600		$3,675,762
	2-12-24							114,800	3,144,372
Paul H. McDonough		350,500	701,000	1,402,000
	2-12-24				18,600	37,200	74,400		1,049,412
	2-12-24							32,800	898,392
Scott L. Goldberg		327,000	654,000	1,308,000
	2-12-24				11,450	22,900	45,800		646,008
	2-12-24							20,200	553,278
Eric R. Johnson		325,500	651,000	1,302,000
	2-12-24				11,150	22,300	44,600		629,082
	2-12-24							19,600	536,844
Matthew J. Zimpfer		311,000	622,000	1,244,000
	2-12-24				10,850	21,700	43,400		612,156
	2-12-24							19,100	523,149
(1)These amounts represent the threshold, target and maximum amounts that would have been payable for 2024 if the corresponding performance-based metrics under the Annual Cash Incentive/P4P Plan had been achieved in such year. The actual amounts paid for 2024 performance under the Annual Cash Incentive/P4P Plan are listed in the Summary Compensation Table for 2024 on page 68 of this Proxy Statement under the column heading “Non-Equity Incentive Plan Compensation.”
(2)These amounts represent the threshold, target and maximum number of shares that the NEOs can receive under the terms of the P-share awards that were awarded to the NEOs during 2024 under the Amended & Restated Long-Term Incentive Plan. See footnote 10 to the Outstanding Equity Awards at 2024 Fiscal Year-End table beginning on page 72 for additional information regarding the 2024 P-share awards.
(3)The amount in this column represents the number of RSUs that were awarded to the Named Executive Officers during 2024 under the Amended & Restated Long-Term Incentive Plan.
(4)The values included in this column represent the grant date fair value of RSU and P-share (at target) awards computed in accordance with ASC 718, excluding the effect of estimated forfeitures as further described in footnote 2 of the Summary Compensation Table for 2024 on page 68 of this Proxy Statement. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2024, as filed with the SEC.

70	CNO Financial Group, Inc. 2025 Proxy Statement

Narrative Supplement to the Summary Compensation Table for 2024 and the Grants of Plan-Based Awards in 2024 Table
Terms of Equity-Based Awards
Vesting Schedule
Awards of RSUs generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. P-share awards generally vest based on performance over three years, after the conclusion of which they will vest only if and to the extent that the financial performance metrics specified in the award agreement have been achieved for such period, subject to continued service through the date on which the HRCC determines such achievement. See “Compensation Discussion and Analysis” beginning on page 40 for more information on the P-share awards. Unless otherwise noted, grants to the NEOs have vesting schedules identical to other officers.
Forfeiture and Post-Employment Treatment
Unvested RSUs and P-shares granted in 2024 generally provide that, in the event of termination by the Company for any reason other than for “cause,” as a result of the executive’s death or disability or in connection with a change in control, (i) a pro rata portion of the next installment of each RSU will vest in connection with such termination; and (ii) a pro rata portion of the P-shares granted will be earned and payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award. In the event that an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” within six months prior to and in anticipation of or within 24 months after a “change in control” has occurred, (a) a pro rata portion of the P-shares will vest (based on the number of days from the beginning of the performance period to and including the date of termination); and (b) any RSU awards will vest in full, in each case as of such date of termination.
Awards outstanding under the Company’s Amended & Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual’s retirement or disability (except as otherwise provided in the individual award agreement): (i) any unvested RSUs will continue to vest on the same vesting schedule as if the individual had remained employed by CNO; and (ii) a pro rata portion of any P-shares will be earned and payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award. For the purpose of the Amended & Restated Long-Term Incentive Plan, “retirement” means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual’s death: (a) RSUs will vest in full; and (b) a pro rata portion of any P-shares will be earned (based on the number of days from the beginning of the performance period to and including the date of termination) and payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award.
Effective May 4, 2023, the HRCC adopted a Policy for Good Leavers under the Amended & Restated Long-Term Incentive Plan (the “Good Leaver Policy”) pursuant to which the HRCC may, but is not required to, allow additional vesting of equity awards under the Amended & Restated Long-Term Incentive Plan held by a departing executive officer who qualifies under the Good Leaver Policy as a “good leaver.” Our CEO and each executive officer who reports to the CEO is eligible for benefits under the Good Leaver Policy at the discretion of the HRCC. In the HRCC’s discretion, and subject to the executive officer satisfying certain conditions, a “good leaver” may be afforded the same treatment with respect to all or any portion of the executive officer’s then-outstanding awards as such awards would have been afforded had the executive officer’s termination of employment been due to a retirement, or such other vesting benefit as determined by the HRCC in its discretion.
Dividends
Holders of RSU awards are entitled to dividend equivalents upon vesting. Holders of P-share awards are entitled to dividend equivalents on any P-shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the awards to the extent that cash dividends were paid on the common stock underlying the awards after the award date and prior to the issuance of shares upon vesting. The payments of cash dividends and dividend equivalents are taxed as compensation income to the recipient.

CNO Financial Group, Inc. 2025 Proxy Statement	71

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 31, 2024.

		Options Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Gary C. Bhojwani	2-23-17	44,250	—	$21.06	2-23-27	—	$—	—	$—
	2-21-18	100,150	—	23.33	2-21-28	—	—	—	—
	2-19-19	164,600	—	17.48	2-19-29	—	—	—	—
	2-15-22	—	—	—	—	32,703(3)	1,216,879	—	—
	2-15-22	—	—	—	—	50,123(4)	1,865,077	—	—
	2-15-22	—	—	—	—	51,360(5)	1,911,106	—	—
	2-14-23	—	—	—	—	74,316(6)	2,765,298	—	—
	2-14-23	—	—	—	—	—	—	66,700(7)	2,481,907
	2-14-23	—	—	—	—	—	—	66,700(8)	2,481,907
	2-12-24	—	—	—	—	114,800(9)	4,271,708
	2-12-24	—	—	—	—	—	—	65,150(10)	2,424,232
	2-12-24	—	—	—	—	—	—	65,150(11)	2,424,232
Paul H. McDonough	4-1-19	31,800	—	$16.50	4-1-29	—	$—	—	$—
	2-15-22	—	—	—	—	8,316(3)	309,438	—	—
	2-15-22	—	—	—	—	13,105(4)	487,637	—	—
	2-15-22	—	—	—	—	13,428(5)	499,656	—	—
	2-14-23	—	—	—	—	20,658(6)	768,684	—	—
	2-14-23	—	—	—	—	—	—	18,500(7)	688,385
	2-14-23	—	—	—	—	—	—	18,500(8)	688,385
	2-12-24	—	—	—	—	32,800(9)	1,220,488	—	—
	2-12-24	—	—	—	—	—	—	18,600(10)	692,106
	2-12-24	—	—	—	—	—	—	18,600(11)	692,106
Scott L. Goldberg	2-23-16	51,000	—	$17.38	2-23-26	—	$—	—	$—
	2-23-17	22,120	—	21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-15-22	—	—	—	—	5,346(3)	198,925	—	—
	2-15-22	—	—	—	—	8,424(4)	313,457	—	—
	2-15-22	—	—	—	—	8,632(5)	321,197	—	—
	2-14-23	—	—	—	—	12,6726)	471,525	—	—
	2-14-23	—	—	—	—	—	—	11,400(7)	424,194
	2-14-23	—	—	—	—	—	—	11,400(8)	424,194
	2-12-24	—	—	—	—	20,200(9)	751,642	—	—
	2-12-24	—	—	—	—	—	—	11,450(10)	426,055
	2-12-24	—	—	—	—	—	—	11,450(11)	426,055

72	CNO Financial Group, Inc. 2025 Proxy Statement

		Options Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Eric R. Johnson	2-23-16	71,400	—	$17.38	2-23-26	—	$—	—	$—
	2-23-17	30,970	—	21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-15-22	—	—	—	—	5,186(3)	192,971	—	—
	2-15-22	—	—	—	—	8,424(4)	313,457	—	—
	2-15-22	—	—	—	—	8,632(5)	321,197	—	—
	2-14-23	—	—	—	—	11,974(6)	445,553	—	—
	2-14-23	—	—	—	—	—	—	11,100(7)	413,031
	2-14-23	—	—	—	—	—	—	11,100(8)	413,031
	2-12-24	—	—	—	—	18,673(9)	694,822
	2-12-24	—	—	—	—	—	—	11,150(10)	414,892
	2-12-24	—	—	—	—	—	—	11,150(11)	414,892
Matthew J. Zimpfer	2-23-16	81,600	—	$17.38	2-23-26	—	$—	—	$—
	2-23-17	30,970	—	21.06	2-23-27	—	—	—	—
	2-21-18	23,570	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-15-22	—	—	—	—	5,346(3)	198,925	—	—
	2-15-22	—	—	—	—	8,424(4)	313,457	—	—
	2-15-22	—	—	—	—	8,632(5)	321,197	—	—
	2-14-23	—	—	—	—	12,342(6)	459,246	—	—
	2-14-23	—	—	—	—	—	—	11,100(7)	413,031
	2-14-23	—	—	—	—	—	—	11,100(8)	413,031
	2-12-24	—	—	—	—	19,100(9)	710,711	—	—
	2-12-24	—	—	—	—	—	—	10,850(10)	403,729
	2-12-24	—	—	—	—	—	—	10,850(11)	403,729
(1)Numbers in this column reflect (a) RSUs and (b) the number of shares of CNO common stock to which the NEO is entitled following the settlement of the P-share awards described in the footnotes below.
(2)Dollar amounts equal the number of RSUs or P-shares, as applicable, multiplied by $37.21 (the per-share closing market price of CNO common stock on December 31, 2024, the last trading day of fiscal year 2024).
(3)Reflects the remaining unvested RSUs granted on February 15, 2022 under the Amended & Restated Long-Term Incentive Plan. These RSUs vest on March 25, 2025, subject to the NEO’s employment through the vesting date. Amount shown for Mr. Johnson is net of shares surrendered on the grant date to cover required tax withholding due to Mr. Johnson’s retirement eligibility.
(4)Reflects the number of shares of CNO common stock received by the NEO following the settlement of the P-share awards on February 11, 2025 based on achieved 2022 Operating ROE, subject to adjustment by relative TSR for the three-year performance period (January 1, 2022 through December 31, 2024) for P-share awards granted on February 15, 2022 under the Amended & Restated Long-Term Incentive Plan, subject to the NEO’s employment through February 11, 2025 (the date on which the HRCC certified performance achievement levels and such P-share awards settled in shares of CNO common stock). For information regarding these awards, see “2022–2024 P-Share Performance Results and Payouts” beginning on page 61.
(5)Reflects the number of shares of CNO common stock received by the NEO following the settlement of the P-share awards on February 11, 2025 based on achieved 2022 Operating EPS, subject to adjustment by relative TSR for the three-year performance period (January 1, 2022 through December 31, 2024) for P-share awards granted on February 15, 2022 under the Amended & Restated Long-Term Incentive Plan, subject to the NEO’s employment through February 11, 2025 (the date on which the HRCC certified performance achievement levels and such

CNO Financial Group, Inc. 2025 Proxy Statement	73

P-share awards settled in shares of CNO common stock). For information regarding these awards, see “2022–2024 P-Share Performance Results and Payouts” beginning on page 61.
(6)Reflects the remaining unvested RSUs granted on February 14, 2023 under the Amended & Restated Long-Term Incentive Plan. These RSUs vest in three equal annual installments beginning on March 25, 2024, subject to the NEO’s employment through the applicable vesting date. Amount shown for Mr. Johnson is net of shares surrendered on the grant date to cover required tax withholding due to Mr. Johnson’s retirement eligibility.
(7)Each P-share represents the right to receive one share of CNO common stock based on 2023 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2023 through December 31, 2025) for P-share awards granted on February 14, 2023 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2026. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2023–2025 P-Share Performance Metrics and Targets” on page 61.
(8)Each P-share represents the right to receive one share of CNO common stock based on 2023 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2023 through December 31, 2025) for P-share awards granted on February 14, 2023 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2026. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2023–2025 P-Share Performance Metrics and Targets” on page 61.
(9)Reflects the unvested RSUs granted on February 12, 2024 under the Amended & Restated Long-Term Incentive Plan. These RSUs vest in three equal annual installments beginning on March 25, 2025, subject to the NEO’s employment through the applicable vesting date. Amount shown for Mr. Johnson is net of shares surrendered on the grant date to cover required tax withholding due to Mr. Johnson’s retirement eligibility.
(10)Each P-share represents the right to receive one share of CNO common stock based on 2024 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2024 through December 31, 2026) for P-share awards granted on February 12, 2024 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2027. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2024–2026 P-Share Performance Metrics and Targets” on page 60.
(11)Each P-share represents the right to receive one share of CNO common stock based on 2024 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2024 through December 31, 2026) for P-share awards granted on February 12, 2024 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2027. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2024–2026 P-Share Performance Metrics and Targets” on page 60.

74	CNO Financial Group, Inc. 2025 Proxy Statement

Option Exercises and Stock Vested in 2024
The following table provides information, for the NEOs, concerning (i) stock option exercises during 2024 and the value realized upon exercise (before payment of any applicable withholding tax), (ii) the number of shares acquired upon the vesting of RSU awards in 2024 and (iii) the number of shares received by the NEO following the settlement of the P-share awards based on achieved 2021 Operating ROE, 2021 Operating EPS and relative TSR for the performance period commencing on January 1, 2021 and ending on December 31, 2023, as certified by the HRCC on February 15, 2024, and the value realized upon vesting thereof (in each case before payment of any applicable withholding tax).

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Gary C. Bhojwani	—	$—	269,473	$7,325,438
Paul H. McDonough	—	—	63,337	1,720,922
Scott L. Goldberg	—	—	46,115	1,253,841
Eric R. Johnson	51,290	1,194,237	46,418	1,773,924
Matthew J. Zimpfer	—	—	45,945	1,249,275
(1)Represents the applicable settlement date fair value of the shares of CNO common stock received in settlement of vested RSUs and P-shares.
Nonqualified Deferred Compensation in 2024
The following table shows certain information concerning nonqualified deferred compensation activity in 2024 for our NEOs.

Name	Executive Contributions in 2024	CNO Contributions in 2024	Aggregate Earnings (Loss) in 2024(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12-31-24(2)

Gary C. Bhojwani	$—	$—	$302,502	$—	$2,886,265
Paul H. McDonough	—	—	—	—	—
Scott L. Goldberg	197,070	—	91,750	—	706,827
Eric R. Johnson	—	—	—	—	—
Matthew J. Zimpfer	—	—	69,731	—	927,601
(1)Amounts in this column are not considered above-market or preferential earnings on nonqualified deferred compensation and therefore are not required to be included in the Summary Compensation Table for 2024 on page 68 of this Proxy Statement.
(2)Amounts included in this column reflect $2,190,073, $541,799 and $577,697 contributed under the Deferred Compensation Plan by or on behalf of Mr. Bhojwani, Mr. Goldberg and Mr. Zimpfer, respectively. To the extent that Mr. Bhojwani, Mr. Goldberg or Mr. Zimpfer was an NEO in the applicable year, such amounts were included in the Summary Compensation Table for such NEO for the year(s) to which the compensation relates.
The 2024 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual cash incentive plan payments, as well as equity awards, under the Deferred Compensation Plan. Deferred amounts (other than equity awards) are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We did not make matching contributions to participants’ accounts under the Deferred Compensation Plan in 2024. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

CNO Financial Group, Inc. 2025 Proxy Statement	75

Potential Payments Upon Termination or Change in Control
The following table describes the value of the compensation and benefits, other than compensation and benefits generally available to salaried associates, that would have been payable to each of our NEOs in the event that such NEOs experienced a termination of employment on December 31, 2024, under each of the scenarios identified below:

Name	Voluntary Resignation Not With Reason or For Cause Termination(1)	Retirement or Voluntary Resignation as a Good Leaver(2)	Disability(3)	Death(4)	Resignation With Reason(5)	Termination Without Just Cause(6)	Termination or Resignation With Reason Within 6 Months Before or 2 Years After Change In Control(7)

Gary C. Bhojwani(8)	$—	$17,723,285	$19,427,285	$19,827,285	$25,784,863	$20,573,986	$28,572,612
Paul H. McDonough(9)	—	4,885,368	4,885,368	5,285,368	8,048,495	6,582,283	8,749,495
Scott L. Goldberg(10)	—	3,043,392	3,043,392	3,443,392	6,036,886	5,133,120	6,690,886
Eric R. Johnson(11)	—	2,923,647	2,923,647	3,323,647	5,863,551	5,001,361	6,514,551
Matthew J. Zimpfer(12)	—	2,954,684	2,954,684	3,354,684	5,779,246	4,913,590	6,401,246
(1)For purposes of this table, “Voluntary Resignation” means a voluntary termination of employment that occurs prior to the NEO becoming retirement eligible and that is not a resignation “With Reason” for purposes of the Severance Plan (or, for Mr. Bhojwani, his Amended CEO Agreement). In such events, the NEO’s outstanding P-share and RSU awards would be forfeited. Of the NEOs, only Mr. Johnson was “Retirement” (as defined in the LTIP) eligible as of December 31, 2024. See footnote 2 below for more information.
(2)Of the NEOs, only Mr. Johnson was “Retirement” eligible as of December 31, 2024. In the event of a termination of employment due to his Retirement or in the event another NEO voluntarily resigns and qualifies as a “good leaver”under our Good Leaver Policy described on page 71 and such resignation does not constitute a Change in Control Termination (as defined in footnote 7 below): (a) a pro rata portion of any P-share awards would remain eligible to vest in the same manner as described in connection with a termination of employment due to an NEO’s disability in footnote 3 below, with dividend equivalents to be paid thereon; and (b) any RSU awards would continue to vest as if the NEO had remained in active employment through each applicable vesting date, with dividend equivalents to be paid thereon. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in footnote 3 below.
(3)Upon a termination of employment due to an NEO’s disability, a pro rata portion (determined based on the number of days from the beginning of the performance period through the date employment is terminated) of any P-share awards would remain eligible to vest as of the end of the performance period without regard to continued employment, subject to achievement of the applicable performance criteria for such performance period. Amounts in this column: (a) reflect the number of shares received by the NEO following the settlement of the P-share awards based on achieved 2022 Operating ROE, 2022 Operating EPS and relative TSR for the performance period commencing on January 1, 2022 and ending December 31, 2024, as certified by the HRCC on February 11, 2025; (b) assume achievement of 92.6% performance with respect to awards based on 2023 Operating ROE and 90.3% performance with respect to awards based on 2023 Operating EPS without applying the relative TSR modifier for the performance period commencing on January 1, 2023 and ending on December 31, 2025; and (c) assume achievement of 134.6% performance with respect to awards based on 2024 Operating ROE and 137.4% performance with respect to awards based on 2024 Operating EPS without applying the relative TSR modifier for the performance period commencing on January 1, 2024 and ending on December 31, 2026, in each case, (i) as multiplied by the closing sales price of CNO common stock on December 31, 2024 ($37.21); and (ii) plus dividend equivalents to be paid thereon. In such event, any RSU awards would continue to vest as if the NEO had remained in active employment through each applicable vesting date, with dividend equivalents to be paid thereon. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in this footnote 3.
(4)Upon a termination of employment due to a NEO’s death, (a) a pro rata portion of any P-share awards would remain eligible to vest in the same manner as described in connection with a termination of employment due to an NEO’s disability in footnote 3 above, with dividend equivalents to be paid thereon; (b) RSUs subject to service-based vesting conditions only would vest in full, with dividend equivalents paid thereon; and (c) the decedent NEO’s estate would be entitled to receive $400,000 under the Company’s group life insurance plan. This column values the P-share awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination assumes the achievement of P-share performance levels specified in footnote 3 above.

76	CNO Financial Group, Inc. 2025 Proxy Statement

(5)In the event that the employment of an NEO (other than Mr. Bhojwani) had terminated on December 31, 2024 by such NEO “With Reason” (as defined in the Severance Plan) and such resignation does not constitute a Change in Control Termination (as defined in footnote 7 below), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 64–65, to receive the payments and benefits listed below.

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough	$1,002,031	$2,103,000	$25,000	$10,000	$23,096
Scott L. Goldberg	973,398	1,962,000	25,000	10,000	23,096
Eric R. Johnson	940,945	1,953,000	25,000	10,000	10,959
Matthew J. Zimpfer	901,546	1,866,000	25,000	10,000	22,016
Unless such NEO qualifies as a “good leaver” under our Good Leaver Policy described on page 71 and in footnote 2 above, the NEO’s outstanding P-share and RSU awards would be forfeited. This column assumes that, for purposes of the outstanding P-share and RSU awards, the HRCC exercised its discretion under the Good Leaver Policy to treat a resignation “With Reason” as a “good leaver” termination, as described in footnote 2. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in footnote 3 above.
(6)In the event that the employment of an NEO (other than Mr. Bhojwani) had terminated on December 31, 2024 by the Company without “Just Cause” (as defined in the Severance Plan), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 64–65, to receive the payments and benefits listed below.

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough(9)	$1,002,031	$2,103,000	$25,000	$10,000	$23,096
Scott L. Goldberg(10)	973,398	1,962,000	25,000	10,000	23,096
Eric R. Johnson(11)	940,945	1,953,000	25,000	10,000	10,959
Matthew J. Zimpfer(12)	901,546	1,866,000	25,000	10,000	22,016
In addition to the amounts payable under the Severance Plan, a pro rata portion of any P-share awards would remain eligible to vest in the same manner as described in connection with a termination of employment due to an NEO’s disability in footnote 3 above, with dividend equivalents to be paid thereon. Further, a pro rata portion of the next installment of unvested RSUs subject to service-based vesting conditions only would vest on the next installment’s vesting date, with dividend equivalents to be paid thereon. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in footnote 3 above.
(7)In the event that the employment of a NEO (other than Mr. Bhojwani) had terminated on December 31, 2024, either by the Company for any reason, or by the NEO “With Reason,” in either case, within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan) (a “Change in Control Termination”), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 64–65, to receive the following payments and benefits:

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough(9)	$1,002,031	$2,804,000	$25,000	$10,000	$23,096
Scott L. Goldberg(10)	973,398	2,616,000	25,000	10,000	23,096
Eric R. Johnson(11)	940,945	2,604,000	25,000	10,000	10,959
Matthew J. Zimpfer(12)	901,546	2,488,000	25,000	10,000	22,016
In addition to the amounts payable under the Severance Plan, a pro rata portion of each P-share award granted to each NEO would have vested in accordance with the terms of each such award’s applicable grant agreement, with dividend equivalents paid thereon. The information included in footnote 3 above regarding the vesting of pro rata portions of the P-shares also applies to the employment termination events discussed in this footnote 7. Further, any RSU awards would have vested in full as of such date of termination in accordance with the terms of each such award’s applicable grant agreement, with dividend equivalents paid thereon. This column assumes the achievement of P-share performance levels specified in footnote 3 above.

CNO Financial Group, Inc. 2025 Proxy Statement	77

(8)The following table contains the amounts that would have been payable to Mr. Bhojwani had his employment been terminated on December 31, 2024, pursuant to the following termination scenarios in accordance with his Amended CEO Agreement:

	Voluntary Resignation as a Good Leaver	Disability	Death	Without Just Cause or With Reason	Change in Control Termination

Pro Rata Target Bonus	$—	$1,704,000	$1,704,000	$—	$—
Pro Rata Actual Bonus	—	—	—	2,469,829	2,469,829
Severance Payment(a)	—	—	—	5,538,000	8,307,000
Welfare Benefit Subsidy(b)	—	—	—	18,749	37,498
Outplacement Services	—	—	—	25,000	25,000
Financial and Tax Preparation	—	—	—	10,000	10,000
Company Group Life Insurance	—	—	400,000	—	—
RSU Vesting(c)	8,474,759	8,474,759	8,474,759	3,263,882(d)	8,474,759
P-share Vesting(c)	9,248,526	9,248,526	9,248,526	9,248,526	9,248,526
(a)Multiple is three (3) times base salary and target bonus if such termination is a Change in Control Termination and two (2) in other qualifying termination scenarios.
(b)Twenty-four (24) months of continued participation in the event of a Change in Control Termination and twelve (12) months in other qualifying termination scenarios.
(c)The vesting of awards shown in the table above in this footnote 8 for Mr. Bhojwani reflect vesting terms similar to the other NEOs under the Company’s Amended & Restated Long-Term Incentive Plan, as described in more detail in each such applicable award agreement and the narrative description for the other NEOs in the footnotes above. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards.
(d)Or $8,474,759 assuming the HRCC exercised its discretion under the Good Leaver Policy to treat a resignation “With Reason” as a “good leaver” termination, as described in footnote 2.
(9)In the event Mr. McDonough voluntarily resigns or resigns “With Reason” and, in either case, qualifies as a “good leaver” under our Good Leaver Policy, the amount shown for Mr. McDonough includes the value, as of December 31, 2024, of RSUs ($2,359,197) that would continue to vest and prorated P-shares ($2,526,171) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. McDonough includes the value, as of December 31, 2024, of RSUs ($2,359,197) that would continue to vest and prorated P-shares ($2,526,171) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. McDonough includes the value, as of December 31, 2024, of RSUs ($2,359,197) whose vesting would accelerate and prorated P-shares ($2,526,171) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. McDonough includes the value, as of December 31, 2024, of prorated RSUs ($892,985) that would vest on the next installment’s vesting date and prorated P-shares ($2,526,171) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. McDonough includes the value, as of December 31, 2024, of the vesting of RSUs ($2,359,197) and prorated P-shares ($2,526,171) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.
(10)In the event Mr. Goldberg voluntarily resigns or resigns “With Reason” and, in either case, qualifies as a “good leaver” under our Good Leaver Policy, the amount shown for Mr. Goldberg includes the value, as of December 31, 2024, of RSUs ($1,459,740) that would continue to vest and prorated P-shares ($1,583,652) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. Goldberg includes the value, as of December 31, 2024, of RSUs ($1,459,740) that would continue to vest and prorated P-shares ($1,583,652) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. Goldberg includes the value, as of December 31, 2024, of RSUs ($1,459,740) whose vesting would accelerate and prorated P-shares ($1,583,652) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. Goldberg includes the value, as of December 31, 2024, of prorated RSUs ($555,974) that would vest on the next installment’s vesting date and prorated P-shares ($1,583,652) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. Goldberg includes the value, as of December 31, 2024, of the vesting of RSUs ($1,459,740) and prorated P-shares ($1,583,652) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.

78	CNO Financial Group, Inc. 2025 Proxy Statement

(11)In the event of his Retirement, the amount shown for Mr. Johnson includes the value, as of December 31, 2024, of RSUs ($1,368,897) that would continue to vest and prorated P-shares ($1,554,749) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. Johnson includes the value, as of December 31, 2024, of RSUs ($1,368,897) that would continue to vest and prorated P-shares ($1,554,749) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. Johnson includes the value, as of December 31, 2024, of RSUs ($1,368,897) whose vesting would accelerate and prorated P-shares ($1,554,749) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. Johnson includes the value, as of December 31, 2024, of prorated RSUs ($506,708) that would vest on the next installment’s vesting date and prorated P-shares ($1,554,749) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. Johnson includes the value, as of December 31, 2024, of the vesting of RSUs ($1,368,897) and prorated P-shares ($1,554,749) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.
(12)In the event Mr. Zimpfer voluntarily resigns or resigns “With Reason” and, in either case, qualifies as a “good leaver” under our Good Leaver Policy, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2024, of RSUs ($1,405,434) that would continue to vest and prorated P-shares ($1,549,250) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2024, of RSUs ($1,405,434) that would continue to vest and prorated P-shares ($1,549,250) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2024, of RSUs ($1,405,434) whose vesting would accelerate and prorated P-shares ($1,549,250) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. Zimpfer includes the value, as of December 31, 2024, of prorated RSUs ($539,778) that would vest on the next installment’s vesting date and prorated P-shares ($1,549,250) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2024, of the vesting of RSUs ($1,405,434) and prorated P-shares ($1,549,250) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.
CEO Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee based on W-2 gross earnings of each of our 3,500 employees as of December 31, 2024. W-2 gross earnings data are readily available, consistently reported for our entire employee population and provide a fair representation of the total compensation an employee receives in a given year. The 2024 annual total compensation of our median employee was $86,507. As disclosed in the Summary Compensation Table for 2024 on page 68, the 2024 annual total compensation for Mr. Bhojwani was $10,403,588. Based on the information above, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is 120 to 1.

CNO Financial Group, Inc. 2025 Proxy Statement	79

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “Compensation Actually Paid” (as defined by SEC rules) and certain financial performance measures of the Company. For further information concerning our variable pay-for-performance compensation program and how the Company aligns executive compensation with performance, refer to the “Compensation Discussion and Analysis” section beginning on page 40.
Pay Versus Performance Table

	Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(4)(7)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4)(7)	Value of Initial Fixed $100 Investment Based On:

Year					Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (dollars in millions)(5)	Operating Earnings per Share(6)

2024	$10,403,588	$18,278,230	$3,007,899	$4,550,140	$231	$172	$404	$3.80
2023	9,788,167	11,114,047	2,695,050	2,949,004	170	143	277	2.72
2022	8,751,746	7,363,718	2,954,124	2,551,345	136	137	631	2.91
2021	8,948,166	13,907,530	2,512,679	3,032,833	138	124	570	3.13
2020	8,260,886	14,813,666	2,318,955	3,037,794	126	91	302	2.34
(1)Reflects compensation for our Chief Executive Officer, Gary C. Bhojwani, who served as our Principal Executive Officer (“PEO”) in 2020, 2021, 2022, 2023 and 2024.
(2)Reflects compensation for Paul H. McDonough, Bruce K. Baude, Eric R. Johnson and Matthew J. Zimpfer in 2020; Paul H. McDonough, Bruce K. Baude, Scott L. Goldberg and Matthew J. Zimpfer in 2021; Paul H. McDonough, Bruce K. Baude, Scott L. Goldberg and Eric R. Johnson in 2022; and Paul H. McDonough, Scott L. Goldberg, Eric R. Johnson and Matthew J. Zimpfer in 2023 and 2024, who served as NEOs in such years.
(3)Peer Group used for TSR comparisons for each fiscal year reported in this table is the S&P 500 Life & Health Insurance Index.
(4)Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used in determining the grant date fair value. RSUs are valued based on the stock price on the relevant measurement date. P-shares are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes and the stock price on the relevant measurement date. Stock options are valued using a Black-Scholes model as of the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes.
(5)Reflects the net income required to be disclosed in the Company’s audited GAAP financial statements. Due to the adoption of Accounting Standards Update 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”), which was effective January 1, 2023, Net Income for the years ended December 31, 2021 and 2022 has been restated to reflect the impact of the adoption of ASU 2018-12. For the years ended December 31, 2021 and 2022, previously reported Net Income was $441 MM and $397 MM, respectively.
(6)This column reflects the Operating EPS results used, or expected to be used, in calculating payouts for applicable P-share awards. Operating EPS is a non-GAAP financial measure. Refer to pages 59–63 for more information. Also, see “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for a description of this measure and reconciliation to the comparable GAAP measure. Due to the adoption of ASU 2018-12, as noted above, Operating EPS for the years ended December 31, 2021 and 2022 has been restated to reflect the impact of the adoption of ASU 2018-12. For the years ended December 31, 2021 and 2022, previously reported Operating EPS was $2.72 and $2.18, respectively.
(7)To calculate 2024 Compensation Actually Paid to our CEO and other NEOs, the adjustments in the following table were made to total compensation as reported in the Summary Compensation Table:

2024	Summary Compensation Table Total	Deductions from Summary Compensation Table Total Pay(a)	Additions to Summary Compensation Table Total Pay(b)(c)	Compensation Actually Paid

Gary C. Bhojwani, Chief Executive Officer serving as PEO	$10,403,588	$(6,820,134)	$14,694,776	$18,278,230
Average for Other NEOs Indicated Above	3,007,899	(1,362,080)	2,904,321	4,550,140

80	CNO Financial Group, Inc. 2025 Proxy Statement

(a)Deductions from Summary Compensation Table Total Pay reflects values from the Option Awards and Stock Awards columns of the Summary Compensation Table for the year.
(b)The amounts in this column reflect the following additions:

2024	Year-End (YE) Value of Current Year Awards Outstanding as of YE	Change in Value as of YE for Prior Year Awards Outstanding as of YE	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested During the Year	Total Equity Award Adjustments

Gary C. Bhojwani, Chief Executive Officer serving as PEO	$11,585,082	$3,302,584	$(192,890)	—	$14,694,776
Average for Other NEOs Indicated Above	2,296,503	637,391	(35,920)	$6,348	2,904,321
(c)The equity awards included above are comprised of P-shares, RSUs and stock options granted from 2021 through 2024.
Compensation Actually Paid Versus Company Performance
The following charts visually represent the relationships between Compensation Actually Paid to our PEO, the average for our non-PEO NEOs and select CNO financial performance measures.

Compensation Actually Paid
versus Total Shareholder Return
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2019
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg Other NEOs
Company TSR
Peer TSR

CNO Financial Group, Inc. 2025 Proxy Statement	81

Compensation Actually Paid versus Net Income

Net Income ($mm)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Compensation Actually Paid ($mm)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg Other NEOs
Net Income

Compensation Actually Paid versus Operating EPS
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Operating EPS
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg Other NEOs
Operating EPS

Tabular List of Company Performance Measures
Alphabetically listed below are the measures we believe are most important in linking Compensation Actually Paid to Company performance during 2024:
1.Operating EPS
2.Operating ROE
3.Relative TSR
Further details on these measures and how they feature in our compensation plans can be found in our “Compensation Discussion and Analysis” section beginning on page 40.

82	CNO Financial Group, Inc. 2025 Proxy Statement

Proposal 3

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025

The Board of Directors unanimously recommends that you vote FOR this proposal.

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for 2024 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of the Company’s independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the shareholders.
Evaluation of the Independent
Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to provide an audit opinion on the Company’s financial statements and internal control over financial reporting. Annually, the Audit Committee meets in executive session, without the independent auditors present, to evaluate the performance of the Company’s independent auditor, including the senior members of the audit engagement team, and determines whether to reengage PwC or to consider other audit firms. In doing so, the Audit Committee considers several factors, including the following:
»The experience and professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting, auditing and tax;
»The quality and candor of the firm’s communications with the Audit Committee and the Company during the prior audit;
»The firm’s quality control procedures;
»Evidence supporting the firm’s independence, objectivity, and professional skepticism and information publicly available in the Public Company Accounting Oversight Board (United States) (“PCAOB”) inspection reports;
»The appropriateness of the proposed audit fee in comparison to the fees reported by the CNO peer group;
»The quality and efficiency of the services provided by the firm during prior audits;
»The firm’s capability, technical expertise, and knowledge of the Company and its operations, processes, personnel, industry, accounting systems and risk profile;
»If reappointment is considered, the length of time the firm has been engaged as the Company’s independent auditor;
»Use of technology and data analytics in the firm’s audit process; and
»Other potential accounting firms with comparable professional qualifications.
In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. In conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee and its Chair were directly involved in the selection of the independent auditor’s current lead audit partner. The lead audit partner assumed this role in 2024 after meeting with the Audit Committee and management during which her qualifications were discussed. As part of the lead audit partner selection process, the Audit Committee considered candidates who meet professional, industry, personal and other criteria consistent with the factors specified above.

CNO Financial Group, Inc. 2025 Proxy Statement	83

The Audit Committee meets regularly with the independent auditor, including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.
CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.
After giving due attention to the factors and considerations mentioned herein, the Audit Committee has appointed PwC as the Company’s independent auditor for the fiscal year ending December 31, 2025. PwC’s background knowledge of the Company and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting with effectiveness and efficiency.
Fees Paid to PricewaterhouseCoopers LLP
Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2024 and 2023, respectively, by PwC were as follows (dollars in millions):

	Year Ended December 31,
	2024	2023

Audit fees(1)	$6.3	$6.6
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total	$6.3	$6.6
(1)Audit fees were for professional services rendered for the audits of CNO’s consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.
(2)Audit-related fees primarily include services provided for other assurance-related services.
(3)Fees include services provided for tax compliance, tax advice and tax planning.
(4)All other fees for products and services.
Pre-Approval Policy and Independence
The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. These services may include work associated with the following:
»Internal control reviews and assistance with internal control reporting requirements;
»Tax compliance, tax planning and related tax services; and
»Due diligence work for potential transactions.
Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2023 and 2024, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

84	CNO Financial Group, Inc. 2025 Proxy Statement

Report of the Audit & Enterprise Risk Committee
In accordance with its written charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, public disclosures, financial reporting process and internal controls. The Audit Committee also has oversight of the appointment, performance, independence and qualifications of the Company’s independent registered public accounting firm (also referred to as the “independent auditor”), including sole responsibility for the appointment, compensation, retention, termination and oversight of the work completed by the independent auditor. The Company’s independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee is composed of four members, all of whom satisfy the independence and financial literacy requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended. Three Audit Committee members satisfy the “audit committee financial expert” definition set forth in SEC rules promulgated under the Sarbanes-Oxley Act. The Company’s management is responsible for the Company’s financial reporting process and the preparation of the Company’s financial statements, and the independent auditor is responsible for performing an independent audit of such financial statements in accordance with PCAOB standards and for issuing a report thereon. The members of the Audit Committee do not professionally, nor is it the Audit Committee’s duty to, plan or conduct audits.
In performing its oversight function, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee discussed with PwC those matters required to be discussed by the applicable requirements of the PCAOB and SEC, including those required by PCAOB Auditing Standard No. 1301. Also, the Audit Committee met periodically in separate executive sessions with each of management, the internal auditors and the independent auditor to discuss the results of the examinations by the internal and independent auditors, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting and other matters deemed appropriate.
The Audit Committee also received from PwC the written disclosures and the letter required by applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence.
Based on these reviews and discussions with PwC and Company management, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Submitted by the Audit & Enterprise Risk Committee:
Chetlur S. Ragavan, Chair
Adrianne B. Lee
Steven E. Shebik
Jessica A. Turner
This Report of the Audit & Enterprise Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report of the Audit & Enterprise Risk Committee by reference into such other filing.
Required Vote
Approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” this proposal. If you do not provide your broker with voting instructions for this proposal, your broker will have discretion to vote your shares on Proposal 3.

CNO Financial Group, Inc. 2025 Proxy Statement	85

Proposal 4

Approval of the Amended & Restated Certificate of Incorporation to Include the Replacement NOL Protective Amendment to Preserve Value of Tax Net Operating Losses and Certain Other Tax Losses

The Board of Directors unanimously recommends that you vote FOR this proposal.

Introduction and Effective Date
In 2022, following shareholder approval, we filed an Amended & Restated Certificate of Incorporation, which included, among other things, an amendment (the “NOL Protective Amendment”) to extend the term of certain restrictions on transfers of our common stock or other interests that would be treated as our “stock” for purposes of Section 382 of the Code (“Section 382,” and such stock and interests, “Company 382 Securities”). These restrictions were designed to prevent transfers of our stock that could otherwise result in an ownership change under Section 382 and, therefore, adversely affect our ability to utilize tax net operating losses (“NOLs”) and certain other tax losses (collectively, “Tax Benefits”) to offset our taxable income for federal income tax purposes. The NOL Protective Amendment will expire according to its terms on July 31, 2025.
At the Annual Meeting, you will consider and vote on an amendment (the “Replacement NOL Protective Amendment”) to amend and restate our Amended & Restated Certificate of Incorporation to replace the NOL Protective Amendment with a new amendment that is substantially the same as the NOL Protective Amendment. If approved, the Replacement NOL Protective Amendment would likely take effect on July 31, 2025 and will replace the NOL Protective Amendment. The Replacement NOL Protective Amendment will expire according to its terms on July 31, 2028.
Purpose of the NOL Protective Amendment
As of December 31, 2024, we had approximately $343.9 million of federal tax NOLs resulting in deferred tax assets of approximately $72.2 million ($63.0 million of which expire in years 2028 through 2035 and $9.2 million of which have no expiration date). In addition, we expect to recognize approximately $800 million of non-life NOLs as a result of changes related to the tax accounting method for allocating indirect costs (pursuant to the Code) to self-constructed real estate assets upon approval from the IRS. Such NOLs will not be subject to expiration. Generally, the unexpired balance of our Tax Benefits can be used to offset tax on income (if any). However, as discussed further below, the utilization of Tax Benefits to offset taxable income can be limited in certain circumstances. Because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict the amount of Tax Benefits that will ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe that the Tax Benefits are very valuable assets, and the Board believes that it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the Replacement NOL Protective Amendment.
The benefit of the Tax Benefits to the Company could be significantly reduced if we experience an “ownership change” within the meaning of Section 382 (an “Ownership Change”). An Ownership Change can occur through one or more acquisitions of our stock, whether or not occurring pursuant to a single plan, by which shareholders or groups of shareholders, each of whom owns or is deemed to own directly or indirectly at least five percent of our stock, increase their aggregate ownership of our stock by more than 50 percentage points over their lowest aggregate percentage interest within a rolling three-year period. See “Section 382 Ownership Change Calculations” below for additional detail. If that were to happen, we would only be allowed to use a limited amount of Tax Benefits to offset our taxable income subsequent to an Ownership Change (the “Annual 382 Limitation”).
The Annual 382 Limitation is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the Ownership Change (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt rate (as defined by Section 382 and regularly published by the Internal Revenue Service (the “IRS”)) in effect for the month of the Ownership Change. The Annual 382

86	CNO Financial Group, Inc. 2025 Proxy Statement

Limitation is subject to certain adjustments and limitations. If we were to experience an Ownership Change at our current stock price levels, we would be subject to the Annual 382 Limitation.
If the Company were to have taxable income in excess of the Annual 382 Limitation following an Ownership Change, the Company would not be able to utilize Tax Benefits to offset the tax liability on the excess of taxable income over the Annual 382 Limitation. Although any Tax Benefits not used as a result of the Annual 382 Limitation would remain available to offset taxable income in future years (subject to the Annual 382 Limitation) until the expiration of such Tax Benefits, an Ownership Change could (i) significantly defer the utilization of such Tax Benefits and (ii) accelerate payment of tax liabilities. Because the aggregate value of our outstanding common stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Annual 382 Limitation that would apply upon an Ownership Change, but such limitation could be material.
Currently, we do not believe that we have experienced an Ownership Change, but calculating whether an Ownership Change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities. However, we and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. We believe that, if no actions were taken, an Ownership Change could occur.
On November 10, 2023, the Board adopted a Fifth Amended & Restated Section 382 Rights Agreement (the “Fifth Amended & Restated Section 382 Rights Agreement”), which was approved by the shareholders at the Company’s 2024 annual meeting of shareholders. Although the Fifth Amended & Restated Section 382 Rights Agreement assists in protecting the Tax Benefits by acting as a deterrent to any person or group acquiring 4.99% or more of our stock without the approval of the Board, we do not have the ability to completely restrict transactions that could result in an Ownership Change, and there is nothing we can do under the Fifth Amended & Restated Section 382 Rights Agreement to block the impact of any resulting Ownership Change. The Board believes that the best interests of shareholders will be served by extending the effective date of the provisions in the NOL Protective Amendment that are designed to restrict direct and indirect transfers of our stock if such transfers will affect the percentage of stock that is treated as owned by a 4.99% shareholder. In addition, the Replacement NOL Protective Amendment, like the NOL Protective Amendment, includes a mechanism to prevent an Ownership Change while allowing purchasers to receive their money back from prohibited purchases. In order to continue these transfer restrictions beyond July 31, 2025, the Replacement NOL Protective Amendment must be approved.
The Replacement NOL Protective Amendment is contained in Article Fifteen to the proposed Amended & Restated Certificate of Incorporation that is attached as Annex B to this Proxy Statement and is incorporated by reference herein. The only changes to the proposed Amended & Restated Certificate of Incorporation are included in Article Fifteen of Annex B. You are urged to carefully read the Replacement NOL Protective Amendment in its entirety as the discussion in this Proxy Statement is only a summary. The Replacement NOL Protective Amendment will only become effective if approved by the requisite vote of shareholders.
Section 382 Ownership Change Calculations
Generally, an Ownership Change can occur through one or more acquisitions by which one or more shareholders, each of whom owns or is deemed to own directly or indirectly five percent or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders at any time during the preceding rolling three-year period. The amount of the increase in the percentage of stock ownership (measured as a percentage of the value of the Company’s outstanding shares rather than voting power) of each “Five Percent Shareholder” (within the meaning of Section 382) is computed separately, and each such increase is then added together with any other such increases to determine whether an Ownership Change has occurred.
For example, if a single investor acquired 50.1% of our stock in a three-year period, an Ownership Change would occur. Similarly, if ten persons, none of whom owned our stock, each acquired slightly over five percent of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an Ownership Change would occur.
In determining whether an Ownership Change has occurred, the rules of Section 382 are complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether an Ownership Change has occurred include the following:

CNO Financial Group, Inc. 2025 Proxy Statement	87

»All holders who each own less than five percent of a company’s Company 382 Securities are generally (but not always) treated as a single Five Percent Shareholder. Transactions in the public markets among shareholders who are not Five Percent Shareholders are generally (but not always) excluded from the calculation.
»There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Five Percent Shareholders.
»Acquisitions by a person that cause that person to become a Five Percent Shareholder generally result in a five percentage (or more) point change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.
»Certain constructive ownership rules, which generally attribute ownership of Company 382 Securities owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of Company 382 Securities ownership of a particular holder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an Ownership Change.
»The redemption or buyback of shares by an issuer will increase the ownership of any Five Percent Shareholders (including groups of shareholders who are not themselves Five Percent Shareholders) and can contribute to an Ownership Change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than five percent to become a Five Percent Shareholder, resulting in a five percentage (or more) point change in ownership.
Shareholders are advised to carefully monitor their ownership of our Company 382 Securities and consult with their own legal advisors to determine whether their ownership of our Company 382 Securities approaches the proscribed level.
Description of the Replacement NOL Protective Amendment
The following is a summary of the proposed Replacement NOL Protective Amendment included in the Amended & Restated Certificate of Incorporation. This summary is qualified in its entirety by reference to the full text of the Replacement NOL Protective Amendment, which is contained in the proposed amended and restated Article Fifteen to our Amended & Restated Certificate of Incorporation attached as Annex B to this Proxy Statement and incorporated by reference herein. Shareholders are urged to read in their entirety the transfer restrictions and other provisions set forth in Article Fifteen in the accompanying Annex B.
Prohibited Transfers
The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if:
»The transferor is a Person (as defined below) who directly or indirectly owns or is deemed to own 4.99% or more of our stock;
»The effect of the transfer would be to increase the direct or indirect ownership of our stock by any Person from less than 4.99% to 4.99% or more of our stock; or
»The effect of the transfer would be to increase the percentage of our stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our stock.
”Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)).
Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of stock would by attribution cause another Person to exceed such threshold. We will apply complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) in determining whether a Person or group of Persons constitutes a 4.99% shareholder under the Replacement NOL Protective Amendment. For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, we will be entitled to rely on the existence or absence

88	CNO Financial Group, Inc. 2025 Proxy Statement

of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of stock. A transfer from one member of a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)) to another member of the same public group does not increase the percentage of our stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted.
The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of any stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers
Any direct or indirect transfer attempted in violation of the Replacement NOL Protective Amendment would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. In this Proxy Statement, stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”
In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Company sent within 30 days of the date on which the Board determines that such transfer would result in excess stock, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock within 30 days of such demand. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any dividends or other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock at the time of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to one or more charitable organizations selected by the Board. If the excess stock is sold by the purported transferee before receiving the Company’s demand, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, along with any dividends or other distributions paid with respect to such excess stock (except to the extent we grant written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount such purported transferee would have received from our agent had our agent sold such shares).
To the fullest extent permitted by law, any shareholder who knowingly violates the transfer restrictions, and any persons controlling, controlled by or under common control with such shareholder, will be jointly and severally liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the Tax Benefits and any professional fees incurred in connection with addressing such violation.
With respect to any transfer of stock that does not involve a transfer of “securities” of the Company within the meaning of Delaware law but that would cause any 4.99% shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.99% shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.99% shareholder and/or any Person whose ownership of securities of the Company is attributed to such 4.99% shareholder shall be deemed to have disposed of (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.99% shareholder, following such disposition, not to be in violation of the transfer restrictions, and such securities shall be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum aggregate amount payable to such 4.99% shareholder, or such other Person that was the direct holder of such excess stock, from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

CNO Financial Group, Inc. 2025 Proxy Statement	89

Modification and Waiver of Transfer Restrictions
Our Board has the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. In considering a waiver, we expect the Board to consider such factors, among others, as:
»The impact of the proposed transfer on our Section 382 change in ownership percentage;
»The then-existing level of our Section 382 change in ownership percentage;
»The timing of the expected “roll-off” of our existing change in ownership;
»The economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;
»The impact on possible future issuances or purchases of our stock by us;
»Any changes or expected changes in applicable tax law; and
»The existing contractual obligations the Company has to permit transfers of stock.
If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.
In addition, in the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions; provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.
The Board may establish, modify, amend or rescind bylaws, regulations and procedures of the Company consistent with the provisions of the Replacement NOL Protective Amendment for purposes of determining whether any transfer of stock would jeopardize the Company’s ability to preserve and use the Tax Benefits.
Implementation and Expiration of the
Replacement NOL Protective Amendment
If the Replacement NOL Protective Amendment is approved by our shareholders at the Annual Meeting, we intend to enforce its transfer restrictions to preserve future use of the Tax Benefits. The Replacement NOL Protective Amendment would expire on the earlier of: (i) July 31, 2028; (ii) the repeal of Section 382 or any successor statute if the Board determines that the Replacement NOL Protective Amendment is no longer necessary for the preservation of the Tax Benefits; and (iii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward. The Board is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in law if it determines by adopting a written resolution that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of Tax Benefits, as applicable.
Effectiveness and Enforceability
Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change, we cannot eliminate the possibility that an Ownership Change will occur even if we adopt it:
»The Board can permit a transfer to an acquirer that results or contributes to an Ownership Change.
»A court could find that part or all of the Replacement NOL Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for restrictions on the transfer of securities for the purpose of maintaining any tax advantage (including operating losses). Delaware law provides that transfer restrictions with respect to shares of our stock issued prior to the effectiveness of the Replacement NOL Protective Amendment will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even

90	CNO Financial Group, Inc. 2025 Proxy Statement

absent such conspicuous notation). As has been the case under the NOL Protective Amendment, the Company intends that shares of stock issued after the effectiveness of the Replacement NOL Protective Amendment will be issued with the transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Replacement NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Replacement NOL Protective Amendment that are proposed to be transferred were voted in favor of the Replacement NOL Protective Amendment unless the contrary is established to our satisfaction. We also intend in certain circumstances to assert the position that shareholders have waived the right to challenge or are estopped from challenging the enforceability of the Replacement NOL Protective Amendment, unless a shareholder establishes, to our satisfaction, that such shareholder did not vote in favor of the Replacement NOL Protective Amendment. Nonetheless, we are not aware of case law supporting these positions and a court could find that the provision is unenforceable, either in general or as applied to a particular shareholder or fact situation.
»Despite the adoption of the Replacement NOL Protective Amendment, there would still remain a risk that certain changes in relationships among shareholders or other events would cause an Ownership Change of us and our subsidiaries under Section 382. We cannot assure you that the Replacement NOL Protective Amendment is enforceable under all circumstances, particularly against shareholders who do not vote in favor of this proposal or who do not have notice of the transfer restrictions at the time they subsequently acquire their shares. Accordingly, we cannot assure you that an Ownership Change will not occur.
»The Company agreed with certain holders to permit certain transfers that would be prohibited by the NOL Protective Amendment and the Replacement NOL Protective Amendment.
As a result of these and other factors, the Replacement NOL Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an Ownership Change. We cannot assure you that upon audit, the IRS would agree that all of the Tax Benefits are allowable. See “Certain Considerations Relating to the Replacement NOL Protective Amendment” below for a further discussion of the matters you should consider before voting.
Certain Considerations Relating to the
Replacement NOL Protective Amendment
Our Board believes that attempting to protect the Tax Benefits described above is in the best interests of the Company and our shareholders. Nonetheless, we cannot eliminate the possibility that an Ownership Change will occur even if the Replacement NOL Protective Amendment is approved. You should consider the factors below when making your decision.
Continued Risk of Ownership Change
Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an Ownership Change. In particular, absent a court determination, there can be no assurance that the transfer restrictions of the Replacement NOL Protective Amendment will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds. In particular, the transfer restrictions may not be enforceable against shareholders who vote against or abstain from voting on the Replacement NOL Protective Amendment or who do not have notice of the transfer restrictions at the time when they subsequently acquire their shares.
Potential IRS Challenge to the Tax Benefits
The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. As discussed above, determining whether an Ownership Change has occurred is subject to uncertainty, both because of the complexity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an Ownership Change and attempt to reduce or eliminate our utilization of Tax Benefits even if the Replacement NOL Protective Amendment is in place.

CNO Financial Group, Inc. 2025 Proxy Statement	91

Potential Effects on Liquidity
The Replacement NOL Protective Amendment is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder’s ability to dispose of our stock may be limited if the Replacement NOL Protective Amendment reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.
Potential Impact on Value
If the Replacement NOL Protective Amendment is approved, the Board intends to impose a legend reflecting the Replacement NOL Protective Amendment on certificates representing newly issued or transferred shares held by shareholders that voted for approval of the Replacement NOL Protective Amendment. It is possible that the Replacement NOL Protective Amendment could deter certain buyers, including persons who wish to acquire more than 4.99% of our stock and certain institutional holders that may not be comfortable holding stock with restrictive legends, and that this could result in diminished demand for and, therefore, potentially decrease the value of our stock. We believe, however, the value protected as a result of the preservation of the Tax Benefits would outweigh any such potential decrease in the value of our stock.
Potential Anti-Takeover Effect
The Replacement NOL Protective Amendment is designed to preserve the long-term value of our accumulated Tax Benefits and is not intended to prevent a takeover of the Company. However, it could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate our stock above the applicable thresholds, without the approval of our Board. The Replacement NOL Protective Amendment approval proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.
Required Vote
Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast (in person or represented by proxy) of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes cast “against” this proposal.
The Replacement NOL Protective Amendment, if approved, would become effective upon the later of (i) July 31, 2025 or (ii) the filing of an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

92	CNO Financial Group, Inc. 2025 Proxy Statement

Proposal 5

Approval of the Amended & Restated Long-Term Incentive Plan

The Board of Directors unanimously recommends that you vote FOR this proposal.

At the Annual Meeting, the shareholders of the Company will be asked to approve the Amended & Restated Long-Term Incentive Plan in this Proposal 5 (the “Amended LTIP”) to increase the number of shares of common stock authorized to be delivered under the Amended LTIP by 2,000,000 shares and to make certain updates as summarized below. Capitalized terms used but not otherwise defined in this Proposal 5 have the meanings set forth in the proposed Amended LTIP, which is attached to this Proxy Statement as Annex C.
The Company's Long-Term Incentive Plan (the “LTIP”) was initially adopted and approved in 2003, and the LTIP was most recently amended and restated in 2020 (such previously amended and restated LTIP, the “Existing LTIP”). The proposed Amended LTIP was approved by our Board on February 12, 2025 upon recommendation of the HRCC, and will become effective upon receipt of approval by the shareholders of the Company at the Annual Meeting. (References to the “HRCC” in this Proposal 5 discussion mean the Human Resources & Compensation Committee or the full Board exercising authority with respect to a given Award.)
A total of 38,239,505 shares were reserved and available for issuance under the Existing LTIP, of which 2,306,819 shares remained available for issuance as of March 10, 2025. If the Amended LTIP is approved, an additional 2,000,000 shares will be reserved and available for issuance pursuant to the Amended LTIP, which, as of March 10, 2025, represents approximately 1.99% of our outstanding shares on a fully diluted basis. If the Amended LTIP is approved, all of the additional shares reserved and available for issuance pursuant to the Existing LTIP will also be available for grant in the form of incentive stock options (“ISOs”).
Our Board was assisted by its independent compensation consultant, WTW, in determining an appropriate increase to the number of authorized shares reserved under the Existing LTIP, taking into account multiple factors, including the Company’s grant history and current expectations with respect to future awards.
Our Board believes that the Amended LTIP is essential to our continued success. The Amended LTIP seeks to accomplish the following goals: (i) attract, retain, motivate and reward officers and other employees of the Company and its subsidiaries, as well as non-employee directors, consultants and others who provide services to the Company and its subsidiaries (collectively, “participants”); (ii) provide equitable and competitive compensation opportunities; and (iii) promote the creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders. The Amended LTIP shares will not be used for anti-takeover purposes without shareholder approval.
Equity-based awards are intended to motivate high levels of performance and align the interests of our participants with those of our shareholders by providing a means of recognizing participants’ contributions and by giving participants the perspective of an owner. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals.
Based on a review of our historical practices, including that the 2020 shareholder approval to increase the share reserve under the Existing LTIP enabled the Company to sufficiently make grants of equity awards from 2020 until 2025, our Board believes that the currently proposed share reserve increase will enable us to make expected equity award grants to participants for approximately three years.
Our Board believes that the extension of the period during which grants may be made pursuant to the Amended LTIP through the day immediately prior to the tenth anniversary of the Annual Meeting is important to enable us to continue offering effective equity compensation to our participants, and to take advantage of the critical motivation and retention benefits that equity compensation provides as we continue to compete for talent. As further described below, our Board believes it is in the best interests of the Company and our shareholders to amend the one-year minimum vesting requirement in the Existing LTIP to further enhance participant retention in the Amended LTIP.

CNO Financial Group, Inc. 2025 Proxy Statement	93

Reasons for Seeking Shareholder Approval
The Company seeks shareholder approval of the proposed Amended LTIP to meet requirements of the New York Stock Exchange and Section 422 of the Code. In addition, the Board regards shareholder approval of the Amended LTIP as desirable and consistent with corporate governance best practices.
The proposed Amended LTIP approved by the Board on February 12, 2025 (including the 2,000,000 additional shares, the changes to the one-year minimum vesting provision and the extension of the Existing LTIP’s ten-year expiration date) will not take effect if shareholder approval is not obtained. If such approval is not obtained, the Company may continue to grant Awards under the Existing LTIP in accordance with its terms in effect as amended and restated in 2020, including the share reserve as in effect from time to time (after taking into account any shares added back to the reserve on account of forfeitures), and may continue to grant cash-settled Awards pursuant to the Existing LTIP in accordance with its terms and without regard to the then-current share reserve.
The following summaries of the material changes to the Existing LTIP and the terms of the Amended LTIP are qualified in their entirety, respectively, by the full text of the Amended LTIP, a copy of which is attached to this Proxy Statement as Annex C. You also may obtain a copy of the Amended LTIP, free of charge, by writing to the CNO Corporate Secretary, 11299 Illinois Street, Carmel, Indiana, 46032. Shareholders are encouraged to review the Amended LTIP carefully.
Summary of Material Changes to the Existing LTIP
The proposed Amended LTIP being submitted for approval at the Annual Meeting incorporates the provisions of the Existing LTIP and includes the following key modifications:
Increase in the Number of Authorized Shares
An increase in the number of shares authorized to be delivered under the Existing LTIP by 2,000,000 shares, for a total number of authorized shares under the Amended LTIP of 40,239,505, and an increase in the number of ISOs that may be granted under the Existing LTIP by the same amount. As of March 10, 2025, 2,306,819 shares remained available for future grants under the Existing LTIP (determined assuming that all then-outstanding Awards will be settled by delivering shares and achievement of maximum performance levels where applicable). Shareholder approval of the authorized share increase would bring the total amount of shares authorized and available for future grants under the proposed Amended LTIP in 2025 and subsequent years to 4,306,819.
Update to Minimum Vesting
A revision to the provision providing for minimum vesting of Awards, such that, other than with respect to five percent of the shares reserved for issuance under the Amended LTIP, each Award must be subject to a minimum vesting period of at least one year following the grant date, except: (i) in the case of death or disability; (ii) with respect to then-outstanding Awards in the event of a Change in Control that do not remain in effect and are not assumed, substituted, or replaced; and (iii) with respect to Awards that are assumed, substituted or replaced in connection with a Change in Control, if the participant is terminated involuntarily other than for cause upon or following such Change in Control.
Extend the Term of the Existing LTIP
The approval of the proposed Amended LTIP by the shareholders of the Company will result in an extension of the period during which grants may be made pursuant to the Amended LTIP through the date immediately before the tenth anniversary of the Annual Meeting.
Key Features of the Amended LTIP
The Amended LTIP and the Company’s related governance practices and policies include many features designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under “Summary Description of the Amended LTIP” on page 96. The summaries in this Proposal 5 discussion

94	CNO Financial Group, Inc. 2025 Proxy Statement

do not provide a complete description of all provisions of the Amended LTIP and are qualified in their entirety by reference to the full text of the Amended LTIP, which is attached to this Proxy Statement as Annex C.
»No Repricing: The Amended LTIP prohibits the repricing of awards, including cash buyouts, without shareholder approval.
»No Liberal Definition of “Change in Control”: The Change in Control definition contained in the Amended LTIP is not a liberal definition that would be triggered on mere shareholder approval of a transaction.
»No Discounted Stock Options or Stock Appreciation Rights: Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.
»No Automatic Grants: The Amended LTIP does not provide for automatic grants to any participant.
»No Tax Gross-Ups: The Amended LTIP does not provide for any tax gross-ups.
»Future Increases to Share Reserve Require Shareholder Approval: Any increase in the share reserve available under the Amended LTIP must be approved by our shareholders.
»Minimum Vesting: With limited exceptions, the Amended LTIP requires that Awards be subject to vesting of at least a one-year period following the grant date.
»No Pledge, Encumbrance or Transfer: No Award under the Amended LTIP may be pledged, hypothecated, encumbered or subject to any lien, obligation, or liability of a participant or transferred or assigned by a participant (other than in the case of a participant’s death).
»No Dividend Equivalents Prior to Vesting: No dividend equivalents are paid with respect to certain unvested Awards and no dividend equivalents are paid to holders of stock options (including ISOs) or SARs.
Stock Awards Under the LTIP
The Board and the HRCC believe that Awards linked to common stock and Awards with terms tied to Company performance can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, they view the Amended LTIP as a key element of the Company's overall compensation program.
As of March 10, 2025, the Existing LTIP had 2,306,819, total shares of common stock remaining available for future grant (determined assuming that all then-outstanding Awards will be settled by delivering shares and achievement of maximum performance levels where applicable), which represents approximately 2.30% of the Company’s total number of shares outstanding. The Company is requesting an additional 2,000,000 shares under the Amended LTIP, which would provide 4,306,819 shares for equity awards in 2025 and subsequent years.
Our Board recognizes that the approval of this Proposal 5 will result in additional shares becoming available for issuance under the Amended LTIP and dilution or “overhang” for our shareholders. If the proposed Amended LTIP is approved by shareholders, the addition to the share pool under the Amended LTIP of 2,000,000 shares would result in a potential overhang of approximately 8.52% with respect to the total Company shares outstanding as of March 10, 2025.

Overhang as of March 10, 2025
(a)	Share pool increase under the Amended LTIP, subject to shareholder approval	2,000,000
(b)	Shares underlying awards outstanding under the Existing LTIP prior to Proposal 5	5,035,806
(c)	Shares currently available for future issuances	2,306,819
(d)	Total shares requested, underlying or available for awards ((a)+(b)+(c))	9,342,625
(e)	Total shares of common stock outstanding	100,286,237
(f)	Fully diluted overhang ((d)/(d)+(e))	8.52%

CNO Financial Group, Inc. 2025 Proxy Statement	95

The following table includes information regarding the outstanding awards and shares available for future issuance under the Existing LTIP as of March 10, 2025 (as if the Amended LTIP is not approved under this Proposal 5):

Existing LTIP	Key Data
Total shares underlying outstanding stock options	1,577,360
Weighted average exercise price of outstanding stock options	$19.67
Weighted average remaining contractual life of outstanding stock options	3.0 Years
Total shares subject to outstanding full-value awards(1)	3,458,446
Total shares currently available for grant	2,306,819
(1)Full-value awards include restricted stock, time-vested RSUs and P-shares subject to performance-based vesting valued at maximum performance (200% of target). Includes a total of 3,275,034 unvested full-value awards.
Burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock incentive plan. Our annualized burn rate for the past three years has averaged at approximately 1.08%, which is calculated by dividing the total number of shares subject to equity awards granted in a given year by the total weighted average number of shares outstanding during the period and does not reflect forfeitures or cancellations.
Summary Description of the Amended LTIP
Shares Available
If the Amended LTIP is approved, the authorized number of shares that may be delivered would increase from 38,239,505 shares of common stock under the Existing LTIP to 40,239,505 shares of common stock under the Amended LTIP. This amount includes 2,306,819 shares remaining available for delivery under the Existing LTIP as of March 10, 2025 (determined assuming that all then-outstanding Awards will be settled by delivering shares and achievement of maximum performance levels, where applicable), plus 2,000,000 shares added to the share authorization and available for future grant pursuant to the proposed Amended LTIP after the Annual Meeting, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company. Shares used for Awards assumed in an acquisition do not count against the shares reserved under the Amended LTIP.
The delivery of shares pursuant to an Award will reduce the total number of shares available under the Amended LTIP except that each full-value share awarded and distributed (other than an Award of an option, SAR or Award that is settled in cash) will reduce the total number of shares available under the Amended LTIP by 1.25 shares. Also, the full number of shares of common stock subject to an exercised option or SAR will count against the number of shares remaining available for delivery pursuant to Awards granted under the Amended LTIP, even if fewer shares are actually delivered to a participant as a result of a net settlement. Further, any shares tendered or withheld to satisfy the exercise price or tax withholding obligations of an outstanding Award shall no longer be available for delivery under the Amended LTIP. Notwithstanding the above, to the extent an Award under the Amended LTIP is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will be available under the Amended LTIP. Shares delivered under the Amended LTIP may be either newly issued or treasury shares.
Per-Person Award Limitations
The Amended LTIP provides that no participant may in any year be granted share-denominated Awards under the Amended LTIP relating to more than their Annual Limit. The Annual Limit equals 1,000,000 shares, subject to adjustment for splits and other extraordinary corporate events. This limit applies only to Awards under the Amended LTIP and does not limit the Company's ability to enter into compensation arrangements outside of the Amended LTIP. Additionally, the maximum number of shares of stock subject to Awards granted during a single calendar year to any non-employee director, taken together with any cash or other fees earned by such non-employee director during such calendar year, may not exceed (i) $500,000 in total value in the case of non-employee directors other than the Board Chair or Lead Director or (ii) $950,000 in total value in the case of the Board Chair or Lead Director (in each case,

96	CNO Financial Group, Inc. 2025 Proxy Statement

calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
Adjustments
Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Company is also obligated to adjust outstanding Awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to such Awards. The HRCC may adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles or for unusual or nonrecurring events.
Eligibility
Officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide services to the Company and its subsidiaries, are eligible to be granted Awards under the Amended LTIP. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective grantee may not receive any payment or exercise any right relating to the Award until the prospective grantee has commenced employment or the providing of services.
As of March 10, 2025, we had approximately 3,500 full-time employees (including executive officers) of the Company and its subsidiaries and eight non-employee directors of the Company that would be eligible to participate in the Existing LTIP. Generally, only company officers and non-employee directors are granted Awards under the Amended LTIP. Determination of awards under the Amended LTIP will be made by the HRCC based on factors such as the recipient's contributions to the Company, longevity of service and retention incentives. Information about the number and roles of employees may also be found in our Annual Report on Form 10-K filed on February 26, 2025.
Administration
The Amended LTIP is administered by the HRCC, except that the Board may itself act to administer the Amended LTIP. Subject to the terms and conditions of the Amended LTIP, the HRCC is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Amended LTIP, and make all other determinations which may be necessary or advisable for the administration of the Amended LTIP. Nothing in the Amended LTIP precludes the HRCC from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Amended LTIP. The Amended LTIP provides that members of the HRCC and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended LTIP.
Stock Options and SARs
The HRCC is authorized to grant stock options, including both qualified ISOs, which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated base price. The exercise price of an option and the base price of an SAR are determined by the HRCC but generally may not be less than the fair market value of the shares on the date of grant (except as described under “Other Terms of Awards” on page 98). The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under the Amended LTIP may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonqualified stock options. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than ten percent of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the ISO on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.
The maximum term of each option or SAR will be ten years (or five years in the case of certain ISOs, as noted above). Subject to this limit, the HRCC generally fixes the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events. The HRCC may determine whether options may be

CNO Financial Group, Inc. 2025 Proxy Statement	97

exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding Awards or other property having a fair market value equal to the exercise price. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The HRCC is also permitted to establish procedures for broker-assisted cashless exercises. The HRCC will determine the methods of exercise and settlement and other terms of SARs. The HRCC may determine whether SARs are exercisable for shares or for cash.
Restricted and Deferred Stock/Restricted Stock Units
The HRCC is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold and will be forfeited in the event of termination of employment in specified circumstances. The HRCC will establish the length of the restricted period for Awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an Award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the HRCC.
Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an Award of RSUs. The HRCC will establish any vesting requirements for deferred stock/RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the Award is deferred as to settlement can be extended past the date the Award becomes non-forfeitable, so the HRCC can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock Awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will accrue if authorized by the HRCC. The HRCC may only pay out dividends or dividend equivalents on Awards upon their vesting or, if applicable with respect to RSUs, upon deferral in accordance with the terms of the Amended LTIP.
Other Stock-Based Awards, Stock Bonus Awards and Awards in Lieu of Other Obligations
The Amended LTIP authorizes the HRCC to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, common stock. The HRCC will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the HRCC is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the HRCC may specify.
Performance-Based Awards
The HRCC may grant performance Awards, which may be cash-denominated Awards or share-based Awards. Generally, performance Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of Awards being granted or becoming exercisable or settled, or as a condition to accelerating the timing of such events. The HRCC may specify the performance measurement period for any performance-based Awards.
Other Terms of Awards
Awards may be settled in cash, shares, other Awards or other property, in the discretion of the HRCC. The HRCC may require or permit participants to defer the settlement of all or part of an Award, subject to compliance with Code Section 409A (“Section 409A”), in accordance with such terms and conditions as the HRCC may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Amended LTIP allows vested Awards that have been deferred to be paid out to the participant in the event of an unforeseeable emergency. The HRCC is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Amended LTIP. The HRCC may condition Awards on the payment of taxes and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Amended LTIP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the HRCC may permit transfers of Awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the Amended LTIP.

98	CNO Financial Group, Inc. 2025 Proxy Statement

The HRCC is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an Award or gains realized by exercise or settlement of an Award. Awards under the Amended LTIP may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The HRCC may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the Amended LTIP, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding Awards for cash or other property, unless such transaction constitutes a “repricing.” A “repricing” includes a transaction: (i) that results in a reduction to the exercise price of an outstanding Option or SAR; (ii) it is treated as a “repricing” under generally accepted accounting principles; or (iii) is a repurchase for cash or cancellation of an Option or a SAR at a time when its exercise price is greater than the fair market value of the underlying shares of stock. The HRCC also may grant Awards in addition to and in tandem with other awards or rights. In granting a new Award, the HRCC may determine that the in-the-money value or fair value of any surrendered Award may be applied to reduce the exercise price of any option, base price of any SAR or purchase price of any other Award.
Dividend Equivalents
The HRCC may grant dividend equivalents with respect to Awards other than stock options (including ISOs) or SARs. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an Award is outstanding. These amounts may be in the form of cash or rights to receive additional Awards or additional shares of common stock having a value equal to the cash amount. The Awards may be granted on a stand-alone basis or in conjunction with another Award, and the HRCC may specify whether the dividend equivalents will be forfeitable or non-forfeitable. However, the HRCC may only pay out dividends or dividend equivalents on Awards upon their vesting or, if applicable with respect to RSUs, upon deferral in accordance with the terms of the Amended LTIP.
Vesting, Forfeitures and Related Award Terms
The HRCC may in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. Other than with respect to five percent of the shares reserved for issuance under the Amended LTIP, each Award must be subject to a minimum vesting period of at least one year following the grant date, except: (i) in the case of death or disability; (ii) with respect to then-outstanding Awards in the event of a Change in Control that do not remain in effect and are not assumed, substituted or replaced; and (iii) with respect to Awards that are assumed, substituted or replaced in connection with a Change in Control, if the participant is terminated involuntarily other than for cause upon or following such Change in Control.
In addition, the Amended LTIP provides that following a Change in Control, the HRCC may take any of the following actions with respect to an Award: provide for its full vesting, provide for its termination beyond the date of full vesting, deem performance goals to have been met, provide for the settlement of an Award in cash or for termination of the Award or cause the Award to be assumed as part of the transaction. Such “Change in Control” definition generally includes: (i) the consummation of a merger, reorganization, consolidation or similar transaction in which the shareholders of the Company immediately prior to the transaction do not own more than 51% of the voting power of the surviving corporation; (ii) any person becomes the owner, directly or indirectly of shares representing at least 51% of the Company's voting power; and (iii) certain changes of more than half of the membership of the Board of Directors. Change in Control provisions are limited, however, by applicable restrictions under Section 409A.
Amendment and Termination of the Amended LTIP
The Board may amend, suspend, discontinue or terminate the Amended LTIP or the HRCC's authority to grant Awards hereunder without shareholder approval, except as required by law or regulation or under the New York Stock Exchange rules, which require shareholder approval of any material amendment to plans such as the Amended LTIP. Under these rules, however, shareholder approval will not necessarily be required for all amendments which might increase the cost of the Amended LTIP or broaden eligibility. Unless earlier terminated, the authority of the HRCC to make grants under the Amended LTIP will terminate on the date immediately prior to ten years after the latest shareholder approval of the Amended LTIP, and the Amended LTIP will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding Award.

CNO Financial Group, Inc. 2025 Proxy Statement	99

Federal Income Tax Implications of the Amended LTIP
The following discussion of the federal income tax implications relating to the Amended LTIP is based on current federal tax laws and regulations and is not a complete description of such laws and regulations. Participants may also be subject to certain state, local or foreign taxes that are not described below, in this Proposal 5 or elsewhere in this Proxy Statement.
The Company believes that under current law, the following federal income tax consequences generally would arise with respect to Awards under the Amended LTIP:
»Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount the participant recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax basis in the shares, which generally is the amount the participant recognized as ordinary income in connection with the SAR's exercise.
»The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.
»Some options and SARs, such as those with deferral features, and a SAR that is settled in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the Award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option or SAR (subject to limited exceptions). If the distribution and other Award terms meet applicable requirements under Code Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
»Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the Amended LTIP to meet applicable requirements under Section 409A. no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an Award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested Award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company's right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an Award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. n all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant

100	CNO Financial Group, Inc. 2025 Proxy Statement

subsequently forfeits such shares or property, such participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which the participant previously paid tax.
»Any dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant elected to be taxed at the time of grant. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant’s income as compensation. If the participant has made an election to be taxed at the time of grant, the dividends will be dividend income, rather than additional compensation, to the participant.
»Any Award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A. Certain participant elections and the timing of distributions relating to such Awards must meet requirements under Section 409A for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the Award.
»At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($176,100 in 2025), such participant will not have to pay Social Security taxes on such amounts. We are required to report to the Internal Revenue Service and the appropriate state and local taxing authorities the ordinary income received by the participant and the amount of taxes withheld.
»Section 162(m) of the Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former executive officers, other than compensation that qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017, pursuant to the Tax Cuts and Jobs Act of 2017.
»Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of outstanding awards under the Amended LTIP upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
»The Amended LTIP is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code.
»Participants who are “insiders” under Section 16(b) of the Exchange Act may be subject to different tax treatment with respect to the grant, exercise or settlement of awards under the Amended LTIP, depending on the particular Section 16(b) exemption utilized.
The foregoing provides only a general description of the application of current federal income tax laws and regulations to certain Awards under the Amended LTIP. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended LTIP, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Amended LTIP (such as payment of the exercise price of an option by surrender of previously acquired shares). This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign laws. Holders of awards under the Amended LTIP are encouraged to consult with their own tax advisors.
Amended LTIP Benefits
No Awards made under the Existing LTIP prior to the date of the Annual Meeting were granted subject to shareholder approval. The selection of participants who will receive awards under the Amended LTIP and the size and types of awards will be determined by our Board or HRCC in its discretion. As such, the number or value of awards that will be granted under the Amended LTIP following the Annual Meeting is not yet determinable, and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.

CNO Financial Group, Inc. 2025 Proxy Statement	101

Equity Compensation Plan Information
In accordance with Item 201(d) of Regulation S-K under the Exchange Act, the following table sets forth information regarding the shares to be issued and the shares remaining available for issuance under our stock-based incentive plans as of December 31, 2024. The amounts shown do not include (i) the shares that would be available for issuance under the Amended LTIP if the Amended LTIP in this Proposal 5 is approved and (ii) the shares that would be available for issuance and sale under the Amended ESPP (as defined in Proposal 6) if the Amended ESPP in Proposal 6 is approved.

Equity Compensation Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by shareholders
Amended & Restated Long-Term Incentive Plan	5,127,777(2)	$19.48	2,874,434
Employee Stock Purchase Plan	—	—	381,218(3)
Equity compensation plans not approved by shareholders	—	—	—
Total	5,127,777	—	2,874,434
(1)The weighted average exercise price reported in this column does not take into account outstanding time-vested RSUs and P-shares subject to performance-based vesting.
(2)The number of shares subject to outstanding awards under the Existing LTIP represents the total number of issued and outstanding stock options, time-vested RSUs and P-shares (assuming such performance-based awards are earned at 200% of target). Based on how the outstanding P-shares are currently tracking (which is slightly above or below target), the number of shares in this table may be expected to overstate potential dilution under the Existing LTIP.
(3)This represents the total number of shares remaining available for future issuance under the Existing ESPP and the number of shares subject to purchase during the offering period in effect as of December 31, 2024.
Required Vote
Approval of the Amended LTIP requires the affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” this proposal. If you do not provide your broker with voting instructions for this proposal, then your broker will be unable to vote your shares on Proposal 5 and will report your shares as broker non-votes on Proposal 5. Broker non-votes will have no effect on the voting outcome of this proposal because broker non-votes are not counted in the voting results tabulation for this matter.

102	CNO Financial Group, Inc. 2025 Proxy Statement

Proposal 6

Approval of the Amended & Restated Employee Stock Purchase Plan

The Board of Directors unanimously recommends that you vote FOR this proposal.

At the Annual Meeting, the shareholders of the Company will be asked to approve the proposed Amended & Restated Employee Stock Purchase Plan (the “Amended ESPP”), which amends and restates the CNO Financial Group, Inc. Employee Stock Purchase Plan (the “Existing ESPP”) to increase the number of authorized shares of the Company’s common stock to be made available for sale under the Existing ESPP by 1,600,000 shares. Whether the 1,600,000 new shares will be available for future purchase depends on whether our shareholders approve the Amended ESPP under this Proposal 6.
The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Company’s Existing ESPP was initially adopted and approved in 2018 and is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The proposed Amended ESPP was approved by our Board on February 12, 2025 upon recommendation of the HRCC and will become effective upon receipt of approval by the shareholders of the Company at the Annual Meeting.
Our Board was assisted by its independent compensation consultant, WTW, in determining an appropriate increase to the number of authorized shares to be made available for sale under the Amended ESPP, taking into account multiple factors, including the historical and current Existing ESPP participation of eligible Company employees.
Reasons for Seeking Shareholder Approval
The Company seeks shareholder approval of the Amended ESPP to meet requirements of the New York Stock Exchange and Section 423 of the Code. In addition, the Board regards shareholder approval of the Amended ESPP as desirable and consistent with corporate governance best practices.
The proposed Amended ESPP approved by the Board on February 12, 2025 will not go into effect if shareholder approval is not obtained. As of the March 10, 2025 record date, a total of 381,218 shares remained available for sale under the Existing ESPP. If shareholder approval is not obtained, the Company may continue to issue and make such remaining shares available for sale under the Existing ESPP. Once the remaining shares are issued, we would be required to terminate the Existing ESPP and refund any remaining employee contributions.
Our Board believes that the Amended ESPP is essential to our continued success. The Board recommends the approval of the Amended ESPP so the Company can continue to offer its eligible employees an opportunity to increase their ownership interest in the Company and participate in the success of the Company by purchasing shares of common stock through payroll deductions on favorable terms. Our Board also believes that: (i) the Amended ESPP will provide more employees with an opportunity to participate in the success of the Company through purchasing shares of the Company's common stock under the Amended ESPP through payroll deductions at a discounted purchase price (as described below); (ii) the Amended ESPP will enhance the Company's ability to attract, retain and motivate highly qualified employees; and (iii) the Amended ESPP will encourage employees to become shareholders, thereby aligning the interests of employees with those of our shareholders.
The following summaries of the material change to the Existing ESPP and the description of the Amended ESPP are qualified in their entirety, respectively, by the full text of the Amended ESPP, a copy of which is attached to this Proxy Statement as Annex D. You are urged to carefully read the Amended ESPP in its entirety as the discussion in this Proxy Statement is only a summary.

CNO Financial Group, Inc. 2025 Proxy Statement	103

Summary of the Material Change to the ESPP
The Amended ESPP being submitted for approval incorporates the provisions of the Existing ESPP and includes the key modification regarding the increase in shares of the Company’s common stock available for sale under the Amended ESPP.
A total of 1,600,000 shares of the Company’s common stock were reserved and available for sale under the Existing ESPP, of which 381,218 remained available for sale as of the March 10, 2025 record date. The Amended ESPP provides for an increase of an additional 1,600,000 shares of the Company’s common stock to be made available for sale under the Amended ESPP. If the Amended ESPP under this Proposal 6 is approved by the shareholders, a total of 3,200,000 shares of the Company’s common stock will be reserved and available for sale pursuant to the Amended ESPP. As of March 10, 2025, the closing sales price per share of our common stock as reported on NYSE was $38.61 per share.
Summary Description of the Amended ESPP
Shares Available
As of March 10, 2025, the number of shares of the Company’s common stock that may be issued under the Existing ESPP is 1,600,000, subject to adjustment in the event of a stock split, stock dividend and certain other dilutive changes in our common stock. The shares may consist of unissued shares, previously issued shares or shares purchased on the open market. Shareholder approval of the authorized share increase under Proposal 6 would bring the total amount of shares of the Company’s common stock authorized and available for sale under the Amended ESPP in 2025 and subsequent years to 3,200,000. Absent shareholder approval of the increased share limit, once the remaining shares are issued, we would be required to terminate the Existing ESPP and refund any remaining employee contributions to employees. However, if shareholders approve this Proposal 6, the share limit will be increased by 1,600,000 to 3,200,000.
Administration
The Amended ESPP is administered by the HRCC or such other committee as designated by the Board. The HRCC has the authority to make rules and regulations for the administration of the Amended ESPP, and the HRCC’s actions, interpretations and determinations made in good faith will be final and binding.
Eligibility
Employees of the Company and its subsidiaries are eligible to participate in the Amended ESPP, except that the HRCC may exclude employees (i) who have been employed for less than a specified period (not to exceed two years) or (ii) who are highly compensated employees under the Code or a highly compensated employee with compensation above a specified level, who is an officer and/or is subject to disclosure requirements under Section 16(a) of the Exchange Act. The HRCC has historically excluded the Company’s executive officers from participation in the Existing ESPP. Employees will not be granted an option under the Amended ESPP if, immediately after the grant, such employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. Employees are not eligible to participate in the Amended ESPP if their customary employment is for less than 21 hours per week or for not more than five months per calendar year. As of the March 10, 2025 record date, approximately 3,455 employees of the Company and its subsidiaries were eligible to participate in the Existing ESPP.
Participation in the Amended ESPP
Eligible employees may participate in the Amended ESPP by electing to participate in a given offering period pursuant to procedures set forth by the HRCC. A participant's participation in the Amended ESPP will continue until the participant makes a new election, withdraws from an offering period or becomes ineligible to participate in the Amended ESPP. Additionally, a participant’s participation in the Existing ESPP as of the date that the Amended ESPP is approved by the Company’s shareholders will continue (and will thereafter be governed by the Amended ESPP) until the participant makes a new election or withdraws from an offering period or the Amended ESPP.

104	CNO Financial Group, Inc. 2025 Proxy Statement

Payroll Deductions
Payroll deductions are made from the compensation paid to each participant for each offering period in such amounts, as elected by the participant, expressed as a whole number percentage or as a dollar amount but not to exceed the lesser of (i) ten percent of the participant's base salary (or other base compensation) or bonus during the offering period or (ii) $15,000; provided that no participant will be entitled to purchase, during any calendar year, shares with an aggregate fair market value in excess of $25,000 (calculated as of the first day of the offering period). Following at least one payroll deduction, a participant may decrease the amount of payroll deductions only once during an offering period that has commenced. In addition, except to the extent provided by the HRCC, a participant may not make any separate cash payments into the participant's account, and payment for shares purchased under the Amended ESPP may not be made in any form other than by payroll deduction.
Termination of Participation in the Amended ESPP
A participant may cease payroll deductions during an offering period and elect to withdraw from the Amended ESPP pursuant to procedures set forth by the HRCC. A participant's participation in the Amended ESPP will be terminated upon the participant ceasing to be eligible to participate in the Amended ESPP for any reason, including the termination of such participant's employment. Upon a termination of participation in the Amended ESPP, all payroll deductions (and other contributions to the extent provided by the HRCC) credited to such former participant's plan account will be returned without interest to the former participant.
Purchase of Shares
With respect to an offering period, each participant will be granted an option to purchase a number of shares of the Company’s common stock equal to the lesser of (i) a maximum established by the HRCC (which maximum, unless otherwise determined by the HRCC, will be 5,000 shares) and (ii) the number determined by dividing the amount in the participant's account during such offering period by the purchase price. On the last day of each offering period (each, a “purchase date”), the funds in each participant's account will be used to purchase shares. The purchase price will, unless otherwise determined by the HRCC, be 85% of the lesser of the fair market value of the shares of the Company’s common stock on the purchase date or the first day of the offering period, except that the per share purchase price may never be less than the par value per share of the Company’s common stock. As soon as practicable after each purchase date, the number of shares purchased by each participant will be either delivered to the participant or deposited in a brokerage account established in such participant's name.
Transferability
A participant will not be permitted to transfer their option to purchase shares of common stock under the Amended ESPP. In addition, each participant must notify the Company if participant transfers any shares purchased pursuant to the Amended ESPP, if such transfer is made within two years after the first day of the applicable offering period or within one year after the participant's receipt of such purchased shares.
Withholding
The Company reserves the right to withhold from shares or cash distributed to a participant any amounts which it is required by law to withhold.
Amendment and Termination of the Amended ESPP
Our Board may amend, suspend or terminate the Amended ESPP; provided, however, that no amendment will be made that, without shareholder approval, would increase the number of shares authorized for the Amended ESPP or change the designation or class of eligible employees. The Amended ESPP will terminate upon the earliest of (i) the termination of the Amended ESPP by our Board or (ii) the issuance of all of the shares of the Company’s common stock reserved for issuance under the Amended ESPP (unless additional shares are authorized for issuance under the Existing ESPP, such as, for example, under the Amended ESPP). Further, in the event that the HRCC determines that the ongoing operation of the Amended ESPP may result in unfavorable financial accounting consequences, it may (to the extent permitted under Section 423 of the Code) modify or amend the Amended ESPP to reduce or eliminate such accounting consequences, including but not limited to: (i) altering the purchase price for any offering period; (ii) shorting any offering period; or (iii) allocating shares of the Company’s common stock. Upon termination of the Amended ESPP, the balance in each participant’s plan account will be refunded as soon as practicable after such termination, without any interest.

CNO Financial Group, Inc. 2025 Proxy Statement	105

Federal Income Tax Implications of the Amended ESPP
This discussion of the federal income tax implications relating to the Amended ESPP is based on current federal tax laws and regulations and is not a complete description of such laws and regulations. Participants may also be subject to certain state, local or foreign taxes that are not described below, in this Proposal 6 or elsewhere in this Proxy Statement.
The Company believes that under current federal laws and regulations, the following federal income tax implications generally would arise with respect to the Amended ESPP:
»Options to purchase shares of our common stock granted under the Amended ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no taxable income will be recognized by a participant, upon either the grant or the exercise of the purchase rights. No income will be taxable to a participant until the shares of common stock purchased under the Amended ESPP are sold or otherwise disposed of or in the event the participant should die while still owning the purchased shares of common stock. If the shares of common stock are disposed of prior to the later of (i) the date that is two years from the first day of the offering period in which such shares were acquired and (ii) the date that is one year after the participant’s receipt of such purchased shares, in a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the excess of the fair market value of the shares of common stock on the purchase date over the purchase price. The amount of such ordinary income will be added to the participant's basis in the shares of common stock, and any additional gain or resulting loss recognized on the disposition of the shares of common stock after such basis adjustment will be a capital gain or loss.
»If the shares of our common stock purchased under the Amended ESPP are sold (or otherwise disposed of) after the later of (i) the date that is two years from the first day of the offering period in which the shares were acquired and (ii) the date that is one year after the participant’s receipt of such purchased shares, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (b) 15% of the fair market value of the stock as of the first day of the offering period (or such lesser percentage corresponding to the relevant discount to fair market value under the Amended ESPP calculated as of the first day of the offering period) will be treated as ordinary income. The amount of such ordinary income will be added to the participant's basis in the shares of our common stock, and any additional gain recognized on the disposition of the shares of common stock after such basis adjustment will be long-term capital gain. If the fair market value of the shares of common stock on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.
»The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized in the United States by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.
The foregoing provides only a general description of the application of certain federal income tax laws and regulations to certain aspects of and purchases made under the Amended ESPP. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended ESPP. Different tax rules may apply. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign laws. Participants are encouraged to consult with their own tax advisors.
Plan Benefits
It is not possible to determine how many eligible employees will participate in the Amended ESPP in the future or their level of participation. Therefore, it is not possible to determine with certainty the dollar value or number of shares of the Company’s common stock that will be distributed under the Amended ESPP if the Amended ESPP is approved. Our named executive officers do not participate in the Existing ESPP and will not participate in the Amended ESPP if the Amended ESPP is approved.

106	CNO Financial Group, Inc. 2025 Proxy Statement

Required Vote
Approval of the Amended ESPP requires the affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” this proposal. If you do not provide your broker with voting instructions for this proposal, then your broker will be unable to vote your shares on Proposal 6 and will report your shares as broker non-votes on Proposal 6. Broker non-votes will have no effect on the voting outcome of this proposal because broker non-votes are not counted in the voting results tabulation for this matter.

CNO Financial Group, Inc. 2025 Proxy Statement	107

Stock Ownership Information

Beneficial Ownership of Company Securities
The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 10, 2025 (except as otherwise noted) by (i) each person known to us to beneficially own more than five percent of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our NEOs included in the Summary Compensation Table for 2024 and (iv) all of our directors and executive officers as a group. The number of shares of common stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 10, 2025, including through the exercise of stock options and from RSUs that are scheduled to vest. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

Name of Beneficial Owner	Shares Beneficially Owned
	Number(1)	Percentage(2)

BlackRock, Inc.(3)	15,747,262	15.70%
The Vanguard Group(4)	14,056,668	14.02%
Gary C. Bhojwani(5)	1,178,602	1.18%
Archie M. Brown	12,385	*
David B. Foss	44,773	*
Mary R. (Nina) Henderson	17,083	*
Adrianne B. Lee	12,385	*
Daniel R. Maurer	24,624(6)	*
Chetlur S. Ragavan	25,373	*
Steven E. Shebik	48,804	*
Jessica A. Turner	—	*
Scott L. Goldberg(7)	211,114	*
Eric R. Johnson(8)	779,081	*
Paul H. McDonough(9)	187,731	*
Matthew J. Zimpfer(10)	341,306	*
All directors, nominees and executive officers as a group – 20 persons(11)	3,390,417	3.38%
*Represents less than one percent (1%) of the outstanding shares of our common stock as of March 10, 2025.
(1)Does not include an aggregate of 155,587 deferred stock units held by certain directors, as described below under “Director Deferred Stock Units.”
(2)All percentages for our directors and executive officers are based upon the number of shares of our common stock that were outstanding on March 10, 2025 (100,286,237 shares).
(3)In its Amendment No. 13 to Schedule 13G filed with the SEC on January 23, 2024, BlackRock, Inc. stated that of the 15,747,262 shares of common stock beneficially owned, BlackRock, Inc. has sole voting power over 15,378,546 shares and sole dispositive power over 15,747,262 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(4)In its Amendment No. 13 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) stated that of the 14,056,668 shares of common stock beneficially owned, Vanguard has shared voting power over 89,959 shares, sole dispositive power over 13,846,274 shares and shared dispositive power over 210,394 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

108	CNO Financial Group, Inc. 2025 Proxy Statement

(5)Includes options, exercisable currently or within 60 days of March 10, 2025, to purchase 309,000 shares of common stock and includes 108,893 RSUs scheduled to vest within 60 days of March 10, 2025. Amount also includes 700,587 shares of common stock held in a revocable trust.
(6)Includes 24,624 shares of common stock held in a revocable trust.
(7)For Mr. Goldberg, includes options, exercisable currently or within 60 days of March 10, 2025, to purchase 76,540 shares of common stock and includes 18,550 RSUs scheduled to vest within 60 days of March 10, 2025.
(8)For Mr. Johnson, includes options, exercisable currently or within 60 days of March 10, 2025, to purchase 156,790 shares of common stock and includes 16,910 RSUs scheduled to vest within 60 days of March 10, 2025.
(9)For Mr. McDonough, includes options, exercisable currently or within 60 days of March 10, 2025, to purchase 31,800 shares of common stock and includes 29,797 RSUs scheduled to vest within 60 days of March 10, 2025.
(10)For Mr. Zimpfer, includes options, exercisable currently or within 60 days of March 10, 2025, to purchase 88,340 shares of common stock and includes 18,011 RSUs scheduled to vest within 60 days of March 10, 2025.
(11)For all directors, director nominees and executive officers as a group, includes options, exercisable currently or within 60 days of March 10, 2025, to purchase an aggregate of 830,020 shares of common stock held by executive officers and includes an aggregate of 236,166 RSUs scheduled to vest within 60 days of March 10, 2025.
Director Deferred Stock Units
Under the CNO Board of Directors Deferred Compensation Plan, the non-employee directors may elect each year to defer some or all of their compensation, including the equity portion of the annual director fees. Any equity that is so deferred is represented by vested deferred stock units, on which dividend equivalents are paid during the deferral period. The deferred stock units are not entitled to vote. At the end of the deferral period selected by the director, one share of common stock will be issued for each deferred stock unit. The non-employee directors held deferred stock units as set forth below (these units are in addition to the share ownership set forth above):

Name	2024 Number of Deferred Stock Units(1)	Total Deferred Stock Units as of March 10, 2025(2)

Mary R. (Nina) Henderson	5,322	58,299
Daniel R. Maurer	9,366	94,656
Jessica A. Turner	2,632	2,632
(1)Represents the aggregate number of vested stock units received and deferred by the director during 2024.
(2)Represents the total number of vested stock units that the director has elected to defer under the CNO Board of Directors Deferred Compensation Plan as of March 10, 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires CNO’s directors and executive officers, and each person who is the beneficial owner of more than ten percent of any class of CNO’s outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2024 by the prescribed dates. Officers, directors and greater than ten percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO’s knowledge, based solely on the review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO’s officers, directors and greater than ten percent beneficial owners were timely made by each such person during the year ended December 31, 2024.

CNO Financial Group, Inc. 2025 Proxy Statement	109

Other Information

Shareholder Proposals for 2026 Annual Meeting
Any proper proposal which a shareholder wishes to have included in the Board’s Proxy Statement and form of proxy for the 2026 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by CNO by November 26, 2025. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for the 2026 Annual Meeting of Shareholders.
The Board has implemented a proxy access provision in the Company’s Bylaws, which permits a shareholder or group of up to 20 shareholders owning three percent or more of the Company’s common stock continuously for at least three years to nominate for election to the Board, and include in the Company’s Proxy Materials for its Annual Meeting of Shareholders, nominees constituting up to the greater of 20% of the number of directors then serving on the Board (rounding down to the closest whole number) or two individuals, subject to certain limitations and provided that such nominating shareholder(s) and nominee(s) satisfy the informational and other applicable requirements specified in the Bylaws. Pursuant to our proxy access Bylaw, notice must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive Proxy Statement was released to shareholders in connection with the prior year’s Annual Meeting. Accordingly, to be timely for inclusion in the Proxy Materials for the Company’s 2026 Annual Meeting of Shareholders, the Secretary must receive a shareholder’s notice to nominate a director using the Company’s Proxy Materials between October 27, 2025 and November 26, 2025, inclusive.
In addition, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including non-proxy access shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected, as well as other shareholder proposals. In the case of an annual meeting, pursuant to our Bylaws, notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, to be timely with respect to the 2026 Annual Meeting of Shareholders, the Secretary must receive a non-proxy access director nomination or shareholder proposal not earlier than January 8, 2026 and not later than February 7, 2026.
In the case of a special meeting of shareholders at which directors are to be elected, pursuant to our Bylaws, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws, including, as appropriate, those set forth in Rule 14a-19 of the Securities Exchange Act of 1934.
Any shareholder who wishes to submit a proposal to be acted upon at the 2026 Annual Meeting of Shareholders or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11299 Illinois Street, Suite 200, Carmel, Indiana 46032. Please note that these Bylaw requirements are separate from the SEC’s requirements to have a shareholder nomination or other proposal included in our proxy statement.
Annual Report
Access to CNO’s Annual Report for 2024 (which includes its Annual Report on Form 10-K as filed with the SEC) is being provided with this Proxy Statement to all holders of common stock as of March 10, 2025. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2024, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11299 Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone (317) 817-2893; or email ir@CNOinc.com.

110	CNO Financial Group, Inc. 2025 Proxy Statement

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting CNO Financial Group, Inc. Investor Relations by mail to 11299 Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone: (317) 817-2893; or email: ir@CNOinc.com.
Other Matters
Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting or any adjournment or postponement thereof, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.

CNO Financial Group, Inc. 2025 Proxy Statement	111

ANNEX A

Information Related to Certain Non-GAAP Financial Measures
Net operating income is defined as net income before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items including earnings attributable to variable interest entities, net of taxes. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. A reconciliation from net operating income (and related per share amounts) to net income is as follows (dollars in millions, except per share amounts):

	Year Ended December 31,
	2024	2023

Insurance product margin:
Annuity margin	$274.2	$235.0
Health margin	516.8	494.3
Life margin	249.0	229.7
Total insurance product margin	1,040.0	959.0
Allocated expenses	(615.3)	(599.0)
Income from insurance products	424.7	360.0
Fee income	30.0	31.0
Investment income not allocated to product lines	167.9	120.2
Expenses not allocated to product lines	(71.8)	(51.7)
Operating earnings before taxes	550.8	459.5
Income tax expense on operating income	(121.5)	(103.4)
Net operating income	429.3	356.1
Non-operating items:
Net realized investment losses from sales, impairments and change in allowance for credit losses	(72.7)	(62.7)
Net change in market value of investments recognized in earnings	22.8	(6.3)
Changes in fair value of embedded derivative liabilities and market risk benefits	24.7	(29.9)
Fair value changes related to agent deferred compensation plan	6.6	(3.5)
Other	(13.9)	(0.3)
Net non-operating income (loss) before taxes	(32.5)	(102.7)
Income tax expense (benefit) on non-operating income	(7.2)	(23.1)
Net non-operating income (loss)	(25.3)	(79.6)
Net income	$404.0	$276.5

CNO Financial Group, Inc. 2025 Proxy Statement	A-1

	Year Ended December 31,
	2024	2023

Per diluted share:
Net operating income (operating earnings per share)	$3.97	$3.09
Net realized investment losses from sales, impairments and change in allowance for credit losses (net of taxes)	(0.52)	(0.42)
Net change in market value of investments recognized in earnings (net of taxes)	0.16	(0.04)
Changes in fair value of embedded derivative liabilities and market risk benefits (net of taxes)	0.18	(0.20)
Fair value changes related to agent deferred compensation plan (net of taxes)	0.05	(0.03)
Other (net of taxes)	(0.10)	—
Net income	$3.74	$2.40
Total allocated and unallocated expenses adjusted for certain significant items are summarized below (dollars in millions):

	2024	2023

Expenses allocated to product lines	$615.3	$599.0
Expenses not allocated to product lines	71.8	51.7
Net recoveries related to significant legal and regulatory matters	—	21.7
Unfavorable impact related to a fixed asset impairment	(2.9)	—
Adjusted total	$684.2	$672.4
Management also believes that operating return on equity (“Operating ROE”), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, enhances the understanding of our operating results.
This non-GAAP financial measure differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often primarily caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.
In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period to period.
Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

A-2	CNO Financial Group, Inc. 2025 Proxy Statement

The calculations of: (i) operating ROE, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity are as follows (dollars in millions):

	Year Ended December 31,
	2024	2023	2022

Net operating income	$429.3	$356.1	$360.4
Net income	$404.0	$276.5	$630.6
Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,604.1	$3,631.5	$3,323.3
Average common shareholders’ equity	$2,460.4	$1,977.5	$2,384.1
Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	11.9%	9.8%	10.8%
Return on equity	16.4%	14.0%	26.5%
A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q22	2Q22	3Q22	4Q22

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,141.7	$3,329.0	$3,510.3	$3,557.1
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive income	(561.5)	(1,415.8)	(1,837.8)	(1,957.3)
Common shareholders’ equity	$2,818.4	$2,127.9	$1,863.4	$1,768.8

	1Q23	2Q23	3Q23	4Q23

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders’ equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6

	1Q24	2Q24	3Q24	4Q24

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,536.8	$3,596.7	$3,529.9	$3,793.2
Net operating loss carryforwards	311.2	296.5	273.9	76.6
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)	(1,116.0)	(1,371.4)
Common shareholders’ equity	$2,367.7	$2,428.9	$2,687.8	$2,498.4

CNO Financial Group, Inc. 2025 Proxy Statement	A-3

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing Four Quarter Average
	4Q24	4Q23	4Q22

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,604.1	$3,631.5	$3,323.3
Net operating loss carryforwards	240.0	126.4	212.5
Accumulated other comprehensive income (loss)	(1,383.7)	(1,780.4)	(1,151.7)
Common shareholders’ equity	$2,460.4	$1,977.5	$2,384.1
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises primarily from changes in the unrealized appreciation (depreciation) of our investments.
A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except share and per share amounts):

	December 31,
	2024	2023

Total shareholders’ equity	$2,498.4	$2,215.6
Shares outstanding at period end	101,618,957	109,357,540
Book value per share	$24.59	$20.26
Total shareholders’ equity	$2,498.4	$2,215.6
Accumulated other comprehensive loss	(1,371.4)	(1,576.8)
Adjusted shareholders’ equity excluding accumulated other comprehensive loss	$3,869.8	$3,792.4
Shares outstanding at period end	101,618,957	109,357,540
Dilutive common stock equivalents related to:
Amounts related to employee benefit plans	2,433,836	2,392,716
Diluted shares outstanding	104,052,793	111,750,256
Book value per diluted share (a non-GAAP financial measure)	$37.19	$33.94
The debt-to-capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt-to-capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it primarily removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation of these ratios is as follows (dollars in millions):

A-4	CNO Financial Group, Inc. 2025 Proxy Statement

December 31, 2024

Corporate notes payable	$1,833.5
Total shareholders’ equity	2,498.4
Total capital	$4,331.9
Debt-to-capital ratio	42.3%
Corporate notes payable	$1,833.5
Total shareholders’ equity	2,498.4
Accumulated other comprehensive loss	1,371.4
Total capital	$5,703.3
Debt-to-total-capital ratio, excluding accumulated other comprehensive loss (a non-GAAP financial measure)	32.1%
The following reconciles our free cash flow to the change in holding company cash and investments (dollars in millions):

Year Ended December 31, 2024

Holding company cash flows, excluding capital transactions(1):
Dividends from subsidiaries, net of contributions	$163.2
Management fees	119.7
Surplus debenture interest	84.4
Earnings on corporate investments	38.2
Other	(1.2)
Holding company sources of cash, excluding capital transactions	404.3
Holding company expenses and other	(64.1)
Intercompany tax receipts	74.5
Tax payments	(42.9)
Interest expense	(87.5)
Cash flow to holding company, excluding capital transactions	284.3
Net proceeds from the issuance of Notes Payable	691.0
Share repurchases	(290.7)
Dividend payments to stockholders	(67.7)
Net change in holding company cash and investments	616.9
Cash and investments, beginning of period	255.6
Amounts invested for the future repayment of Notes Payable	(500.0)
Cash and investments, end of period	$372.5
(1)Cash flows exclude share repurchases, dividend payments and refinancing transactions.

CNO Financial Group, Inc. 2025 Proxy Statement	A-5

ANNEX B

Amended & Restated Certificate of Incorporation
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CNO FINANCIAL GROUP, INC.
CNO Financial Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.The original name of the Corporation was Conseco, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 25, 2003.
2.The Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
3.The Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
ARTICLE ONE
The name of the Corporation is CNO Financial Group, Inc.
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, DE 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOUR
Section 1.    Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 8,265,000,000 shares, consisting of:
(a)265,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”); and
(b)8,000,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”).
The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.
Section 2.    Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the

B-1	CNO Financial Group, Inc. 2025 Proxy Statement

number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.
Section 3.    Common Stock.
(a)Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation (the “Certificate”), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise after payment of liabilities and liquidation preference on any outstanding Preferred Stock.
(b)Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.
(c)Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.
Section 4.    Limitations on Voting Rights.
Notwithstanding the voting rights granted to holders of Common Stock and Preferred Stock (collectively, the “Stock”) elsewhere in this Certificate or in any certificate of designations with respect to Preferred Stock, the voting rights of any Stock held by any holder as of the effective date of the Reorganizing Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, dated March 18, 2003, as amended from time to time shall be automatically reduced, with respect to any particular stockholder vote or action by written consent, to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any direct or indirect insurance company subsidiary of the Corporation, provided that no such reduction shall (without such holder’s written consent) reduce such voting rights (i) by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all Stock entitled to vote or consent with respect to such vote or action, or (ii) to the extent that such holder’s acquisition of control or deemed acquisition of control of the direct and indirect insurance company subsidiaries of the Corporation has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to the direct and indirect insurance company subsidiaries of the Corporation.
ARTICLE FIVE
The Corporation is to have perpetual existence.
ARTICLE SIX
Except as otherwise provided in this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), Directors shall be elected in accordance with the procedures and requirements prescribed by the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE SEVEN
Subject to any rights of the holders of any series of Preferred Stock pursuant to a duly authorized certificate of designation to elect additional Directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall initially be established at seven and, thereafter, shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office.

CNO Financial Group, Inc. 2025 Proxy Statement	B-2

ARTICLE EIGHT
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.
ARTICLE NINE
Section 1.    Limitation of Liability.
(a)To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation’s Bylaws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.
(b)Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
Section 2.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation or, while a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an “indemnitee”) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this ARTICLE NINE shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
ARTICLE TEN
Section 1.    Classification of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the next succeeding annual meeting and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.
Section 2.    Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), (i) prior to the second annual meeting of stockholders, no Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class and (ii) thereafter, a Director may be removed with or without cause with the affirmative vote

B-3	CNO Financial Group, Inc. 2025 Proxy Statement

of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of any duly authorized certificate of designation to elect one or more Directors, such Director or Directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.
Section 3.    Vacancies. Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors or by the stockholders. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.
ARTICLE ELEVEN
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE TWELVE
The stockholders of the Corporation may take any action by written consent in lieu of a meeting. Subject to the rights of the holders of any series of Preferred Stock as specified in any duly authorized certificate of designation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors or the chief executive officer of the Corporation, or by the secretary of the Corporation upon request in writing of the stockholder or stockholders holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.
ARTICLE THIRTEEN
The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.
ARTICLE FOURTEEN
The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”) as in effect on the date of filing this Certificate with the Secretary of State of the State of Delaware; provided, however, that this ARTICLE FOURTEEN: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.
ARTICLE FIFTEEN
Section 1.    Definitions. As used in this ARTICLE FIFTEEN, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):
“4.99% Stockholder” means any Person with a Percentage Stock Ownership of 4.99% or more.
“4.99% Transaction” means any Transfer described in clause (x) or (y) of Section 2 of this ARTICLE FIFTEEN.
“Affiliate” and “Associate” mean, with respect to any Person, any other Person whose common stock would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with the shares owned by such first Person (other than aggregation solely by reason of such shares being part of the same “public group” as defined

CNO Financial Group, Inc. 2025 Proxy Statement	B-4

under Treasury Regulation Section 1.382-2T(f)(13), in each case pursuant to the provisions of Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.
“Agent” has the meaning set forth in Section 5(a) of this ARTICLE FIFTEEN.
A Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities which such Person: (i) directly owns, or (ii) would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock, as applicable, owned by any Affiliate or Associate of such Person); provided, that, a Person shall not be treated as “beneficially owning” Stock pursuant to clause (i) above to the extent that such Person is acting solely in a fiduciary capacity in respect of such Stock and does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Stock.
“Board of Directors” means the board of directors of the Corporation.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute, and the Treasury Regulations issued thereunder.
“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
“Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation and (iv) any Stock.
“Effective Date” means the later of (i) July 31, 2025~~2022~~ or (ii) the date of filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
“Excess Securities” has the meaning given such term in Section 4 of this ARTICLE FIFTEEN.
“Expiration Date” means the earlier of (i) July 31, 2028~~2025~~, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE FIFTEEN is no longer necessary for the preservation of Tax Benefits, (iii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this ARTICLE FIFTEEN.
“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.
“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of Stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a Public Group.
“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Corporation.
“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE FIFTEEN.
“Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13).
“Purported Transferee” has the meaning set forth in Section 4 of this ARTICLE FIFTEEN.

B-5	CNO Financial Group, Inc. 2025 Proxy Statement

“Securities” and “Security” each has the meaning set forth in Section 7 of this ARTICLE FIFTEEN.
“Stock” means any interest that would be treated as “stock” of the Corporation for purposes of Section 382 of the Code (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).
“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code.
“Subsidiary” or “Subsidiaries” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other Persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any of its Subsidiaries, within the meaning of Section 382 of the Code.
“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.
“Transferee” means any Person to whom Corporation Securities are Transferred.
“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
Section 2.    Transfer and Ownership Restrictions.
(a)In order to preserve the Tax Benefits, from and after the Effective Date of this ARTICLE FIFTEEN, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio (x) if the transferor is a 4.99% Stockholder or (y) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a 4.99% Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system; provided that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in this ARTICLE FIFTEEN.
(b)The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE FIFTEEN, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this ARTICLE FIFTEEN as a condition to registering any Transfer.
Section 3.    Waiver of Transfer and Ownership Restrictions. The restrictions set forth in Section 2(a) of this ARTICLE FIFTEEN shall not apply to a Transfer that is a 4.99% Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. The Board of Directors

CNO Financial Group, Inc. 2025 Proxy Statement	B-6

may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this Section 3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
Section 4.    Excess Securities. No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this ARTICLE FIFTEEN or until an approval is obtained under Section 3 of this ARTICLE FIFTEEN. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this ARTICLE FIFTEEN shall also be a Prohibited Transfer. For the avoidance doubt, all of the Corporation Securities which are the subject of a Prohibited Transfer shall constitute Excess Securities.
Section 5.    Transfer to Agent.
(a)If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale or sales within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities, would otherwise adversely affect the value of the Corporation Securities or would be in violation of applicable securities laws.
(b)If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this ARTICLE FIFTEEN if the Agent rather than the Purported Transferee had resold the Excess Securities.
Section 6.    Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Securities

B-7	CNO Financial Group, Inc. 2025 Proxy Statement

pursuant to this Section 6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
Section 7.    Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.99% Stockholder to violate a restriction on Transfers provided for in this ARTICLE FIFTEEN, the application of Section 5 and Section 6 of this ARTICLE FIFTEEN shall be modified as described in this Section 7. In such case, no such 4.99% Stockholder shall be required to dispose of any interest that is not a Security, but such 4.99% Stockholder and/or any Person whose ownership of Securities is attributed to such 4.99% Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99% Stockholder, following such disposition, not to be in violation of this ARTICLE FIFTEEN. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this ARTICLE FIFTEEN, except that the maximum aggregate amount payable either to such 4.99% Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.99% Stockholder or such other Person. The purpose of this Section 7 is to extend the restrictions in Sections 2 and 5 of this ARTICLE FIFTEEN to situations in which there is a 4.99% Transaction without a direct Transfer of Securities, and this Section 7, along with the other provisions of this ARTICLE FIFTEEN, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
Section 8.    Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 5 of this ARTICLE FIFTEEN (whether or not made within the time specified in Section 5 of this ARTICLE FIFTEEN), then the Corporation may take all such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE FIFTEEN being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this ARTICLE FIFTEEN to constitute a waiver or loss of any right of the Corporation under this ARTICLE FIFTEEN. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE FIFTEEN.
Section 9.    Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE FIFTEEN who knowingly violates the provisions of this ARTICLE FIFTEEN and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
Section 10.    Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE FIFTEEN or the status of the Tax Benefits of the Corporation.
Section 11.    Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE FIFTEEN bear the following legend:
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “AMENDED AND RESTATED CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS

CNO Financial Group, Inc. 2025 Proxy Statement	B-8

OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.99% STOCKHOLDER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CAUSE THE 4.99% STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this ARTICLE FIFTEEN also bear a conspicuous legend referencing the applicable restrictions.
Section 12.    Authority of Board of Directors.
(a)The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE FIFTEEN, including, without limitation, determining (i) the identification of 4.99% Stockholders, (ii) whether a Transfer is a 4.99% Transaction or a Prohibited Transfer, (iii) whether it shall grant a waiver in accordance with Section 3 of this ARTICLE FIFTEEN, (iv) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder, (v) whether an instrument constitutes a Corporation Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this ARTICLE FIFTEEN, and (vii) any other matters which the Board of Directors deems relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE FIFTEEN. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE FIFTEEN for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE FIFTEEN.
(b)Nothing contained in this ARTICLE FIFTEEN shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits; provided that the Board of Directors shall not extend the Expiration Date. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the percentage Stock Ownership interest in the Corporation or the Persons or groups covered by this ARTICLE FIFTEEN, (iii) modify the definitions of any terms set forth in this ARTICLE FIFTEEN or (iv) modify the terms of this ARTICLE FIFTEEN as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
(c)In the case of an ambiguity in the application of any of the provisions of this ARTICLE FIFTEEN, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE FIFTEEN requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE FIFTEEN. All such actions,

B-9	CNO Financial Group, Inc. 2025 Proxy Statement

calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE FIFTEEN. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE FIFTEEN to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE FIFTEEN shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
Section 13.    Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE FIFTEEN, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
Section 14.    Benefits of This ARTICLE FIFTEEN. Nothing in this ARTICLE FIFTEEN shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE FIFTEEN. This ARTICLE FIFTEEN shall be for the sole and exclusive benefit of the Corporation and the Agent.
Section 15.    Severability. The purpose of this ARTICLE FIFTEEN is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE FIFTEEN or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE FIFTEEN.
Section 16.    Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE FIFTEEN, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.
***

CNO Financial Group, Inc. 2025 Proxy Statement	B-10

ANNEX C

Amended & Restated Long-Term Incentive Plan
CNO FINANCIAL GROUP, INC.
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

CNO Financial Group, Inc. 2025 Proxy Statement	C-1

C-2	CNO Financial Group, Inc. 2025 Proxy Statement

CNO FINANCIAL GROUP, INC.
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN
1.Purpose. The purpose of this Amended and Restated Long-Term Incentive Plan (the “Plan”) is to aid CNO Financial Group, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock based incentives for Participants. The Plan was initially established as the Conseco, Inc. 2003 Long-Term Incentive Plan, has been amended from time to time thereafter, and is hereby amended and restated effective upon approval by the stockholders of the Company.
2.Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)“10% Shareholder” shall have the meaning specified in Section 6(b)(iv).
(b)“Annual Limit” shall have the meaning specified in Section 5(b).
(c)“Award” means any Option, SAR, Restricted Stock, RSU, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.
(d)“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.
(e)“Board” means the Company’s Board of Directors.
(f)“Change in Control” means the occurrence of any of the following events:
(i)the acquisition (other than an acquisition in connection with a “Non-Control Transaction” (as defined below)) by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of “beneficial ownership” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the board of directors of the Company or its Ultimate Parent; or
(ii)as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the board of directors of the Company; or
(iii)the consummation of a merger, consolidation or reorganization with or into the Company unless (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of

CNO Financial Group, Inc. 2025 Proxy Statement	C-3

directors of the Company (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses (x) and (y) apply, a “Non-Control Transaction").
(g)“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.
(h)“Committee” means the Human Resources and Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term “Committee” shall refer to the Board.
(i)“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).
(j)“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.
(k)“Effective Date” means the effective date specified in Section 11(q).
(l)“Eligible Person” has the meaning specified in Section 5.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.
(n)“Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the officially-quoted closing selling price of the Stock on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.
(o)“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock will be Non-409A Awards unless otherwise expressly specified by the Committee.
(p)“ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.
(q)“Option” means a right, granted under the Plan, to purchase Stock.
(r)“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).
(s)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(t)“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

C-4	CNO Financial Group, Inc. 2025 Proxy Statement

(u)“Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.
(v)“RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.
(w)“Retirement” means, unless otherwise stated in an applicable Award agreement, Participant’s voluntary termination of employment after achieving either (i) 62 years of age or (ii) 60 years of age with at least 10 years of employment with the Company.
(x)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(y)“Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).
(z)“SAR” means a right granted to a Participant under Section 6(c).
(aa)“Ultimate Parent” means the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, following a transaction, directly or indirectly beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).
3.Administration.
(a)Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.
(b)Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards, to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act) and employees of the Company (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act) or employee) subject to an individual maximum annual Award limit as determined and approved at the Committee’s discretion, and all necessary and appropriate decisions and determinations with respect thereto and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such

CNO Financial Group, Inc. 2025 Proxy Statement	C-5

administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee (and, to the extent it so provides, any subcommittee) shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.
(c)Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.Stock Subject to Plan.
(a)Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved for delivery in connection with Awards under this Plan shall be [40,239,505] shares. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. No more than [14,750,000] shares may be delivered hereunder as ISOs.
(b)Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture; provided, however, that notwithstanding the above, the number of shares available for issuance under the Plan shall be reduced by 1.25 shares of Stock for every one share of Stock issued in respect of an Award other than an Award of an Option, SAR, or Award that must be settled in cash. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan. The preceding sentence shall not be applicable with respect to (i) the cancellation of an SAR granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with an SAR upon the exercise of the SAR. The following shares, however, may not be made available for issuance as Awards under this Plan: (a) shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) shares repurchased on the open market with the proceeds from the exercise of an Option. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.
(c)Minimum Vesting. All Awards issued under the Plan may not vest earlier than the first anniversary of the grant date. The foregoing minimum vesting condition need not apply (A) in the case of the Participant’s death or disability (or with respect to any then-outstanding Award in the event of a Change in Control in which the Award does not remain in effect and is not assumed, substituted or replaced), (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as an Award without regard to such minimum vesting requirements,

C-6	CNO Financial Group, Inc. 2025 Proxy Statement

and (C) with respect to any then-outstanding Award that was assumed, substituted, or replaced in connection with a Change in Control, in the case of the Participant’s involuntary termination other than for Cause upon or following the consummation of a Change in Control.
5.Eligibility; Per-Person Award Limitations.
(a)Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (ii) any non-employee directors of the Company or (iii) other individuals who perform services for the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards who will become Eligible Persons granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.
(b)Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b) through (i) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c). Additionally, the maximum number of shares of Stock subject to Awards granted during a single calendar year to any non-employee director, taken together with any cash or other fees earned by such non-employee director during such calendar year, shall not exceed (i) $500,000 in total value in the case of non-employee directors other than the Board Chair or Lead Director or (ii) $950,000 in total value in the case of the Board Chair or Lead Director (in each case, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
6.Specific Terms of Awards.
(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
(b)Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

CNO Financial Group, Inc. 2025 Proxy Statement	C-7

(ii)No Repricing. Except for adjustments as permitted by Section 11(c), without the approval of stockholders, the Committee will not amend, replace, substitute, or exchange previously granted Options in a transaction that constitutes a “repricing,” which means any of the following: (i) changing the terms of an Option to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; (iii) repurchasing for cash or canceling an Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award; or (iv) as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.
(iii)Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part. In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.
(iv)ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).
(c)SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the change in control price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. SARs may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem to an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.
(ii)No Repricing. Except for adjustments as permitted by Section 11(c), without the approval of stockholders, the Committee will not amend, replace, substitute, or exchange previously granted SARs in a transaction that constitutes a “repricing,” which means any of the following (i) changing the terms of an SAR to lower its exercise or settlement price; (ii) any other action that is treated as

C-8	CNO Financial Group, Inc. 2025 Proxy Statement

a “repricing” under generally accepted accounting principles; (iii) repurchasing for cash or canceling an SAR at a time when its exercise or settlement price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award; or (iv) as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.
(iii)Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.
(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)Award and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).
(ii)Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii)Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years, with no portion vesting in less than one year, from the date the Award is made (except as otherwise provided in Section 4(c)), provided that such vesting may occur ratably over the three-year period.
(iv)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

CNO Financial Group, Inc. 2025 Proxy Statement	C-9

(v)Dividends and Splits. As a condition to the grant of an Award of Restricted Stock on or after the Effective Date of the Plan, the Committee shall require that any dividends paid on a share of Restricted Stock shall be held in an account for the benefit of the Participant, to be paid out only upon vesting of such Restricted Stock, or automatically reinvested in additional Restricted Stock, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)RSUs. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:
(i)Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.
(ii)Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period.
(iii)Dividend Equivalents. As a condition to the grant of an Award of RSUs on or after the Effective Date of the Plan, Dividend Equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be payable only upon vesting of such RSUs, or deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.
(f)Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award other than an Option, ISO, or SAR. The Committee may provide that Dividend Equivalents shall be held in an account for the benefit of the Participant, to be paid out upon vesting of such Award or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Notwithstanding the foregoing, the Committee may not pay out any dividends or Dividend Equivalents with respect to any unvested Award under this Plan.
(h)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part

C-10	CNO Financial Group, Inc. 2025 Proxy Statement

by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Any such other Stock-based Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any such other Stock-based Award based solely on continued employment or the passage of time shall vest over a period of not less than three years, with no portion vesting in less than one year, from the date the Award is made (except as otherwise provided in Section 4(c)), provided that such vesting may occur ratably over the three-year period.
(i)Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.
7.Performance-Based Compensation. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
8.Certain Provisions Applicable To Awards.
(a)Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to the provisions of Sections 6(b)(ii) and 6(c)(ii), awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and (l), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.
(b)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in the Plan.
(c)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions

CNO Financial Group, Inc. 2025 Proxy Statement	C-11

for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).
(d)Limitation on Vesting of Certain Awards. Subject to Section 8, Restricted Stock will vest over a minimum period of three years, with no portion vesting in less than one year. The foregoing notwithstanding, Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year, except that the minimum vesting conditions need not apply (A) in the case of the Participant’s death or disability (or with respect to any then-outstanding shares of Restricted Stock in the event of a Change in Control in which the Restricted Stock does not remain in effect and is not assumed, substituted or replaced), (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or re-granted upon forfeiture) as Restricted Stock without regard to such minimum vesting requirements, and (C) with respect to any then-outstanding shares of Restricted Stock that were assumed, substituted, or replaced in connection with a Change in Control, in the case of the Participant’s involuntary termination other than for Cause upon or following the consummation of a Change in Control. For purposes of this Section 8(d), a performance period that precedes the grant of the Restricted Stock will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.
(e)Cash Settlement of Awards. To the extent permitted by the Committee at the time of grant or thereafter, the Company may deliver cash in full or partial satisfaction, payment and/or settlement upon exercise, cancellation, forfeiture or surrender of any Award.
9.Change in Control. The Committee may set forth in any Award Agreement the effect, if any, that a Change in Control or other, similar transaction shall have on any awards granted under this Plan.
10.Additional Award Forfeiture Provisions.
(a)Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:
(i)The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and
(ii)The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which

C-12	CNO Financial Group, Inc. 2025 Proxy Statement

would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.
(b)Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:
(i)Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;
(ii)Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant’s breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or
(iii)Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.
(c)Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).
(d)Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed

CNO Financial Group, Inc. 2025 Proxy Statement	C-13

by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.
11.General Provisions.
(a)Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
(b)Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the Participant’s death, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c)Adjustments. In the event of any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event, the Committee, in order to prevent dilution or enlargement of a Participant’s rights under this Plan shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(b), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, or in response to changes in applicable laws, regulations, or accounting principles) affecting any performance conditions.
(d)Tax Provisions.
(i)Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award, provided that the Committee may allow for additional withholding not to exceed any maximum statutorily permitted

C-14	CNO Financial Group, Inc. 2025 Proxy Statement

amount. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.
(ii)Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
(iii)Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.
(e)Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan at any time and from time to time without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:
(i)If such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or
(ii)If such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or
(iii)If such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or
(iv)In connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term defined herein under Sections 6(b)(ii) and 6(c)(ii).
The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or the Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.
(f)Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through

CNO Financial Group, Inc. 2025 Proxy Statement	C-15

such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
(g)Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(h)Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.
(i)Payments in the Event of Forfeitures; Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)[Intentionally Omitted]
(k)Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, and any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i).
(l)Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.
(m)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
(n)Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or

C-16	CNO Financial Group, Inc. 2025 Proxy Statement

primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
(o)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.
(p)Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
(q)Plan Effective Date and Termination. The Plan as hereby further amended shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements. The Board may suspend or terminate the Plan at any time. Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is immediately before ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan, or as set forth above, and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

CNO Financial Group, Inc. 2025 Proxy Statement	C-17

ANNEX D

Amended & Restated Employee Stock Purchase Plan
CNO Financial Group, Inc.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN
1.1.Amendment and Restatement. This CNO Financial Group, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) amends and restates in its entirety the CNO Financial Group, Inc. Employee Stock Purchase Plan that previously became effective on March 8, 2018.
1.2.Purpose and Scope. The purpose of this Plan, as it may be amended and restated from time to time, is to assist employees of CNO Financial Group, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.
ARTICLE II.
DEFINITIONS
Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
2.1.“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.2.“Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.3.“Board” shall mean the Board of Directors of the Company.
2.4.“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5.“Committee” shall mean the Human Resources and Compensation Committee of the Board (or any successor committee), or such other committee as designated by the Board.
2.6.“Common Stock” shall mean the common stock of the Company, par value $0.01 USD per share.
2.7.“Company” shall have such meaning as set forth in Section 1.2 hereof.
2.8.“Designated Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan.
2.9.“Effective Date” means February 12, 2025, the date on which the Plan was approved by the Board.
2.10.“Eligible Employee” shall mean an Employee who, after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. The rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding

D-1	CNO Financial Group, Inc. 2025 Proxy Statement

the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code and/or (z) any Employee who has been employed by the Company or a Designated Subsidiary for less than a period specified by the Administrator (such period not to exceed two years); provided that any exclusion in clauses (x), (y) and/or (z) shall be applied in an identical manner under each Offering Period commencing after the date of the Administrator’s action to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e). An Eligible Employee shall not include Employees whose customary employment is less than twenty-one (21) hours per week or Employees whose customary employment is for not more than five months in a calendar year.
2.11.“Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
2.12.“Enrollment Date” shall mean the first date of each Offering Period.
2.13.“Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.
2.14.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15.“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.16.“Grant Date” shall mean the first Trading Day of an Offering Period.
2.17.“New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.

CNO Financial Group, Inc. 2025 Proxy Statement	D-2

2.18.“Offering Period” shall mean the six (6)-month period as determined by the Board or the Committee; provided, however, that the duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. In no event may an Offering Period exceed twenty-seven (27) months.
2.19.“Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.
2.20.“Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.21.“Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.
2.22.“Participant” shall mean any Eligible Employee who elects to participate in the Plan.
2.23.“Payday” shall mean the regular and recurring established day for payment of compensation to an Employee of the Company or any Designated Subsidiary.
2.24.“Plan” shall have such meaning as set forth in Section 1.1 hereof.
2.25.“Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.26.“Section 423 Option” shall have such meaning as set forth in Section 3.1(b) hereof.
2.27.“Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
2.28.“Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.
2.29.“Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.
ARTICLE III.
PARTICIPATION
3.1.Eligibility.
(a)Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.
(b)No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder. No Eligible Employee may purchase in any one Offering Period shares of Common Stock having an aggregate Fair Market Value in excess of $25,000 (determined at the time the Section 423 Option is granted). Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee prior to an

D-3	CNO Financial Group, Inc. 2025 Proxy Statement

Offering Period, the maximum number of shares of Common Stock that may be purchased by each participating employee for such Offering Period shall be 5,000 shares of Common Stock.
3.2.Election to Participate; Payroll Deductions.
(a)Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than such period of time prior to the applicable Enrollment Date as determined by the Administrator, in its sole discretion.
(b)Subject to Section 3.1(b) hereof, and unless alternative contribution limits are determined by the Committee prior to any Offering Period, payroll deductions for each Offering Period shall not exceed the lesser of (i) ten percent (10%) of the Participant’s base salary (or other base compensation) or bonus during the Offering Period or (ii) $15,000; and may be expressed as a whole number percentage or as a dollar amount. In addition, the Committee may establish for any calendar year a contribution limit per Participant which is less than the annual dollar limit set forth in Section 3.1(b) hereof. Amounts deducted from a Participant’s base salary (or other base compensation) or bonus with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)Following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s base salary (or other base compensation) or bonus only once during an Offering Period upon ten (10) calendar days’ prior written notice to the Company.
(d)Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
3.3.Leave of Absence. Payroll deductions for shares for which a Participant has an option to purchase may be suspended during any leave of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, or, if the Participant so elects, periodic payments for such shares may continue to be made in cash. If such Participant returns to active service prior to the last day of the Offering Period, the Participant’s payroll deductions will be resumed and if said Participant did not make periodic cash payments during the Participant’s period of absence, the Participant shall, by written notice to the Company’s Human Resources Department within ten (10) days after the Participant’s return to active service, but not later than the last day of the Offering Period, elect: (a) to make up any deficiency in the Participant’s Plan Account resulting from a suspension of payroll deductions by making an immediate cash payment or through increased payroll deductions; (b) not to make up such deficiency, in which event the number of shares to be purchased by the Participant shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the Participant’s Plan Account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or (c) withdraw the amount in the Participant’s Plan Account and terminate the Participant’s option to purchase. If any Participant fails to deliver the written notice described above within ten (10) days after the Participant’s return to active service or by the last day of the Offering Period, whichever is earlier, the Participant shall be deemed to have elected subsection 3.3(b) above.
ARTICLE IV.
PURCHASE OF SHARES
4.1.Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided, however, that the maximum number of shares of Common Stock that may be purchased by a Participant in an Offering Period shall be determined by dividing such Participant’s Plan Account on such Exercise Date by eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall

CNO Financial Group, Inc. 2025 Proxy Statement	D-4

expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2.Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to eighty-five percent (85%) (or such greater percentage as may be determined by the Committee prior to the commencement of any Offering Period) of the lesser of (i) the Fair Market Value of a share of Common Stock on the applicable Exercise Date or (ii) the Fair Market Value of a share of Common Stock on the Grant Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock and provided further that the Committee may determine prior to an Offering Period to calculate the Option Price for such Offering Period solely by reference to the Fair Market Value of a share of Common Stock on the applicable Exercise Date or Grant Date, or based on the greater of such values (rather than the lesser of such values).
4.3.Purchase of Shares.
(a)Subject to the limitation contained in Section 4.1 hereof, on the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. No fractional shares shall be issued upon the exercise of rights granted under this Plan. Any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward and applied to purchases in subsequent Offering Periods.
(b)As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
4.4.Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.
ARTICLE V.
PROVISIONS RELATING TO COMMON STOCK
5.1.Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the number of shares of Common Stock that shall be made available for sale under the Plan shall be 3,200,000 shares of Common Stock. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.
5.2.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

D-5	CNO Financial Group, Inc. 2025 Proxy Statement

Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.
(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.
5.3.Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
5.4.Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.
ARTICLE VI.
TERMINATION OF PARTICIPATION
6.1.Cessation of Contributions; Voluntary Withdrawal.
(a)A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering

CNO Financial Group, Inc. 2025 Proxy Statement	D-6

Period shall terminate. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.
(b)A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2.Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and amounts credited to the Participant’s Plan Account shall be paid in cash to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VII.
GENERAL PROVISIONS
7.1.Administration.
(a)The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to and within the limitations of, the express provisions of the Plan:
(i)To establish Offering Periods;
(ii)To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)To select Designated Subsidiaries in accordance with Section 7.2 hereof; and
(iv)To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the Treasury Regulations thereunder.
(c)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d)The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

D-7	CNO Financial Group, Inc. 2025 Proxy Statement

(e)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
7.2.Designation of Subsidiary Corporations. The Administrator, Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Administrator, Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3.Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4.No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5.Amendment and Termination of the Plan.
(a)The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees.
(b)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)Altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii)Shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)Allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
7.6.Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.
7.7.Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve

CNO Financial Group, Inc. 2025 Proxy Statement	D-8

(12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8.Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9.Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10.Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11.Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.
7.12.Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.
7.13.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14.Conditions to Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

D-9	CNO Financial Group, Inc. 2025 Proxy Statement

(c)The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
7.15.Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.
7.16.Holding Period Requirement for Shares. Unless otherwise determined by the Committee prior to the commencement of any Offering Period, shares of Common Stock purchased under the Plan shall not be transferable by a Participant until the first anniversary of the Exercise Date upon which such shares were purchased by the Participant.
* * * *

CNO Financial Group, Inc. 2025 Proxy Statement	D-10

CNO Financial Group, Inc. 11299 Illinois Street, Suite 200 Carmel, IN 46032 (317) 817-2893 CNOinc.com © 2025 CNO Financial Group (03/25) 215997

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on May 7, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65273-P27290 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNO FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Gary C. Bhojwani	☐	☐	☐
1b. Archie M. Brown	☐	☐	☐
1c. David B. Foss	☐	☐	☐
1d. Mary R. (Nina) Henderson	☐	☐	☐
1e. Adrianne B. Lee	☐	☐	☐
1f. Daniel R. Maurer	☐	☐	☐
1g. Chetlur S. Ragavan	☐	☐	☐
1h. Steven E. Shebik	☐	☐	☐
1i. Jessica A. Turner	☐	☐	☐

NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V65274-P27290

CNO FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
May 8, 2025, 8:00 a.m. EDT
This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) Paul H. McDonough, Eric R. Johnson and Joel T. Koehneman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. EDT on May 8, 2025, via live webcast at www.virtualshareholdermeeting.com/CNO2025, and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.